Exhibit 99.T3E.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE “TRANSACTION SECURITIES” (AS DEFINED HEREIN). NONE OF THE SECURITIES REFERRED TO IN THIS DOCUMENT MAY BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

THE TRANSACTION SECURITIES PROPOSED TO BE ISSUED PURSUANT TO THE SENIOR UNSECURED SCHEME WILL NOT BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT. CONSEQUENTLY, NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE U.S. OR TO U.S. PERSONS (AS DEFINED IN THE SECURITIES ACT) UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT IS AVAILABLE. THE TRANSACTION SECURITIES THAT ARE “A SHARES” (AS DEFINED HEREIN) WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(A)(10) OF THE SECURITIES ACT. THE APPROVAL OF THE HIGH COURT OF JUSTICE IN ENGLAND AND WALES PROVIDES THE BASIS FOR THE A SHARES TO BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY SECTION 3(A)(10). THE TRANSACTION SECURITIES THAT ARE NOT A SHARES WILL BE ISSUED (i) IN THE UNITED STATES, TO INSTITUTIONAL “ACCREDITED INVESTORS” (AS DEFINED IN CLAUSES (1), (2), (3), (7) OR (8) OF CLAUSE (A) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT) AND IN RELIANCE ON RULE 506(C) OF REGULATION D UNDER THE SECURITIES ACT AND (ii) OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT “U.S. PERSONS” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT.

If you are in any doubt as to what action you should take in connection with this document, the proposals contained in it or the documents that accompany it, you are recommended to seek your own personal advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

If you have assigned, sold, or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Senior Unsecured Scheme Creditor or do so before the date of the Senior Unsecured Scheme Meeting you must forward a copy of this document to the person or persons to whom you have assigned, sold or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Senior Unsecured Scheme Creditor. If you are in any doubt as to the action you should take, you should consult your professional adviser without delay.

This document is accompanied by an Account Holder Deed which contains, among other things, voting instructions, elections and confirmations in respect of the Senior Unsecured Scheme. It is important that you read this document carefully for information about the Senior Unsecured Scheme and the Composite Restructuring and, if you are a Senior Unsecured Scheme Creditor, that you comply with the applicable directions for voting instructions, elections and confirmations contained in this document and the Account Holder Deed.

This document is being sent to Senior Unsecured Scheme Creditors. Copies of this document can be obtained from the Towergate website (http://www.towergate.com/investors.aspx), or by contacting the Information Agent by email at towergate@dfkingltd.com.

This document comprises an explanatory statement in accordance with Part 26 of the Act in respect of the Senior Unsecured Scheme.

EXPLANATORY STATEMENT TO SCHEME OF ARRANGEMENT

(pursuant to Part 26 of the Companies Act 2006)

between

TOWERGATE FINANCE PLC

and

THE SENIOR UNSECURED SCHEME CREDITORS

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Senior Unsecured Scheme Creditors wishing to vote on the Senior Unsecured Scheme must (i) give instructions to their Account Holders prior to 12:00 noon (London time) on 19 March 2015 (being the Custody Instructions Deadline), and (ii) provide a validly completed and executed Account Holder Deed to the Information Agent prior to 10:00 a.m. (London time) on 20 March 2015 (being the Voting Instruction Deadline). By submitting an instruction, the Existing Senior Unsecured Notes subject to such instructions will be irrevocably blocked on the records of the Clearing Systems.

Further, in order for Senior Unsecured Scheme Creditors to subscribe for the SUN New Equity, they must also complete the relevant section of, execute and return an Account Holder Deed, including a validly completed Securities Confirmation Form, in accordance with the instructions contained therein as soon as possible. If a Senior Unsecured Scheme Creditor is unable to tick a box in column A (or, if nominating a Nominated Participant, column B) for Option 1 or Option 2 in Part 3 (Securities Confirmation Form) of the Account Holder Deed, in accordance with the instructions set out therein, or is otherwise ineligible, then the Senior Unsecured Scheme Creditor and/or Nominated Participant is not an Eligible Person and must contact the Information Agent without delay in order to determine whether it is eligible to subscribe for SUN New Equity (either subject to making some additional representations and/or under another exemption).

The Record Date for the Senior Unsecured Scheme will be 20 March 2015. The Senior Unsecured Scheme Meeting to consider the Senior Unsecured Scheme will be held at or about 1:30 p.m. on 24 March 2015. The Senior Unsecured Scheme Meeting will be held at the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ.

The form of the Notice of the Senior Unsecured Scheme Meeting is set out in Appendix 4 (Notice of Senior Unsecured Scheme Meeting) to this Explanatory Statement.

If you are (or think you may be) a Senior Unsecured Scheme Creditor and you have any questions about this document or the completion of an Account Holder Deed, please contact the Information Agent.

It is anticipated that the Composite Restructuring will be implemented in part pursuant to the Senior Unsecured Scheme, and Senior Unsecured Scheme Creditors who wish to vote at the Senior Unsecured Scheme Meeting should give the instructions to their Account Holder necessary to complete and return the appropriate parts of the Account Holder Deed set out in Appendix 3 (Form of Account Holder Deed) to this Explanatory Statement. The Senior Unsecured Scheme can only become effective, inter alia, if approved by a majority in number representing at least 75 per cent. in value of the Senior Unsecured Scheme Creditors present and voting at the Senior Unsecured Scheme Meeting (whether in person or by proxy). As at 4 March 2015, holders of approximately 86.9 per cent. of the aggregate principal amount of the Existing Senior Unsecured Notes, have entered into, or acceded to, the Composite Lock-up Agreement, confirming their support for the Composite Restructuring on the terms set out in the Composite Lock-up Agreement.

A summary of the Senior Unsecured Scheme is set out in Part A (Overview of the Composite Restructuring) of this Explanatory Statement and the full text of the Senior Unsecured Scheme is set out in Part G (Senior Unsecured Scheme) of this Explanatory Statement.

Senior Unsecured Scheme Instructions

Irrespective of whether a Senior Unsecured Scheme Creditor intends to attend the Senior Unsecured Scheme Meeting, each Senior Unsecured Scheme Creditor is requested to liaise with its Account Holder to ensure that a validly completed and executed Account Holder Deed is submitted in accordance with the instructions contained therein, by email, fax or post to D.F. King (Attention of Damian Watkin and Katerina Papamichael), 85 Gresham Street, London, EC2V 7NQ, United Kingdom (fax: +61 292 85 1490; email: towergate@dfkingltd.com) as soon as possible, and in any event, so as to be received by the Company prior to 10:00 a.m. (London time) on 20 March 2015.

Each Senior Unsecured Scheme Creditor and/or its Nominated Recipient(s) shall be entitled to receive its A Shares Entitlement on the Composite Restructuring Effective Date in accordance with the provisions of the Senior Unsecured Scheme, save that an A Shares Entitlement may be withheld from being distributed to a Senior Unsecured Scheme Creditor (or its Nominated Recipient(s)) on the Composite Restructuring Effective Date if the Information Agent does not receive a validly completed Account Holder Deed from that Senior Unsecured Scheme Creditor and all of the information, representations, confirmations and any other documentation required (including all relevant KYC Information) to be provided therein.

In addition to completing and executing an Account Holder Deed, in order to be issued any A Shares or subscribe for SUN New Equity, Senior Unsecured Scheme Creditors and any Nominated Recipient/Nominated Participant will be required to complete and return all relevant KYC Information. See Part 4 of the Account Holder Deed for further information.

If a Senior Unsecured Scheme Creditor wishes to appoint one or more Nominated Participants to subscribe for its SUN New Equity Entitlement under the Senior Unsecured Scheme, then each Nominated Participant(s) must validly complete a

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separate Securities Confirmation Form, as part of the relevant Senior Unsecured Scheme Creditor’s Account Holder Deed, which must be submitted to and received by the Information Agent on or before the Voting Instruction Deadline.

Other Jurisdictions

The distribution of this Explanatory Statement and the Account Holder Deed and the offer and issue of any securities in connection with the Composite Restructuring into, or to citizens or residents of, a jurisdiction may be restricted by law and persons into whose possession this Explanatory Statement and the Account Holder Deed should inform themselves about and observe any such restrictions. In particular, subject to certain exceptions, this Explanatory Statement and the Account Holder Deed should not be distributed, forwarded or transmitted in or into Canada, Australia or Japan. By accessing this Explanatory Statement and exercising any rights hereunder or under the Senior Unsecured Scheme, each Senior Unsecured Scheme Creditor, Nominated Participant and Nominated Recipient represents and warrants (for the benefit of each of the Company, SunCo and TopCo) that:

1.	it and each person or account for whom it is acting is either:

a.	both (x) (unless otherwise approved by FinCo) a “qualified institutional buyer” (a “QIB”), as defined in Rule 144A under the Securities Act and (y) an institutional “accredited investor” (within the meaning of clauses (1), (2), (3), (7) or (8) of clause (a) of Rule 501 of Regulation D under the Securities Act); or

b.	not in the United States and is not acting for the benefit or account of, “U.S. persons” (as defined in Regulation S under the Securities Act);

2.	if it or any person or account for whom it is acting are located or resident in any Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each such person is a “qualified investor” as defined in the Prospectus Directive and they are acting for their own account, or, if they are acting as agent, either each principal they are acting for is a qualified investor or they have full discretion to make investment decisions in relation to the offer. For the purposes of this provision, “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State;

3.	it is acting for the accounts of one or more persons each of whom is otherwise an Eligible Person within the meaning of paragraphs (1) and (2) of the definition of Eligible Person and it has and is exercising investment discretion in respect of its participation in the Senior Unsecured Scheme; and

4.	it is acquiring the securities described herein for investment purposes and not with any intention to resell, distribute, or otherwise dispose of or fractionalise such securities, in whole or in part.

Important information regarding calculating Voting Value

The Voting Value of each Senior Unsecured Scheme Creditor will be calculated based on information confidentially provided to the Company by the Information Agent in conjunction with the Clearing Systems. This information will be used by the Chairman of the Senior Unsecured Scheme Meeting (in conjunction with the Information Agent) to determine whether the resolutions to approve the Senior Unsecured Scheme are passed. Senior Unsecured Scheme Creditors will not need to provide the Company with any information relating to their Scheme Claims in order for the Chairman of the Senior Unsecured Scheme Meeting to determine their Voting Value. For the avoidance of doubt, the Company and the Information Agent will treat all such confidential information as “confidential” in accordance with standard industry practice.

If the Senior Unsecured Scheme Creditors approve the Senior Unsecured Scheme, the Senior Unsecured Scheme cannot become effective unless the Court sanctions the Senior Unsecured Scheme at the Senior Unsecured Scheme Sanction Hearing. Any Senior Unsecured Scheme Creditor is entitled (but not obliged) to attend the Senior Unsecured Scheme Sanction Hearing, in person or through counsel, to support or oppose the sanction of the Senior Unsecured Scheme. The Senior Unsecured Scheme Sanction Hearing is expected to take place on 27 March 2015 at the Rolls Building, Royal Courts of Justice, 7 Rolls Building, Fetter Lane, London, EC4A 1NL.

The Company will give at least two Business Days’ advance notice to Senior Unsecured Scheme Creditors of the exact date of the Senior Unsecured Scheme Sanction Hearing once it is confirmed with the Court, such information to be communicated to Senior Unsecured Scheme Creditors by the Information Agent.

No person has been authorised by the Company to give any information or make any representation in relation to the Senior Unsecured Scheme or the Composite Restructuring generally other than the information and/or representations expressly contained in this Explanatory Statement and the accompanying documents and, if given or made, such information and/or representations must not be relied upon as having been authorised by the Company.

The statements contained in this Explanatory Statement are made as at the date of this Explanatory Statement, unless another time is specified in relation to them, and the delivery of this Explanatory Statement shall not give rise to any implication that there has not been any change in the information set out in this Explanatory Statement since that date.

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Nothing contained in this Explanatory Statement shall constitute a warranty or guarantee of any kind, express or implied, and nothing contained in this Explanatory Statement shall constitute any admission of any fact or Liability on the part of the Company or any Affiliates with respect to any asset to which it or they may be entitled or any claim against it or them. Without prejudice to the generality of the foregoing, nothing in the Senior Unsecured Scheme, this Explanatory Statement or the distribution thereof evidences to any person, or constitutes any admission by the Company, that a Liability is owed to any person in respect of any claim or that any person is or may be a Senior Unsecured Scheme Creditor. The failure to distribute this Explanatory Statement to any Senior Unsecured Scheme Creditor shall not constitute an admission by the Company that such person is not a Senior Unsecured Scheme Creditor.

Further important information is set out under the heading “Important Securities Law Notice” below. References in this Explanatory Statement to times are references to London time.

The Company has appointed D.F. King as its Information Agent in respect of the Senior Unsecured Scheme to facilitate, amongst other things, communications with Senior Unsecured Scheme Creditors. If you have any queries relating to this Explanatory Statement or what is required of you, please contact the Information Agent whose contact details are set out below for assistance. All relevant documentation may be found at the Scheme Website: http://www.towergate.com/investors.aspx.

Please contact the Information Agent at:

D.F. King
85 Gresham Street
London
EC2V 7NQ
United Kingdom

Attention: Damian Watkin and Katerina Papamichael

Phone: +44 20 7920 9700

Fax: +61 292 85 1490

Email: towergate@dfkingltd.com

6 March 2015

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EXPECTED TIMETABLE OF PRINCIPAL EVENTS

It should be noted that these times and dates are indicative only and will depend on, amongst other things, the date of the Senior Unsecured Scheme Sanction Hearing.

COMPOSITE RESTRUCTURING TIMETABLE

Event	Time and date

Custody Instructions Deadline	12:00 noon (London time) on 19 March 2015.

Deadline for subscription for the SUN New Equity	To the extent that a validly completed and executed Account Holder Deed is received by the Information Agent, prior to the Voting Instruction Deadline.

Voting Instruction Deadline	10:00 a.m. (London time) on 20 March 2015.

Record Date	20 March 2015.

Senior Unsecured Scheme Meeting*	1:30 p.m. (London time) on 24 March 2015.

Senior Unsecured Scheme Sanction Hearing	27 March 2015.

Scheme Effective Date	As soon as possible after the Senior Unsecured Scheme Sanction Hearing.

Composite Restructuring Effective Date	As soon as possible after the Scheme Effective Date.

Issue of A Shares Entitlements under the Senior Unsecured Scheme

(a)       To the extent that a validly completed and executed Account Holder Deed, including all relevant KYC Information, is received by the Information Agent prior to the Voting Instruction Deadline, on the Composite Restructuring Effective Date; or

(b)        to the extent that a validly completed and executed Account Holder Deed, including all relevant KYC Information, is received by the Information Agent at any time after the Voting Instruction Deadline but before the expiry of the Holding Period, as soon as reasonably practicable after the date on which the Information Agent receives such validly completed and executed Account Holder Deed (but not before the Composite Restructuring Effective Date, unless the Company exercises its discretion to do so).

Issue of SUN New Equity Entitlements under the Senior Unsecured Scheme	To the extent that a validly completed and executed Account Holder Deed, including all relevant KYC Information, is received by the Information Agent prior to the Voting Instruction Deadline, on the Composite Restructuring Effective Date.

*	The Senior Unsecured Scheme Meeting will be held at the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ.

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IMPORTANT SECURITIES LAW NOTICE

THIS EXPLANATORY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT MAY BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

Senior Unsecured Scheme Creditors are advised that none of the Transaction Securities have been or will be registered under the Exchange Act, and the Company, TopCo or SunCo (as applicable) does not expect that any of the Transaction Securities will be subject to the reporting requirements applicable thereunder.

The Directors of the Company understand that none of the Transaction Securities will be listed on a U.S. securities exchange, with any securities regulatory authority of any State or other jurisdiction of the United States or with any inter dealer quotation system in the United States. The Company, TopCo or SunCo (as applicable) does not intend to take action to facilitate a market in any of the Transaction Securities in the United States. Consequently, the Company, TopCo or SunCo (as applicable) believes that it is unlikely that an active trading market in the United States will develop for any such securities.

Neither the SEC nor any U.S. federal, state or other securities commission or regulatory authority has registered, approved or disapproved any of the Transaction Securities or passed upon the accuracy or adequacy of this Explanatory Statement. Any representation to the contrary is a criminal offence in the United States.

Senior Unsecured Scheme Creditors should consult their own legal, financial and tax advisers with respect to the legal, financial and tax consequences of the Senior Unsecured Scheme in their particular circumstances.

The issuance of Transaction Securities relates to the issuance of shares in Jersey companies and is proposed to be made by and pursuant to a contractual arrangement under English company law. Accordingly, the Senior Unsecured Scheme is subject to the disclosure requirements, rules and practices applicable to English schemes of arrangement and the information in this Explanatory Statement is not the same as that which would have been disclosed if the Explanatory Statement had been prepared for the purposes of complying with the registration requirement of the Securities Act or in accordance with the laws or regulations of any other jurisdiction. Financial information regarding the Company referred to in this Explanatory Statement has been or will have been prepared in accordance with UK accounting standards that may not be comparable to the accounting standards applicable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

It may be difficult for Senior Unsecured Scheme Creditors in the United States to enforce their rights and claims arising out of U.S. federal securities laws against officers and directors of the Company who are residents of countries other than the United States, and it may not be possible to sue the Company in a non-U.S. court for violations of U.S. securities laws.

1.	A Shares

Each of the A Shares delivered under the Senior Unsecured Scheme will be transferred and delivered in reliance upon exemptions from the registration requirements of the Securities Act, including that provided by section 3(a)(10) of the Securities Act (“Section 3(a)(10)”). In order to qualify for the exemption from the registration requirements of the Securities Act provided by

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Section 3(a)(10), there must be a hearing on the fairness of the Senior Unsecured Scheme’s terms and conditions to the Senior Unsecured Scheme Creditors, which all the Senior Unsecured Scheme Creditors are entitled to attend in person or through representatives to oppose the sanctioning of the Senior Unsecured Scheme by the Court, and with respect to which notification will be given to all the Senior Unsecured Scheme Creditors. For the purpose of qualifying for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10), the Company and SunCo intend to rely on the Court’s hearing to sanction the Senior Unsecured Scheme. None of the A Shares will be ‘restricted securities’ within the meaning of Rule 144(a)(3) under the Securities Act and may be resold immediately without restriction under the Securities Act by Senior Unsecured Scheme Creditors who are not affiliates of SunCo at the time of and have not been affiliates of the Company or SunCo within 90 days prior to the transfer of the A Shares. Any Senior Unsecured Scheme Creditor who is an affiliate of the Company or SunCo at the time of or within 90 days prior to any resale of the A Shares will be subject to certain U.S. transfer restrictions relating to such A Shares. Such A Shares may not be sold without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such requirements (including a transaction that satisfies the applicable requirements for resale outside of the United States pursuant to Regulation S under the Securities Act (“Regulation S”)). Persons who may be deemed to be affiliates of the Company or SunCo include individuals who, or entities that, control directly or indirectly, or are controlled by or are under common control with, the Company or SunCo, and may include certain officers and directors of the Company or SunCo and the principal shareholders of the Company or SunCo. Senior Unsecured Scheme Creditors will be required to make their own determination of their affiliate status and should consult their own legal advisers prior to any sale of the A Shares.

2.	SUN New Equity

In connection with the issue of the SUN New Equity pursuant to the Senior Unsecured Scheme, the Account Holder Deed will require Senior Unsecured Scheme Creditors who intend to subscribe for the SUN New Equity to confirm, amongst other things, that the relevant Senior Unsecured Scheme Creditor and/or Nominated Participant(s) is a person eligible to receive securities under the Securities Act and will require Senior Unsecured Scheme Creditors and/or Nominated Participants who intend to subscribe for SUN New Equity to agree in writing to certain representations and covenants, and those written confirmations will form Part 3 of the Account Holder Deed (Securities Confirmation Form). If the confirmations required by the Account Holder Deed cannot be or are not given, the relevant Senior Unsecured Scheme Creditor or its Nominated Participant(s) will not be eligible to subscribe for the SUN New Equity and will be treated as a Disqualified Person for this purpose.

The SUN New Equity delivered under the Senior Unsecured Scheme will be issued and delivered in reliance upon exemptions from the registration requirements of the Securities Act. The SUN New Equity will be offered and sold solely to persons within the United States and to U.S. persons, in each case where each such person is both (unless otherwise approved by FinCo) a QIB and an institutional “accredited investor” within the meaning of clauses (1), (2), (3), (7) or (8) of clause (a) of Rule 501 of Regulation D under the Securities Act (“Regulation D”) in reliance on Rule 506(c) of Regulation D. Outside the United States, the SUN New Equity will be offered and sold solely to non-U.S. persons in offshore transactions in reliance on Regulation S.

Upon issuance, the SUN New Equity will be “restricted securities” (as defined by Rule 144(a)(3) under the Securities Act) and may not be offered, sold, pledged or otherwise transferred except (a) pursuant to an effective registration statement under the Securities Act and such transfer is registered pursuant to, exempt from or not subject to any other applicable securities laws covering

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such securities; (b) in accordance with Rule 144A, if available, under the Securities Act to a person that the transferor, and any person acting on its behalf, reasonably believes is a QIB purchasing for its own account; (c) in accordance with Rule 144 (“Rule 144”) under the Securities Act, and the Company, TopCo or SunCo (as applicable) receives evidence satisfactory to it that the provisions of Rule 144 have been complied with; (d) in an offshore transaction in accordance with Regulation S; or (e) in the case of the SUN New TopCo Shares, to TopCo or its Subsidiaries, or, in the case of the B Preference Shares (with attached Penny Warrants) to SunCo or its Subsidiaries, in each case in accordance with any applicable securities laws of any state of the United States, for an offer and sale by TopCo or SunCo, as applicable, not involving a public offering in the United States.

(a) Private Placement B Preference Shares and Penny Warrants

Each Senior Unsecured Scheme Creditor that is subscribing for B Preference Shares and Penny Warrants who is located in the United States and who is (or is acting for the account or benefit of) a U.S. person, prior to accepting delivery of B Preference Shares and Penny Warrants (the “Private Placement B Preference Shares and Penny Warrants”) will be required to represent and warrant to the Company and SunCo, on behalf of itself and each other person or account for which it is acting that:

(i) It understands that the Private Placement B Preference Shares and Penny Warrants are being offered in reliance upon an exemption from registration under the Securities Act and similar provisions under state securities laws for an offer and sale by SunCo not involving a public offering in the United States.

(ii) It understands that the Private Placement B Preference Shares and Penny Warrants have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States.

(iii) As a purchaser of the Private Placement B Preference Shares and Penny Warrants in a private placement not registered under the Securities Act, it is receiving Private Placement B Preference Shares and Penny Warrants for its own account, or for an account as to which it exercises sole investment discretion, for investment purposes and (subject, to the extent necessary, to the disposition of its or such discretionary accounts’ property being at all times within its or their control) not with a view to any distribution or resale, directly or indirectly, in the United States or otherwise in violation of the securities laws of the United States.

(iv) (1) It understands that the Private Placement B Preference Shares and Penny Warrants are “restricted securities” (as defined by Rule 144 under the Securities Act), and, as long as the Private Placement B Preference Shares and Penny Warrants are restricted securities, may not be offered, sold, pledged or otherwise transferred except (a) in accordance with Rule 144A to a person that it, and any person acting on its behalf, reasonably believes is a QIB purchasing for its own account or for the account of one or more QIBs, (b) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, or (c) pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act provided by Rule 144 thereunder (if available) in each case in accordance with any applicable securities laws of any State of the United States and (2) it will, and each subsequent holder of the Private Placement B Preference Shares and Penny Warrants is required to, notify any purchaser of the Private Placement B Preference Shares and Penny Warrants from it of the resale restrictions on the Private Placement B Preference Shares and Penny Warrants.

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(v) It understands that, to the extent the Private Placement B Preference Shares and Penny Warrants are delivered in certificated form, the certificate will bear a legend (the “Private Placement Legend”) in or substantially in the following form:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBS, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 UNDER THE SECURITIES ACT (“RULE 144”), IF AVAILABLE, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITY.”

(vi) It will notify any person to whom it subsequently re-offers, resells, pledges, transfers or otherwise disposes of the Private Placement B Preference Shares and Penny Warrants of the foregoing restrictions on transfer and any certificates evidencing such securities shall contain a legend referring to such restrictions on transferability.

(vii) It is (unless otherwise approved by FinCo) a “qualified institutional buyer” as defined in Rule 144A and an institutional “accredited investor” within the meaning of clauses (1), (2), (3), (7) or (8) of clause (a) of Rule 501 of Regulation D (“Regulation D”) under the Securities Act and in reliance on Rule 506(c) of Regulation D and its receipt of the Private Placement B Preference Shares and Penny Warrants is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) It: (a) has conducted its own investigation with respect to SunCo and the Private Placement B Preference Shares and Penny Warrants; (b) has reviewed all information, including the disclosure document, if any, that it believes is necessary or appropriate in connection with its election to receive the Private Placement B Preference Shares and Penny Warrants; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic considerations relevant to its investment in the Private Placement B Preference Shares and Penny Warrants; and (d) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Private Placement B Preference Shares and Penny Warrants.

(ix) It (and each other qualified institutional buyer, if any, for whose account it is receiving the Private Placement B Preference Shares and Penny Warrants), in the normal course of business, invests in or purchases securities similar to the Private Placement B Preference Shares and Penny Warrants and has the ability to bear the economic risk of its investment in the Private Placement B Preference Shares and Penny Warrants, has adequate means of providing for its current and contingent needs, has no need for liquidity with respect to its investment in the Private Placement B Preference Shares and Penny Warrants, and is able to sustain a complete loss of its investment in the Private Placement B Preference Shares and Penny Warrants.

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(x) It satisfies any and all standards for investors making an investment in the Private Placement B Preference Shares and Penny Warrants imposed by the jurisdiction of its residence or otherwise.

(xi) It is empowered, authorised and qualified to receive the Private Placement B Preference Shares and Penny Warrants.

(xii) It understands that the disclosure document, if any, has been prepared in accordance with the relevant disclosure requirements, format and style, which differ from those in the US.

(xiii) It understands that the foregoing representations, warranties and agreements are required in connection with United States securities laws and that SunCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. It agrees that, if any of the acknowledgements, representations and warranties made in connection with its receipt of the Private Placement B Preference Shares and Penny Warrants are no longer accurate, it will promptly, and in any event prior to the issuance of the Private Placement B Preference Shares and Penny Warrants to it, notify SunCo and the Company in writing.

(xiv) If it is receiving the Private Placement B Preference Shares and Penny Warrants for the account of another person, it represents that it has full power and authorization to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

(xv) It understands that SunCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is receiving any Private Placement B Preference Shares and Penny Warrants for the account of one or more QIBs, it represents that it has sole investment discretion with respect to each of those accounts and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

(xvi) It acknowledges that SunCo, as the issuer of the Private Placement B Preference Shares and Penny Warrants would be unable to rely on the exemption from the registration requirements under the Securities Act provided by Rule 506(c) of Regulation D (the “Exemption”) if any person that beneficially owns 20 per cent. or more of its outstanding voting equity securities or any promotor for SunCo has experienced a “Bad Actor” disqualification event (each such event, a “Disqualifying Event”) as listed in Rule 506(d)(1) of Regulation D. It represents and warrants that if it (together with its affiliates and related funds or accounts) beneficially owns 20 per cent. or more of its outstanding voting equity securities of SunCo, or is a promotor for SunCo, neither it nor any of its directors, general partners, managing members, executive officers, nor any other person affiliated with it, whose experience of a Disqualifying Event may prevent SunCo from relying on the Exemption with respect to the offer and sale of the Private Placement B Preference Shares and Penny Warrants (each such person, a “Relevant Person”), has experienced a Disqualifying Event. It hereby undertakes promptly to notify SunCo if it or any of the Relevant Persons experiences a Disqualifying Event or it becomes aware that any of the representations and warranties given in this paragraph proves to be untrue or incorrect, in whole or in part.

(b) Private Placement SUN New TopCo Shares

The Relevant Person represents and warrants to the Company and TopCo, on behalf of itself and each other person or account for which it is acting that:

(i) It understands that the SUN New TopCo Shares issued to the Relevant Persons located in the United States who are U.S. persons (such SUN New TopCo Shares, the “Private Placement SUN New TopCo Shares”) are being offered in reliance upon an exemption from registration

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under the Securities Act and similar provisions under state securities laws for an offer and sale by TopCo not involving a public offering in the United States.

(ii) It understands that the Private Placement SUN New TopCo Shares have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States.

(iii) As a purchaser of the Private Placement SUN New TopCo Shares in a private placement not registered under the Securities Act, it is receiving Private Placement SUN New TopCo Shares for its own account, or for an account as to which it exercises sole investment discretion, for investment purposes and (subject, to the extent necessary, to the disposition of its or such discretionary accounts’ property being at all times within its or their control) not with a view to any distribution or resale, directly or indirectly, in the United States or otherwise in violation of the securities laws of the United States.

(iv) (1) It understands that the Private Placement SUN New TopCo Shares are “restricted securities” (as defined by Rule 144 under the Securities Act), and, as long as the Private Placement SUN New TopCo Shares are restricted securities, may not be offered, sold, pledged or otherwise transferred except (a) in accordance with Rule 144A to a person that it, and any person acting on its behalf, reasonably believes is a QIB purchasing for its own account or for the account of one or more QIBs, (b) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, or (c) pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act provided by Rule 144 thereunder (if available) in each case in accordance with any applicable securities laws of any State of the United States and (2) it will, and each subsequent holder of the Private Placement SUN New TopCo Shares is required to, notify any purchaser of the Private Placement SUN New TopCo Shares from it of the resale restrictions on the Private Placement SUN New TopCo Shares.

(v) It understands that, to the extent the Private Placement SUN New TopCo Shares are delivered in certificated form, the certificate will bear a legend (the “Private Placement Legend”) in or substantially in the following form:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBS, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 UNDER THE SECURITIES ACT (“RULE 144”), IF AVAILABLE, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITY.”

(vi) It will notify any person to whom it subsequently re-offers, resells, pledges, transfers or otherwise disposes of the Private Placement SUN New TopCo Shares of the foregoing restrictions

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on transfer and any certificates evidencing such securities shall contain a legend referring to such restrictions on transferability.

(vii) It is (unless otherwise approved by FinCo) a “qualified institutional buyer” as defined in Rule 144A and an institutional “accredited investor” within the meaning of clauses (1), (2), (3), (7) or (8) of clause (a) of Rule 501 of Regulation D (“Regulation D”) under the Securities Act and in reliance on Rule 506(c) of Regulation D and its receipt of the Private Placement SUN New TopCo Shares is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) It: (a) has conducted its own investigation with respect to TopCo and the Private Placement SUN New TopCo Shares; (b) has reviewed all information, including the disclosure document, if any, that it believes is necessary or appropriate in connection with its election to receive the Private Placement SUN New TopCo Shares; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic considerations relevant to its investment in the Private Placement SUN New TopCo Shares; and (d) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Private Placement SUN New TopCo Shares.

(ix) It (and each other qualified institutional buyer, if any, for whose account it is receiving the Private Placement SUN New TopCo Shares), in the normal course of business, invests in or purchases securities similar to the Private Placement SUN New TopCo Shares and has the ability to bear the economic risk of its investment in the Private Placement SUN New TopCo Shares, has adequate means of providing for its current and contingent needs, has no need for liquidity with respect to its investment in the Private Placement SUN New TopCo Shares, and is able to sustain a complete loss of its investment in the Private Placement SUN New TopCo Shares.

(x) It satisfies any and all standards for investors making an investment in the Private Placement SUN New TopCo Shares imposed by the jurisdiction of its residence or otherwise.

(xi) It is empowered, authorised and qualified to receive the Private Placement SUN New TopCo Shares.

(xii) It understands that the disclosure document, if any, has been prepared in accordance with the relevant disclosure requirements, format and style, which differ from those in the US.

(xiii) It understands that the foregoing representations, warranties and agreements are required in connection with United States securities laws and that TopCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. It agrees that, if any of the acknowledgements, representations and warranties made in connection with its receipt of the Private Placement SUN New TopCo Shares are no longer accurate, it will promptly, and in any event prior to the issuance of the Private Placement SUN New TopCo Shares to it, notify TopCo and the Company in writing.

(xiv) If it is receiving the Private Placement SUN New TopCo Shares for the account of another person, it represents that it has full power and authorization to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

(xv) It understands that TopCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is receiving any Private Placement SUN New TopCo Shares for the account of one or more QIBs, it represents that it has sole investment discretion with respect to each of those accounts and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

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(xvi) It acknowledges that TopCo, as the issuer of the Private Placement SUN New TopCo Shares would be unable to rely on the exemption from the registration requirements under the Securities Act provided by Rule 506(c) of Regulation D (the “Exemption”) if any person that beneficially owns 20 per cent. or more of its outstanding voting equity securities or any promotor for TopCo has experienced a “Bad Actor” disqualification event (each such event, a “Disqualifying Event”) as listed in Rule 506(d)(1) of Regulation D. It represents and warrants that if it (together with its affiliates and related funds or accounts) beneficially owns 20 per cent. or more of its outstanding voting equity securities of TopCo, or is a promotor for TopCo, neither it nor any of its directors, general partners, managing members, executive officers, nor any other person affiliated with it, whose experience of a Disqualifying Event may prevent TopCo from relying on the Exemption with respect to the offer and sale of the Private Placement SUN New TopCo Shares (each such person, a “Relevant Person”), has experienced a Disqualifying Event. It hereby undertakes promptly to notify TopCo if it or any of the Relevant Persons experiences a Disqualifying Event or it becomes aware that any of the representations and warranties given in this paragraph proves to be untrue or incorrect, in whole or in part.

(c) Regulation S B Preference Shares and Penny Warrants

The Relevant Person represents and warrants to the Company and SunCo, on behalf of itself and each other person or account for which it is acting that:

(i) It is, or at the time B Preference Shares and Penny Warrants issued to the Relevant Persons located in the United States who are U.S. persons (such B Preference Shares and Penny Warrants, the “Regulation S B Preference Shares and Penny Warrants”) are delivered will be, the beneficial owner of such Regulation S B Preference Shares and Penny Warrants and (a) it is not a US Person and it is located outside the United States (within the meaning of Regulation S) and (b) it is not an affiliate of SunCo or a person acting on behalf of such an affiliate.

(ii) It understands that such Regulation S B Preference Shares and Penny Warrants have not been and will not be registered under the Securities Act and that it will not offer, sell, pledge or otherwise transfer such Regulation S B Preference Shares and Penny Warrants except pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of any State of the United States.

(iii) It understands that, to the extent the Regulation S B Preference Shares and Penny Warrants are delivered in certificated form, the certificate will bear a legend (the “Regulation S Legend”) in or substantially in the following form:

“THIS SECURITY HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF THE REGULATION S), ONLY (A) TO THE ISSUER OR THE GUARANTORS, (B) PURSUANT TO

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A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(iv) It satisfies any and all standards for investors making an investment in the Regulation S B Preference Shares and Penny Warrants imposed by the jurisdiction of its residence or otherwise.

(v) If it is receiving the Regulation S B Preference Shares and Penny Warrants for the account of another person, it represents that it has full power and authorization to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

(vi) It understands that SunCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

(vii) It acknowledges that neither SunCo nor any other person has made any representation to it with respect to SunCo or the offer or sale of any of the Regulation S B Preference Shares and Penny Warrants. It has had access to such financial and other information concerning the issuer and the Regulation S B Preference Shares and Penny Warrants, including an opportunity to ask questions of, and request information from, SunCo.

(d) Regulation S SUN New TopCo Shares

The Relevant Person represents and warrants to the Company and TopCo, on behalf of itself and each other person or account for which it is acting that:

(i) It is, or at the time SUN New TopCo Shares issued to the Relevant Persons located in the United States who are U.S. persons (such SUN New TopCo Shares, the “Regulation S SUN New TopCo Shares”) are delivered will be, the beneficial owner of such Regulation S SUN New TopCo Shares and (a) it is not a US Person and it is located outside the United States (within the meaning of Regulation S) and (b) it is not an affiliate of TopCo or a person acting on behalf of such an affiliate.

(ii) It understands that such Regulation S SUN New TopCo Shares have not been and will not be registered under the Securities Act and that it will not offer, sell, pledge or otherwise transfer such Regulation S SUN New TopCo Shares except pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of any State of the United States.

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(iii) It understands that, to the extent the Regulation S SUN New TopCo Shares are delivered in certificated form, the certificate will bear a legend (the “Regulation S Legend”) in or substantially in the following form:

“THIS SECURITY HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF THE REGULATION S), ONLY (A) TO THE ISSUER OR THE GUARANTORS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(iv) It satisfies any and all standards for investors making an investment in the Regulation S SUN New TopCo Shares imposed by the jurisdiction of its residence or otherwise.

(v) If it is receiving the Regulation S SUN New TopCo Shares for the account of another person, it represents that it has full power and authorization to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

(vi) It understands that TopCo and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

(vii) It acknowledges that neither TopCo nor any other person has made any representation to it with respect to TopCo or the offer or sale of any of the Regulation S SUN New TopCo Shares. It has had access to such financial and other information concerning TopCo and the Regulation S

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SUN New TopCo Shares, including an opportunity to ask questions of, and request information from, TopCo.

(e) Other jurisdictions

Each Relevant Person (and any person acting on its behalf):

(a) represents and warrants that if it is outside the United States, that it has read the Senior Unsecured Scheme in its entirety;

(b) if it is in the UK, represents and warrants that it has complied with its obligations in connection with money laundering and terrorist financing under the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Criminal Justice Act 1993, the Money Laundering Regulations 2007 and, if it is making payment on behalf of a third party, that satisfactory evidence has been obtained and recorded by it to verify the identity of the third party as required by the regulations;

(c) represents and warrants that it and any person acting on its behalf falls within section 86(7) of the Financial Services and Markets Act 2000, being a “qualified investor” within the meaning of Article (2)(1)(e) of the Prospectus Directive (a “Qualified Investor”), and is otherwise a person whose ordinary activities involve it in acquiring, holding, managing and disposing of investments (as principal or agent) for the purposes of their business and who have professional experience in matters relating to investments and who fall within article 19(I) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or are persons who fall within article 49(2)(a) to (d) (“High net worth companies, unincorporated associations, etc.”) of the Order or to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”).

Other securities law considerations

European Economic Area

This Explanatory Statement is only being distributed to and is only directed at: (i) persons who are not incorporated or situated in any member state of the European Union; (ii) “qualified investors” within the meaning of the Prospectus Directive; or (iii) persons in compliance with any other circumstances falling within Article 3(2) of the Prospectus Directive. This Explanatory Statement has been prepared on the basis that all offers of the Transaction Securities will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (the “EEA”), from the requirement to produce a prospectus for offers of Transaction Securities. Accordingly, any person making or intending to make any offer within the EEA of the Transaction Securities should only do so in circumstances in which no obligation arises for the relevant issuer to produce a prospectus for such offer. None of the Company, SunCo and TopCo has authorised, or does authorise, the making of an offer of any of the Transaction Securities to be issued by it through any financial intermediary, other than offers expressly contemplated by this Explanatory Statement.

In relation to each member state of the EEA that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer is not being made and will not be made to the public in that Relevant Member State of any of the Transaction Securities, other than to qualified investors and in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that if such qualified investor is a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, it has not elected for any Transaction Securities and will not subscribe for the Transaction Securities on a non-discretionary basis on behalf of, nor will any of the Transaction Securities be acquired with a view to its offer or resale to, persons in circumstances which may give rise to an offer of shares to the public, provided also that no such offer of any of the

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Transaction Securities shall require the Company to publish a prospectus pursuant to the Prospectus Directive. For the purposes of this provision, the expression an “offer of Transaction Securities to the public” in relation to the Transaction Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Transaction Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Transaction Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the term “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) to the extent implemented in each Relevant Member State and includes any relevant implementing measure in each Relevant Member State and the term “2010 PD Amending Directive” means Directive 2010/73/EU).

United Kingdom

This Explanatory Statement is only being distributed to and is only directed at (i) persons who are outside the UK; (ii) a person within the definition of “Investment Professional” (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)); (iii) persons falling within Article 43 of the Order; or (iv) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The A Shares are only available to Senior Unsecured Scheme Creditors (in accordance with the terms of the Senior Unsecured Scheme) and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such A Shares will only be engaged in with relevant persons. The SUN New Equity is only available to SUN New Equity Subscribers and SUN New Equity Backstop Subscribers and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such SUN New Equity will only be engaged in with relevant persons. Any person who is not a relevant person should not act or rely on this Explanatory Statement or any of its contents.

Denmark

This offering will not be registered with and has not been approved by or otherwise published by the Danish Financial Supervisory Authority, the Danish Securities Council or the Danish Business Authority under the relevant Danish acts and regulations.

This document regards the offering of securities by each of TopCo and SunCo, and is not subject to the obligation of publishing a prospectus pursuant to sections 23 and 24 of the Danish Securities Trading Act as such securities have been and will only be offered or sold in accordance with the exemptions as set out in sections 13 and/or 14 of the Executive Order No 2014-10-09 no. 1104 issued pursuant to the Danish Securities Trading Act and as amended from time to time.

The Transaction Securities may not be offered or sold, delivered or otherwise distributed directly or indirectly in Denmark by way of a public offering, unless in compliance with Chapter 6 or 12 of the Danish Securities Trading Act and executive orders issued pursuant thereto and as amended from time to time.

In the event of any resale to third parties, the resale will be qualified as a separate offering.

General

The implications of the Senior Unsecured Scheme for Senior Unsecured Scheme Creditors who are resident in, have a registered address in or are citizens of and/or are taxable in jurisdictions other than the United Kingdom may be affected by the laws of the relevant jurisdiction. Such overseas Senior Unsecured Scheme Creditors should inform themselves about and observe any applicable legal requirements. Any person outside the United Kingdom who is resident in, or who

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has a registered address in, or is a citizen of and/or is taxable in, an overseas jurisdiction and who is to receive or subscribe for any Transaction Securities should consult his or her professional advisers and satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in connection with the Senior Unsecured Scheme, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

In the absence of bad faith, none of the Company, TopCo, SunCo, the Information Agent, the Escrow and Settlement Agent or any person appointed to distribute the Transaction Securities shall have any Liability for any loss or damage arising as a result of the timing or terms of such a sale or as a result of any remittance made pursuant to such distribution.

Disqualified Persons

Without limiting the information set out in the “Important Securities Law Notice” section of this Explanatory Statement, Transaction Securities will not be issued to a Senior Unsecured Scheme Creditor pursuant to the Senior Unsecured Scheme where such a Senior Unsecured Scheme Creditor is a Disqualified Person.

A Shares Entitlements under the Senior Unsecured Scheme

Each Senior Unsecured Scheme Creditor and/or its Nominated Recipient(s) shall be entitled to receive its A Shares Entitlement on the Composite Restructuring Effective Date in accordance with the provisions of the Senior Unsecured Scheme, save that an A Shares Entitlement may be withheld from being distributed to a Senior Unsecured Scheme Creditor (or its Nominated Recipient(s)) on the Composite Restructuring Effective Date if the Information Agent does not receive a validly completed Account Holder Deed from that Senior Unsecured Scheme Creditor and all of the information (including all relevant KYC information), representations, confirmations and any other documentation required to be provided therein.

SUN New Equity Entitlements under the Senior Unsecured Scheme

A SUN New Equity Subscriber and/or its Nominated Participant(s) shall be entitled, but not obliged, to subscribe for the SUN New Equity, only to the extent that a validly completed and executed Account Holder Deed, on behalf of such Senior Unsecured Scheme Creditor or its Nominated Participant(s) is received by the Information Agent prior to the Voting Instruction Deadline, on the Composite Restructuring Effective Date.

Each Senior Unsecured Scheme Creditor acknowledges and agrees that:

(i)	its participation in the SUN New Equity is dependent on its funding of the relevant subscription amount for such entitlements into the required account(s) of the Escrow and Settlement Agent by the SUN New Equity Funding Date (or the Second SUN New Equity Funding Date, as applicable) in accordance with the Senior Unsecured Scheme unless such Senior Unsecured Scheme Creditor is a Regulated SUN New Equity Subscriber in which case its participation in the SUN New Equity is dependent on it subscribing for its SUN New Equity in cash on the Composite Restructuring Effective Date or otherwise in accordance with the Senior Unsecured Scheme;

(ii)	international rules and regulations and internal policies restrict: (i) the Escrow and Settlement Agent from accepting any monies from; and (ii) Crestbridge from recording as a holder of SUN New Equity, an entity which has not satisfied certain “know your customer” requirements and other sanctions and anti-money-laundering measures (“KYC and AML Checks”); and

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(iii)	if, for any reason, any relevant Senior Unsecured Scheme Creditor fails to fund the relevant subscription amount in accordance with paragraph (i) above (for any reason, including failure to satisfy all KYC and AML Checks in the form and substance required by the Escrow and Settlement Agent, acting in good faith) or fails to satisfy all the KYC and AML Checks required by Crestbridge by that time, such Senior Unsecured Scheme Creditor shall cease to be a SUN New Equity Subscriber and its SUN New Equity Subscription Commitment shall be zero, without prejudice to the terms of any undertakings as between the Senior Unsecured Scheme Creditors.

NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

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IMPORTANT NOTICE TO SENIOR UNSECURED SCHEME CREDITORS

Unless the context otherwise requires, all terms defined in this Explanatory Statement shall have the meanings set out in Appendix 1 (Definitions and Interpretation) of this Explanatory Statement.

Forward-Looking Statements

This Explanatory Statement contains certain forward-looking statements with respect to the Company and the Group and certain plans and objectives of the boards of directors of certain companies within the Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar meaning. These statements are based on numerous assumptions and assessments made by the boards of directors of the companies within the Group in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors which they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, and the factors described in the context of such forward-looking statements in this document could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. You should review carefully Part D (Risk Factors) of this Explanatory Statement for a more complete discussion of the risks associated with such statements and the Transaction Securities.

Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. None of the boards of the companies within the Group assumes any obligation to update or correct any forward-looking statements contained in this Explanatory Statement to reflect any change of expectations with respect thereto or any change in event, situation or circumstances on which any such forward-looking statement was based.

Risk factors

SENIOR UNSECURED SCHEME CREDITORS’ ATTENTION IS DRAWN TO CERTAIN RISKS ASSOCIATED WITH THE COMPOSITE RESTRUCTURING THAT ARE SET OUT IN PART D (RISK FACTORS) OF THIS EXPLANATORY STATEMENT.

These important risk factors could cause the Restructured Group’s future prospects to differ materially from those referred to in this Explanatory Statement (including any forward-looking statements).

Legal, Tax and Financial Advice

Senior Unsecured Scheme Creditors should not construe the contents of this Explanatory Statement as legal, tax or financial advice. Senior Unsecured Scheme Creditors are recommended to consult their own professional advisers as to legal, tax, financial or other matters relevant to the actions that Senior Unsecured Scheme Creditors should take in relation to the Senior Unsecured Scheme, or the implications/consequences of those actions.

Explanatory Statement Content

Nothing in this Explanatory Statement or any other document issued with or appended to it should be relied on for any purpose other than to make a decision with respect to the Senior Unsecured Scheme.

The information contained in this Explanatory Statement has been prepared based upon information available to the Company prior to and as of the date of this Explanatory Statement.

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The Company has taken reasonable steps to ensure that this Explanatory Statement contains the information reasonably necessary to enable Senior Unsecured Scheme Creditors to make an informed decision about the effect of the Senior Unsecured Scheme on them.

None of the Senior Unsecured Scheme Creditors has authorised the content of this Explanatory Statement or any part of it, neither do they accept any responsibility for the accuracy, completeness or reasonableness of the statements contained within it.

No person other than the Company has verified that the information contained in this Explanatory Statement is in accordance with facts and does not omit anything likely to affect the import of such information and each of the Advisers, the Administrators and the Prospective Administrators expressly disclaims responsibility for such information.

Nothing contained in this Explanatory Statement shall be deemed to be a forecast, projection or estimate of the Company’s future financial performance, or that of the Group or the Restructured Group except where otherwise specifically stated.

Any summary of the principal provisions of the Senior Unsecured Scheme and any Composite Restructuring Document contained in this Explanatory Statement is qualified in its entirety by reference to the Senior Unsecured Scheme itself and the Composite Restructuring Documents, the full texts of which are set out in the Appendices to the Senior Unsecured Scheme at Part G (Senior Unsecured Scheme) of this Explanatory Statement.

Any reference in this Explanatory Statement to the Company taking any steps or executing or delivering any documents shall mean, at any time after the Company has entered administration, the Company acting through the Administrators.

None of the Existing Senior Unsecured Notes Trustee, the Escrow and Settlement Agent, the Administrators or the Prospective Administrators or any of their respective directors, employees, officers, agents or Affiliates, has been involved in the negotiation of the terms of the Senior Unsecured Scheme or has independently verified the statements and information contained in this Explanatory Statement and no such party makes any representation or warranty, express or implied, or assumes any responsibility, as to the accuracy or adequacy of their contents.

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PART A
OVERVIEW OF THE COMPOSITE RESTRUCTURING

1	Background

1.1	Overview

The Group is the leading independently-owned insurance intermediary company distributing general insurance products in the United Kingdom, based on gross written premium. In 2013, the Group’s operations handled approximately £3.1 billion of pro forma gross written premium which was in line with 2012. The Group distributes insurance products through the Group’s own brokers and third-party brokers, including mortgage brokers and other mortgage intermediaries. The Group also provides services to members of its broker network. The Group focuses on SMEs in the commercial insurance market and on specialist personal insurance markets. Due to the breadth of its operations, the Group performs many of the roles in the insurance supply chain other than the provision of capital in respect of insurance claims. The Group does not incur any underwriting risk at any stage of the process and therefore has limited regulatory capital requirements. In 2013, the Group employed 5,400 employees, all of whom were located in the United Kingdom.

The Group’s principal businesses are as follows:

(i)	Insurance Brokers (income of £189 million, based on the preliminary, unaudited accounts for the year ended 31 December 2014) – The Insurance Brokers division distributes specialised personal lines products, and more general products aimed at SMEs through around 90 broking offices located across the United Kingdom. The brokers place the insurance policies of the Group’s customers through its own underwriting agencies or directly with insurance companies depending on which insurance product is best suited to the needs of the customer. As part of the Insurance Brokers division, the Group also currently offers regulated and unregulated financial advisory services to corporate and private clients across the United Kingdom under the brand name Towergate Financial, although this has long been identified as a non-core business line for the Group given its different operational and risk profile. Accordingly, as announced on 5 March 2015, the Group has agreed the sale of the Towergate Financial business to Palatine Private Equity and, subject to receipt of all necessary consents, the Company expects such transaction to complete on or before 20th March 2015.

(ii)	Direct (income of £68 million, based on the preliminary, unaudited accounts for the year ended 31 December 2014) – The Direct businesses cover specialist customer segments ranging from military personnel and high net worth individuals to caravan owners and SMEs. The division offers services to many niche markets and volume SME businesses, including the Federation of Small Businesses.

(iii)	Underwriting (income of £94 million, based on the preliminary, unaudited accounts for the year ended 31 December 2014) – The Underwriting division provides insurance products to around 3,000 insurance brokers who act on behalf of insured customers. As an underwriting agency, the Group prices insurance coverage, issues insurance policies and, in most cases, handles insurance claims on behalf of insurance companies. Insurance companies are ultimately responsible for insurance claim costs and thus carry the associated capital risk. The Group offers

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over 400 insurance products covering a wide variety of risks. As in the Insurance Brokers and Direct divisions, these insurance products consist primarily of specialised products aimed typically at non-standard personal lines customers and more general products aimed at SMEs. The Group operates via three underwriting businesses.

(iv)	Paymentshield (income of £59 million, based on the preliminary, unaudited accounts for the year ended 31 December 2014) – Paymentshield provides household-related insurance products, such as household-related insurance and mortgage payment protection insurance, via third-party mortgage brokers and other mortgage intermediaries, such as estate agents, independent financial advisers and loan brokers. Paymentshield is the leading distributor for household-related insurance products to the mortgage intermediary market in the United Kingdom. Following the sale of its products, Paymentshield assumes the relationship directly with the end customer. Paymentshield is also growing its volume of new business generated through sources other than mortgage intermediaries, including selling through third-party call centres and responding to inbound inquiries. As with the broking business, all underwriting risk is carried by the insurance partners.

(v)	Networks (income of £14 million, based on the preliminary, unaudited accounts for the year ended 31 December 2014) – The Networks division provides independent brokers with access to insurance products and a variety of business support services. The insurance products available through the Networks division are often only available to members and include all the products available from the Group’s own underwriting agencies. Members typically also receive enhanced commission rates negotiated by the Networks division. The business support services provided to members assist them in managing their business and range from marketing to compliance services and advice. The Networks division is the largest full service general insurance network for brokers in the United Kingdom by number of members.

1.2	History of the Group and recent acquisitions and disposals

Towergate Underwriting was formed in 1997 for the purpose of providing insurance underwriting services and from 1998 acquired a portfolio of underwriting agency businesses. Towergate Underwriting subsequently organised its business into underwriting zones for each of its major classes of business and negotiated improved agency terms with its insurance company partners for each of its zones. In 2002, Folgate Partnership Limited (“Folgate”) was formed to create a national network of insurance brokers, primarily through the acquisition of existing broker businesses. In 2005, Towergate Underwriting and Folgate merged to create an insurance intermediary capable of providing both underwriting and broking services. Following the merger, Towergate Underwriting was renamed Towergate Partnership Limited.

Since the Group was formed in 1997, it has grown principally by acquisitions, having purchased over 295 businesses since inception, and become the leading consolidator in the insurance intermediary market in the United Kingdom. As a result of having integrated underwriting and broking services and consolidated underwriting agency and broker businesses, the Group is able to perform most services in the insurance supply chain other than the provision of risk capital and has also created a large distribution network for the Group’s products.

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With the 2007 acquisition of Broker Network, the Group also expanded its business to the provision of network services to brokers. The acquisition in June 2009 of Paymentshield, which comprises the Group’s mortgage broker solutions division, further expanded the Group’s product portfolio to mortgage-related insurance products. On 27 June 2012, the Group completed the internal transfer of Cullum Capital Ventures Limited and its Subsidiaries (“CCV”) to Towergate Holdings II as part of the Group’s retail division. CCV offers insurance products and broking services to SME customers in the United Kingdom. On 31 December 2012, Towergate Holdings II reached an agreement to dispose of PowerPlace Insurance Services Limited and completed the sale on 27 February 2013, with the total loss on disposal amounting to £11.6 million.

The Group made 16 acquisitions in the 12 months to 31 December 2013 consisting of eight companies and eight portfolios for consideration of approximately £29.8 million. In December 2013 the Group acquired Footman James, a leading Midlands insurer providing cover to over 100,000 owners, collectors and professionals in the classic car and motorbike industry, previously part of Aon UK Limited. During 2013, a division of Towergate Underwriting Group Limited, TRS Kirkcaldy, was sold. In addition the Group transferred the portfolio Towergate Underwriting Commercial Property (previously held by Towergate Underwriting Group Limited) into a Subsidiary company, Infinity Sports and Leisure Limited, which was subsequently sold to a third party. The total proceeds from these sales were £9.4 million and the gain on disposal £7.7 million.

In the first nine months of 2014, the Group made seven acquisitions consisting of two companies and five portfolios for consideration of approximately £20.3 million. On 17 April 2014, the Group completed the acquisition of Arista Insurance, a leading UK commercial insurance provider specialising in property, liability and motor insurance. Arista is a high-quality managing general agent business, with a well-defined regional distribution network, which fits well within the Group strategy of acquiring specialist businesses with strong growth potential.

On 29 August 2014, the Group sold two companies, Folgate Insurance Company Limited and FICL Holdco Limited to Anglo London Limited for consideration of £1.9 million. Folgate Insurance Company Limited is an insurance company in run off and as such operated outside the Group’s main area of focus.

On 23 December 2014, the Group sold its 90 per cent. shareholding in Hayward Aviation Limited, a leading international specialist aviation insurance broker, to Jardine Lloyd Thompson Group plc for a total cash consideration payable to the Group of approximately £23 million.

1.3	Deterioration in trading performance and financial condition

Whilst the Group’s proven success in conducting acquisitions has provided it with scale in key markets, its historic acquisition strategy also resulted in a high degree of fragmentation across the business. This fragmentation, coupled with the changing regulatory environment in recent years, caused the Group to identify as key priorities the need to implement a stronger governance and control framework, to reduce costs by realising cross-Group synergies such as insurer relationships and product/data capabilities, and to drive benefits from the Group’s scale in areas such as acquisitions, risk management, IT, HR and finance transformation.

The implementation of an extensive programme designed to achieve the foregoing strategic objectives commenced in 2013 (the “Change Programme”). However, during the

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course of 2014 it became apparent that a number of the initiatives making up the Change Programme would be more complex and challenging to execute than had initially been envisaged. As a result, the costs of implementing the Change Programme have increased whilst the anticipated benefits, in particular the forecast cost savings, are taking longer to materialise. The impact of the ongoing organisational change has been felt across the Group’s entire business but has been particularly acute in the Broking division, and has been compounded by both challenging market conditions and the ongoing uncertainty surrounding the Group’s future. In these circumstances, the Group has not made any acquisitions since July 2014. This means that the Group has had to rely on organic performance and has not been able to look to acquired businesses to support revenues or EBITDA.

As of 30 September 2014 there was uncertainty around the operational cash flow and liquidity in the first quarter of 2015, particularly in the context of:

(i)	the Company’s obligation to pay a coupon payment of approximately £6,000,000 in respect of the Existing FRNs, falling due on 2 February 2015;

(ii)	the Company’s obligation to pay a coupon payment of approximately £10,000,000 in respect of the Existing SSNs, falling due on 16 February 2015;

(iii)	the Company’s obligation to pay a coupon payment of approximately £15,000,000 in respect of the Existing Senior Unsecured Notes, falling due on 16 February 2015 (together, the “Coupon Payments”); and

(iv)	the potential for the Group to breach the financial covenant under its RCF.

Trading income in the third quarter of 2014 was impacted by the significant level of organisational change across the business, specifically in the Broking business. Trading performance, together with the impact of investment in the Change Programme and costs incurred in relation to regulatory investigations, contributed to a net cash outflow before financing of £59 million for the nine-month period ended 30 September 2014 (as compared to £40 million outflow for the nine-month period ended 30 September 2013), with the Group holding £42 million of unrestricted cash as at 30 September 2014 (as compared to £12 million as at 30 September 2013) having fully drawn the £85 million under the RCF (as compared to £43 million as at 30 September 2013).

Following the Group’s trading update on 23 December 2014, the Group prepared preliminary, unaudited numbers for the 12 months ending 31 December 2014 at consolidated and divisional levels. These preliminary results indicate that overall consolidated income for the Group in 2014 declined by 4 per cent. as compared to the 12 months ending 31 December 2013. Financial performance in the fourth quarter of 2014 continued to be impacted by the Group’s ongoing Change Programme. Additionally, a number of trading deals were not finalised with insurers before the end of 2014 due to the uncertainties affecting the Group. Excluding the impact of these trading deals, consolidated organic income for 2014 declined by 5 per cent. compared to the previous year.

Furthermore, the Group continues to be in discussions with the FCA in relation to historic advice provided by the Towergate Financial business in the context of the FCA’s more general investigations into:

(i)	the suitability of bulk pension transfer advice provided by financial advisers where employers offered an enhancement to the transfer value (“ETV”) available to

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incentivise current and former employees to leave their existing defined benefit pension schemes pension transfers; and

(ii)	the promotion of Unregulated Collective Investment Schemes (“UCIS”) to retail clients, the advice provided by firms as to the suitability of UCIS and the adequacy of firms’ systems and controls to support their UCIS activities.

Given the number of material uncertainties that continue to exist, it is not yet possible to make a reliable estimate of the Group’s ultimate liability in connection with these investigations. However, the Group’s working estimate (for the purposes of developing business plans and cash flow projections for the Group) of potential redress costs for ETV and UCIS in aggregate, including costs and expenses is between £65 million to £85 million. This is an internal range derived from a set of assumptions based on currently available information, all of which are subject to change in view of the material uncertainties, and does not include any recoveries that may be available from relevant third parties and under the Group’s insurance arrangements, both of which the Group continues to pursue, albeit the timing and extent of such recoveries remains unclear. This is an issue on which the FCA (as regulator of the Group’s activities) has been focusing, and the Group has estimated in its cashflows that the aggregate redress costs will need to be funded in due course following the Senior Secured Restructuring or the Composite Restructuring, with a view to satisfying the FCA that the Group will be able to fund such redress and therefore satisfy the FCA that the Group’s customers have been adequately protected. The Group can give no assurances as to whether the Group’s ultimate liability will be within this range or whether it will be lower or higher. The ultimate liability for ETV and UCIS may, therefore be materially different from this range.

The combined effect of the foregoing, together with the burden of the Group’s debt service obligations, has been to raise a material liquidity shortfall by the time of the Coupon Payments falling due under the Existing Senior Secured Notes and the Existing Senior Unsecured Notes in February 2015. The Group initially sought to address these constraints through disposals of non-core businesses and other identified management actions. Despite the Group successfully disposing of Hayward Aviation Limited to Jardine Lloyd Thompson Group plc on 23 December 2014 for total cash consideration of approximately £23 million, it became apparent that further non-core disposals would not be sufficient to address the liquidity issues and unsustainable leverage of the Group.

In light of such liquidity issues, the Group did not pay the Coupon Payments. Even after taking into account the operational and cost synergies expected to result from the Change Programme from 2015 and 2016, the Group requires a restructuring of its capital structure in order to provide a stable platform upon which it can continue to operate its business. In the course of the Group’s discussions with the Existing Senior Secured Creditors and the Existing Senior Unsecured Noteholders, it was the view of both groups of creditors that they did not want to see individual assets of the Group sold prior to implementation of a restructuring. The sale of the Towergate Financial business, as a non-core business for the Group, constitutes a one-off exception to the foregoing and no further material disposals are contemplated following completion of that transaction.

1.4	Background to the Composite Restructuring – the M&A Process

Shortly prior to the Q3 2014 Results Announcement, the Group received approaches from parties indicating a preliminary interest in a potential M&A transaction with the Group (the “Potential Acquisition”). These approaches were made public as part of the Q3 2014

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Results Announcement, shortly after which inbound contact was received from 12 additional parties also interested in the Potential Acquisition.

At the start of December 2014 and in parallel with discussions with the Secured Ad Hoc Committee, the Unsecured Ad Hoc Committee and other stakeholders of the Group, the Group instructed Evercore to undertake an outbound M&A process on the Group’s behalf, with a view to eliciting interest in the Potential Acquisition from a range of prospective purchasers in addition to those who had already contacted the Group, thereby facilitating the conduct of a competitive bid process for the Potential Acquisition (the “M&A Process”) with a view to securing a buyer for the Group or the Group’s businesses. An additional 15 parties, comprising strategic and financial purchasers, identified as potentially interested parties by the Group and Evercore based on their knowledge of the market (together with those parties that had approached the Group directly, the “Potential Purchasers”), were approached as part of the outbound M&A Process.

The Group also issued a public announcement on 4 December 2014 inviting Existing Senior Unsecured Noteholders to contact Evercore in order to express their interest in the Potential Acquisition.

Customary “round one” information materials (the “Round One Materials”) summarising the activities, strategy, performance and projections of the Group were prepared for the purpose of providing the Potential Purchasers with sufficient information to enable them to submit written, non-binding expressions of interest setting out the basis on which they would be willing to undertake the Potential Acquisition (the “Indicative Proposals”).

The Round One Materials were distributed to the seven Potential Purchasers who expressed further interest, along with a customary process letter setting out the timetable and basis upon which the Group would consider any Indicative Proposals, which included a request for the submission of Indicative Proposals by 23 December 2014. The process letter also invited prospective purchasers to set out roll-over terms for the Group’s existing creditors, if required.

On 23 December 2014, Moelis, as financial adviser to the Secured Ad Hoc Committee, submitted a letter to, amongst others, the Company confirming that the Secured Ad Hoc Committee supported the M&A Process and formally expressing the Secured Ad Hoc Committee’s interest in participating in the M&A Process, together with other Existing Senior Secured Creditors, with a view to submitting a proposal to acquire the Group by way of a credit bid for an amount equal to the aggregate amount of indebtedness owing to the Existing Senior Secured Creditors plus £1, in order to implement a financial restructuring that was to comprise post-completion both a significant deleveraging and a new money facility being available to the Group in order to provide a sustainable capital structure for the long term.

As at 30 January 2015, the Group had received two Indicative Proposals pursuant to the M&A Process in addition to the proposal put forward by the Secured Ad Hoc Committee. The terms of such Indicative Proposals indicated a value range that would indicate ultimate recoveries lower than the amount currently outstanding under the Existing Senior Secured Debt.

Therefore whilst such proposals were carefully considered by the Board, discussions with the Secured Ad Hoc Committee ultimately led the Board to believe that none of the Indicative Proposals would be acceptable to the Existing Senior Secured Creditors.

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None of the Potential Purchasers who declined to submit an Indicative Proposal informed the Group or its advisers that their decision had resulted from a lack of information on the Group or limited access to management. Further, none of the Potential Purchasers who declined to submit an Indicative Proposal raised any complaints with the Group or its advisers in relation to the timetable for the M&A Process.

In addition to the value ranges contained in Indicative Proposals described above, the Group has received:

(i)	a formal valuation report on the Group; and

(ii)	an informal valuation letter (together the “Valuations”),

in each case from an independent, reputable internationally recognised investment bank or accounting firm regularly engaged in providing valuations of businesses similar to that of the Group. Each of the Valuations also included a net value range for the Group lower than the liabilities currently owed to the Senior Unsecured Scheme Creditors.

The Company intends to procure a fairness opinion from an independent, reputable internationally recognised investment bank or accounting firm in connection with the Senior Secured Restructuring.

1.5	Background to the Composite Restructuring – negotiations with Unsecured Ad Hoc Committee

Commencing in November 2014, alongside the M&A Process, the Group and its Advisers held discussions with certain shareholders, the RCF Lenders, certain Existing Senior Secured Noteholders, certain Existing Senior Unsecured Noteholders and their respective Advisers. Discussions amongst these various stakeholder groups have focused on the restructuring of the Group’s balance sheet.

The Unsecured Ad Hoc Committee was formed in November 2014. The Unsecured Ad Hoc Committee currently represents approximately 59 per cent. of the Existing Senior Unsecured Noteholders. The Unsecured Ad Hoc Committee appointed Houlihan Lokey (Europe) Limited as their financial advisers and Ropes & Gray International LLP as their legal advisers. The Group has agreed to meet the costs of Houlihan Lokey (Europe) Limited and Ropes & Gray International LLP in the event that the Composite Restructuring is consummated.

The Unsecured Ad Hoc Committee and its advisers were subsequently given access to detailed financial and legal information about the Group, and have had extensive discussions and correspondence with the Group’s management and its Advisers.

In January 2015, the Group received a proposal from the Unsecured Ad Hoc Committee wishing to participate in a financial restructuring of the Group (the “Participating Existing Senior Unsecured Noteholders”). The details of this proposal were as follows:

(i)	phase 1: in January 2015, certain of the Participating Existing Senior Unsecured Noteholders would provide the Company with a new £45 million guaranteed working capital facility to be guaranteed by certain Subsidiaries of the Group (the “Working Capital Facility”), with the Existing Senior Secured Debt remaining in place on its current terms and the Company not defaulting on its interest coupon payments; and

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(ii)	phase 2: in or about March 2015, Existing Senior Unsecured Noteholders would equitise in full the Existing Senior Unsecured Notes, certain of the Participating Existing Senior Unsecured Noteholders would (a) invest £200 million of equity into the Group in return for 50 per cent. of the voting rights and 95 per cent. of the economic rights in Towergate Holdings II, and (b) provide the Company with a new £85 million term facility in order to discharge in full the RCF and the Working Capital Facility (although the Working Capital Facility could subsequently be redrawn). The retention of 50 per cent. of the voting shares by Towergate Holdings I plc in Towergate Holdings II was designed to prevent a ‘change of control’ occurring under the Existing Senior Secured Notes Indentures. This created a dead-lock governance structure as a result of 50 per cent. of the voting shares in Towergate Holdings II being held by Existing Senior Unsecured Noteholders and 50 per cent. being held by Towergate Holdings I plc, which is itself an entity ultimately controlled by Advent International Corporation and the original investors.

However, the Group did not believe, on the basis of detailed analysis, that this proposal would be sufficient to address the Group’s issues because, amongst other things, it would leave the Group highly leveraged going forward, making a refinancing of the Group’s indebtedness in the future uncertain.

1.6	Background to the Composite Restructuring – negotiations with Secured Ad Hoc Committee

The Secured Ad Hoc Committee was formed in November 2014. The Group agreed to the appointment of Moelis as financial advisers and Sullivan & Cromwell LLP as legal advisers to the Secured Ad Hoc Committee. The Group has agreed to meet the costs of Moelis and Sullivan & Cromwell LLP in the event that the Composite Restructuring or the Senior Secured Restructuring is consummated.

1.7	Background to the Composite Restructuring – the Senior Secured Lock-up Agreement

Following the Q3 2014 Results Announcement, the Group (and its Advisers) commenced discussions with the Secured Ad Hoc Committee (and its Advisers) in order to explore the possibility of a financial restructuring of the Group that would address the unsustainable debt service obligations in respect of the Existing Senior Secured Debt and the Existing Senior Unsecured Notes and ensure that the Group could continue to operate as a going concern in the future.

Shortly before the Senior Secured Restructuring Announcement, the financial advisers to the Secured Ad Hoc Committee were given access to detailed financial and legal information about the Group, with certain of this information also being provided to the Secured Ad Hoc Committee and subsequently made public in the Senior Secured Restructuring Announcement published by the Group on 2 February 2014.The Secured Ad Hoc Committee and its Advisers also had extensive discussions and exchanged correspondence with the Group’s management and its Advisers.

In the Senior Secured Restructuring Announcement, the Group announced that it had agreed with the Secured Ad Hoc Committee the key terms of a restructuring of the Group’s capital structure, being the Senior Secured Restructuring, now enshrined in the proposed Senior Secured Scheme and contractually supported (as at 4 March 2015) by approximately 84.1 per cent. in value of Existing Senior Secured Creditors pursuant to the Senior Secured Lock-up Agreement (the “Senior Secured Restructuring Proposal”).

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Following negotiations with certain of the Existing Senior Secured Creditors, the Company, certain members of the Group and certain Existing Senior Secured Creditors entered into the Senior Secured Lock-up Agreement. The Senior Secured Lock-up Agreement became effective on 30 January 2015, and the parties to the Senior Secured Lock-up Agreement have (amongst other things) agreed to vote in favour of the Senior Secured Scheme and to take the actions required to implement the Senior Secured Restructuring from the date that the Senior Secured Lock-up Agreement became effective.

1.8	Background to the Composite Restructuring – the Composite Lock-up Agreement

Following the Senior Secured Restructuring Announcement, the Group (and its Advisers) commenced discussions with the Secured Ad Hoc Committee (and its Advisers) and the Unsecured Ad Hoc Committee (and its Advisers) in order to further explore the possibility of an alternative financial restructuring of the Group, involving both the Existing Senior Secured Creditors and the Existing Senior Unsecured Noteholders, that would address the unsustainable debt service obligations in respect of the Existing Senior Secured Debt and the Existing Senior Unsecured Notes and ensure that the Group could operate as a going concern in the future.

Following such negotiations, the Company, certain members of the Group, certain Existing Senior Secured Creditors and certain Existing Senior Unsecured Noteholders:

(i)	agreed an alternative restructuring of the Existing Senior Secured Debt in tandem with a full equitisation of the Existing Senior Unsecured Notes, being the Composite Restructuring, to be implemented by way of the Senior Unsecured Scheme and the Senior Secured Scheme (the “Composite Restructuring Proposal”);

(ii)	entered into the Composite Lock-up Agreement, pursuant to which they agreed, amongst other things:

(a)	to take all actions required to implement the Composite Restructuring (including voting in favour of the Composite Restructuring Proposal);

(b)	that the Composite Restructuring Proposal will proceed in parallel with the Senior Secured Restructuring Proposal;

(c)	in the event that certain conditions to the Composite Restructuring can be met on a timely basis, that the Composite Restructuring will be implemented and the Senior Secured Restructuring will not be implemented; and

(d)	in the event that certain conditions to the Composite Restructuring cannot be met on a timely basis or at all, that the Senior Secured Restructuring will be implemented (assuming that the Existing Senior Secured Debt together with all accrued interest is not otherwise paid in full prior to completion of the Senior Secured Restructuring); and

(iii)	agreed that the Senior Secured Lock-up Agreement should be amended by the parties thereto to allow the Composite Restructuring Proposal and, if the conditions thereto are met, the Composite Restructuring to proceed. The Senior Secured Lock-up Agreement (as so amended) remains in full force and effect, notwithstanding the parties’ entry into the Composite Lock-up Agreement.

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As a result, on 6 February 2015 the Group published the Composite Restructuring Announcement, setting out that it had agreed with the Secured Ad Hoc Committee and Unsecured Ad Hoc Committee the key terms of the Composite Restructuring, now enshrined in the proposed Senior Unsecured Scheme and the Senior Secured Scheme and contractually supported (as at 4 March 2015) by approximately 86.2 per cent. in value of Existing Senior Secured Creditors and by approximately 86.9 per cent. in value of Existing Senior Unsecured Noteholders pursuant to the Composite Lock-up Agreement.

In connection with the Composite Restructuring, certain Existing Senior Unsecured Noteholders provided to TIL a £20,000,000 liquidity facility, pursuant to Bridge Facility Agreement dated 6 February 2015, that is repayable in the event that either the Composite Restructuring or the Senior Secured Restructuring is implemented and matures in any event on 29 May 2015.

2	The Composite Restructuring

2.1	Summary of the terms of the Composite Restructuring

The Company intends to pursue the implementation of the Composite Restructuring.

The Composite Restructuring agreed between the Company, the Secured Ad Hoc Committee and the Unsecured Ad Hoc Committee, and supported by the Composite Locked-up Creditors, will be implemented through the steps set out below (subject to approval and sanction of the Senior Unsecured Scheme and the Senior Secured Scheme).

A newly-incorporated Holding Company structure has been established for the benefit of the Senior Unsecured Scheme Creditors and the Senior Secured Scheme Creditors. The Holding Company structure comprises TopCo (a Jersey company, expected to be tax resident in the UK prior to the Composite Restructuring Effective Date), MidCo (a Jersey company, expected to be tax resident in the UK prior to the Composite Restructuring Effective Date and a wholly-owned Subsidiary of TopCo) and FinCo (a private limited company registered in England and Wales and a wholly-owned Subsidiary of MidCo). FinCo is to be re-registered as a public limited company prior to the Composite Restructuring Effective Date. The initial TopCo Shares are being held by a nominee for certain members of the Secured Ad Hoc Committee.

A newly-incorporated Holding Company, SunCo (a Jersey company, tax resident in the UK), has been established for the benefit of the Senior Unsecured Scheme Creditors, to be the vehicle through which the majority of their post-restructuring interests in TopCo will be held. SunCo will, in accordance with the terms of the Composite Restructuring and as detailed further below, own 55.56 per cent. of TopCo immediately following the consummation of the Composite Restructuring.

As soon as practicable following the Composite Restructuring Conditions Satisfaction Time, the Company (through the Information Agent) shall deliver a notice to the Senior Unsecured Scheme Creditors confirming that all Composite Restructuring Conditions have been satisfied or waived in accordance with the terms of the Senior Unsecured Scheme, and the following steps will occur:

2.1.1	the Intercompany Loans (being loans between the Restructured Group and entitles that will not form part of the Restructured Group) will be rationalised in accordance with the steps contained in the Intercompany Loan Rationalisation Agreement in

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order to prevent cash leakage out of the Restructured Group following the implementation of the Composite Restructuring;

2.1.2	TopCo shall adopt the TopCo Articles;

2.1.3	the Administrators will be appointed over the Company by the Existing Security Agent pursuant to the terms of the Existing Intercreditor Agreement and the instructions from the “Majority Senior Creditors” (as defined in clause 1.1 (Definitions) of the Existing Intercreditor Agreement) and the RCF Agent in the form of an Acceleration and Instruction Letter, and pursuant to paragraph 14 of Schedule B1 of the Insolvency Act 1986 (as amended);

2.1.4	the Administrators shall execute the Subscription and Transfer Deed;

2.1.5	the Company (acting by the Administrators) shall procure that TIL issues the TIL New Shares to FinCo in consideration of a subscription amount of £300 payable by FinCo to TIL;

2.1.6	in consideration for the release of all claims under their Existing Senior Unsecured Notes, the Senior Unsecured Scheme Creditors that are Eligible Persons will, pursuant to the Senior Unsecured Scheme, be entitled to be allocated up to 304,593 A Shares, pro rata to their holdings of Existing Senior Unsecured Notes, save that their entitlement to be allocated A Shares may be reduced by 75 per cent. depending on the extent to which the Senior Unsecured Scheme Creditors (or their Nominated Participants) take up their SUN New Equity Entitlement, in accordance with the A Share Allocation Methodology described in paragraph 2.4 below;

2.1.7	Senior Unsecured Scheme Creditors that are Eligible Persons will, pursuant to the Senior Unsecured Scheme, have the option to subscribe, pro rata to their holdings of Existing Senior Unsecured Notes subject to the SUN New Equity Allocation Methodology set out in paragraph 2.3 below, for:

(i)	200,000,000 B Preference Shares (with Penny Warrants attached) in SunCo, backstopped in an amount of £140,075,000 by certain funds or accounts managed and/or advised by HPS, and subject to commitments to subscribe from certain funds or accounts managed and/or advised by KKR Credit Advisors (US) LLC and Sankaty Advisors, LLC in the aggregate sum of £59,925,000; and

(ii)	90,322,581 SUN New TopCo Shares (representing approximately 25.09 per cent. of the Composite Restructuring TopCo Share Capital), fully backstopped by certain funds or accounts managed and/or advised by HPS, for an aggregate subscription price of £290,322,581, which amount shall be paid into the SUN New Equity Escrow Account by the Senior Unsecured Scheme Creditors that elect to subscribe for such shares; and

2.1.8	TopCo shall issue 200,000,000 TopCo Shares (representing 55.56 per cent. of the Composite Restructuring TopCo Share Capital) to SunCo in consideration of the payment from SunCo to TopCo of the sum of £200,000,000, which transfer shall be acknowledged by the Escrow and Settlement Agent on behalf of TopCo and such funds shall be retained in the SUN New Equity Escrow Account;

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2.1.9	the Company (acting by the Administrators) shall procure that the TIL Existing Shares are converted into deferred shares that rank behind the TIL New Shares in ranking of repayment and have the right to a dividend at a fixed rate of 0.000001 per cent. per annum and no voting rights (except for certain class rights) (the “TIL Deferred Shares”);

2.1.10	in consideration of the conversion described in paragraph 2.1.9 above (which will increase the value of the TIL New Shares) and pursuant to the Senior Secured Scheme:

(i)	FinCo shall deliver the relative proportions of the £425,000,000 of New Senior Secured Notes to the Escrow and Settlement Agent for distribution to the Existing Senior Secured Noteholders and the RCF Lenders;

(ii)	TopCo will issue the SSC New TopCo Shares, being shares in TopCo representing 16.67 per cent. of the Composite Restructuring TopCo Share Capital to the Senior Secured Scheme Creditors; and

(iii)	the SUN Equity Take-up Proceeds will be paid out of escrow by the Escrow and Settlement Agent to the Senior Secured Scheme Creditors and the Escrow and Settlement Agent shall pay the sum of £50,000,000 to TIL;

2.1.11	the Administrators will transfer the TIL Deferred Shares to the TIL Deferred Share Trust, whose beneficiaries are the Senior Unsecured Scheme Creditors, in return for £100 paid to the Company (in administration) which will, in conjunction with the issuance of the TIL New Shares to FinCo detailed in paragraph 2.1.5 above, cause the Existing Security Agent to have the authority to effect the releases contained in the Composite Deed of Release;

2.1.12	each Senior Secured Scheme Creditor that is an Eligible Person will be granted the right (pro rata to its holdings of Existing Senior Secured Debt as at the Record Date and backstopped by certain funds or accounts managed and/or advised by HPS) to subscribe for SSRI TopCo Shares representing an additional 2.69 per cent. of the Composite Restructuring TopCo Share Capital for an aggregate subscription price of £9,677,419, if such Senior Secured Scheme Creditors (or their Nominated Participants) are able to make certain representations and warranties described in the Composite Restructuring Documents as to their status as an Eligible Person;

2.1.13	the Senior Secured Scheme Creditors will be given the opportunity to participate (pro rata to their holdings of Existing Senior Secured Debt as at the Record Date and backstopped by certain Senior Secured Scheme Creditors or their Affiliates) in the issuance on closing of the Composite Restructuring of £75,000,000 of New SSSNs, if such Senior Secured Scheme Creditors (or their Nominated Participants) are able to make certain representations and warranties described in the Composite Restructuring Documents as to their status as an Eligible Person;

2.1.14	the Escrow and Settlement Agent will pay in cash all accrued interest in respect of the Existing Senior Secured Debt up to (and including) the Composite Restructuring Effective Date in excess of £20,020,000 to the Senior Secured Scheme Creditors at the direction of the Company, and: (i) to the extent that the amount held by the Escrow and Settlement Agent is not sufficient to discharge in full all accrued interest in respect of the Existing Senior Secured Debt up to the

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Composite Restructuring Effective Date (an “Accrued Interest Shortfall Amount”), TIL shall pay in cash in full any such Accrued Interest Shortfall Amount; and (ii) to the extent that the amount held by the Escrow and Settlement Agent is greater than the amount required to discharge in full all such accrued interest, the excess shall be paid to TIL as instructed by TIL;

2.1.15	the Escrow and Settlement Agent shall pay the relevant proportion of the Restructuring Costs Amount to each Adviser, members of the Secured Ad Hoc Committee, members of the Unsecured Ad Hoc Committee, the RCF Agent, the Existing Security Agent, the Existing Senior Secured Notes Trustee, the Prospective Administrators and the Administrators, the New Notes Trustee, the New Security Agent and the Escrow and Settlement Agent (as applicable), without establishing any obligation to pay such costs as an expense or in priority to other creditors (to the extent possible under applicable law);

2.1.16	TIL will repay in full the £20,000,000 liquidity facility provided to TIL by certain Existing Senior Unsecured Noteholders (together with any accrued interest) pursuant to the Bridge Facility Agreement; and

2.1.17	the initial TopCo Shares which are held by the nominee and the initial shares in SunCo which are held by members of the Unsecured Ad Hoc Committee will be redeemed by TopCo and SunCo respectively..

2.2	Details of the shares in SunCo

The B Preference Shares will bear a 15 per cent. PIK coupon and a right to distributions ranking prior to the A Shares, and will be issued at their nominal value of £1 with attached Penny Warrants.

Each B Preference Share will, until it is redeemed in full, entail the right to direct on a look-through basis SunCo’s voting rights in respect of one TopCo Share held by SunCo.

The A Shares will rank behind the B Preference Shares as to distributions and will not vote until the B Preference Shares are redeemed in full.

The Penny Warrants will entitle the holders to 20 per cent. of the A Shares post-exercise and will be stapled to the B Preference Shares but detachable in the event the B Preference Shares are redeemed in full.

2.3	Allocation Methodology for SUN New Equity Entitlement

The SUN New Equity Entitlement will entitle each Senior Unsecured Scheme Creditor to subscribe for up to a percentage of the SUN New Equity equal to its percentage interest in the Existing Senior Unsecured Notes on the Record Date (its “SUN New Equity Entitlement”) subject to and in accordance with the allocation methodology described below (the “SUN New Equity Allocation Methodology”). The cash amount in pounds sterling which it elects to subscribe for shall be its SUN New Equity Subscription Commitment.

Each Senior Unsecured Scheme Creditor will be issued SUN New Equity in an aggregate nominal value equal to its SUN New Equity Subscription Commitment subject to and in accordance with the allocation methodology described below:

2.3.1	if the aggregate SUN New Equity Subscription Commitments are equal to or less than £200,000,000, then:

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(i)	all of the SUN New Equity Subscription Commitments will be satisfied in full by issuance of B Preference Shares; and

(ii)	any and all residual B Preference Shares and all SUN New TopCo Shares will be subscribed for by the SUN New Equity Backstop Subscribers;

2.3.2	if the SUN New Equity Subscription Commitments are greater than £200,000,000, then:

(i)	the SUN New Equity Subscription Commitments of any Senior Unsecured Scheme Creditors whose respective SUN New Equity Subscription Commitments are equal to or less than their respective B Preference Share Pro Rata Entitlements will be satisfied in full by the issuance to them of B Preference Shares;

(ii)	the SUN New Equity Subscription Commitments of any Senior Unsecured Scheme Creditors whose respective SUN New Equity Subscription Commitments are greater than their respective B Preference Share Pro Rata Entitlements will be satisfied by:

(a)	the issuance to them of B Preference Shares equal to their respective B Preference Share Pro Rata Entitlements;

(b)	the issuance to them of any and all residual B Preference Shares (net of allocations under 2.3.2(i) and 2.3.2(ii)(a)) pro rata to the nominal amounts by which their respective SUN New Equity Subscription Commitments exceed their respective B Preference Share Pro Rata Entitlements; and

(c)	to the extent that their respective SUN New Equity Subscription Commitments have not been exhausted by (a) and (b) above, by the issuance to them of SUN New TopCo Shares (in an aggregate number reflecting the extent to which the SUN New Equity Subscription Commitments are greater than £200,000,000); and

(iii)	any and all residual SUN New TopCo Shares will be subscribed for by the SUN New Equity Backstop Subscribers.

The SUN New Equity Subscription Commitment of a Senior Unsecured Scheme Creditor shall be allocated among it and its Nominated Participant(s) in the proportions specified in its Account Holder Deed.

2.4	Allocation Methodology for A Shares Entitlement

Senior Unsecured Scheme Creditors will be allocated up to 304,593 A Shares with a nominal value of 1p subject to and in accordance with the allocation methodology described below (the “A Share Allocation Methodology”):

(i)	a Senior Unsecured Scheme Creditor which has subscribed 25 per cent. or more of its SUN New Equity Entitlement will receive an allocation of A Shares equalling its A Shares Entitlement;

(ii)	a Senior Unsecured Scheme Creditor which has not subscribed for 25 per cent. or more of its SUN New Equity Entitlement will receive an allocation of A Shares equalling 25 per cent. of its A Shares Entitlement; and

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(iii)	the maximum number of A Shares that can be allocated is 304,593 but, to the extent that (ii) applies, the total number of A Shares allocated will reduce from such maximum by a number of A Shares reflecting 75 per cent. of the A Shares Entitlement of each Senior Unsecured Scheme Creditor to which (ii) applies (and, for the avoidance of doubt, the number of A Shares reflecting such reduction shall not be allocated to any Senior Unsecured Scheme Creditor).

2.5	Implementation of the Composite Restructuring

In order for the Composite Restructuring to become effective, the Senior Unsecured Scheme requires the approval of the requisite majority of the Senior Unsecured Scheme Creditors. The Composite Restructuring is also conditional on, amongst other things, the consent of the requisite majorities of the Senior Unsecured Scheme Creditors and the Senior Secured Scheme Creditors having been obtained and the occurrence of the Scheme Effective Date and the Senior Secured Scheme Effective Date (see paragraph 5.1 of Part B (Overview of the Senior Unsecured Scheme). If the Senior Unsecured Scheme does not become effective and/or if any one of the Composite Restructuring Conditions is not satisfied, the Composite Restructuring will not take effect.

The effect of the Composite Restructuring and the Senior Unsecured Scheme on the Senior Unsecured Scheme Creditors will be the release of and discharge of the Existing Senior Unsecured Notes, together with all accrued interest, in consideration of:

(i)	the A Shares Entitlement; and

(ii)	the SUN New Equity Entitlement.

The effect of the Composite Restructuring and the Senior Secured Scheme on the Existing Senior Secured Creditors will be the release and discharge of the Existing Senior Secured Debt, together with all accrued interest, in consideration of:

(i)	the receipt of New Senior Secured Notes;

(ii)	the receipt of the SUN Equity Take-up Proceeds;

(iii)	the receipt of the SSC New TopCo Shares; and

(iv)	the receipt of the outstanding amounts of accrued and unpaid interest in respect of the Existing Senior Secured Debt owed to it up to (and including) the Composite Restructuring Effective Date, less (without double counting): (i) its Accrued Interest Cash Subscription Proceeds Entitlement; and (ii) its Accrued Interest TopCo Shares Entitlement,

in each case pro rata to the aggregate amount of Existing Senior Secured Debt held by each Senior Secured Scheme Creditor as at the Record Date provided that in the case of SSC New TopCo Shares representing £20,000,000 out of the SSC New TopCo Shares and £20,000 of the SUN Equity Take-up Proceeds, such entitlements shall be allocated pro rata to the amount of all accrued and unpaid interest, accruing up to (and including) 1 March 2015, in respect of the Existing Senior Secured Debt held by each Senior Secured Scheme Creditor on the Record Date.

Senior Secured Scheme Creditors will also have the right:

(i)	(pro rata to their holdings of Existing Senior Secured Debt as at the Record Date and backstopped by certain funds or accounts managed and/or advised by HPS) to subscribe for SSRI TopCo Shares representing an additional 2.69 per cent. of the

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Composite Restructuring TopCo Share Capital for an aggregate subscription price of £9,677,419; and

(ii)	(pro rata to their holdings of Existing Senior Secured Debt as at the Record Date and backstopped by certain members of the Secured Ad Hoc Committee) to subscribe for the New SSSNs.

As a result of the Composite Restructuring, TopCo would become the new Holding Company for the Restructured Group (and SunCo, the Holding Company of TopCo). For a diagram of the corporate structure following the Senior Secured Restructuring, please see Appendix 9 (Group Structure Pre-Restructuring and Post-Composite Restructuring) of this Explanatory Statement.

3	Debt structure of the Restructured Group following the Composite Restructuring

(in millions of £)
Composite Restructuring
New SSSNs	75
New Senior Secured Notes	425
Gross total debt	500
Cash (post-transaction fees)	(111)
Net total debt	389
Net Leverage	3.6x

Immediately following the completion of the Composite Restructuring, the £20,000,000 liquidity facility will be repaid, following which the debt structure of the Restructured Group will comprise:

(i)	indebtedness of £75,000,000 pursuant to the New SSSNs, which will mature in 2020. The New SSSNs will be super senior obligations of FinCo and will be secured by the New Transaction Security and guaranteed by certain of FinCo’s Subsidiaries. The New SSSNs Indenture will contain covenants that limit the Restructured Group’s ability to, among other things, incur additional indebtedness, make restricted payments (including dividends) or sell assets, certain events of default, including but not limited to, non-payment, misrepresentation, cross default above certain agreed amounts, insolvency events and certain insolvency proceedings; and

(ii)	indebtedness of £425,000,000 pursuant to the New Senior Secured Notes, which will mature in 2020. The New Senior Secured Notes will be senior obligations of FinCo and will be secured by the New Transaction Security and guaranteed by certain of FinCo’s Subsidiaries. The New Senior Secured Notes Indenture contains covenants that limit the Restructured Group’s ability to, among other things, incur additional indebtedness, make restricted payments (including dividends) or sell assets, and sets out certain events of default, including but not limited to, non-payment, misrepresentation, cross default above certain agreed amounts, insolvency events and certain insolvency proceedings.

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As a result of the Composite Restructuring, the external debt (including debt-like commitments) required to be supported by the Group will be reduced from approximately £1,050,000,000 (including accrued interest) to approximately £500,000,000 upon consummation of the Composite Restructuring.

4	Objectives of the Composite Restructuring

The primary objectives of the Composite Restructuring are to:

(i)	mitigate the risk of any of the Group companies having to file for liquidation (or another formal insolvency process), other than the administration of the Company contemplated in connection with the Composite Restructuring, which would likely cause the recoveries for Senior Unsecured Scheme Creditors to be materially lower than if the Composite Restructuring were to be completed successfully;

(ii)	implement a new capital structure so that the Restructured Group will possess a strengthened and de-levered balance sheet and a more appropriate debt service and maturity profile in light of the ongoing difficult trading conditions in the SME insurance market;

(iii)	inject £122,000,000 of new money in the form of:

(a)	the £72,000,000 proceeds of the New SSSNs;

(b)	the £40,322,581 proceeds of the SUN New Equity not applied in respect of the SUN Equity Take-up Proceeds; and

(c)	the £9,677,419 proceeds from the SSRI TopCo Shares,

to pay the Restructuring Costs Amount and ensure the Restructured Group has sufficient liquidity to service its working capital, capital expenditures and general corporate requirements (other than the funding of any acquisitions) and allowing the Restructured Group to continue trading; and

(iv)	provide the Senior Unsecured Scheme Creditors with the opportunity to participate further in a potential upside as a result of their being entitled to receive A Shares and subscribe for SUN New Equity.

5	Consequences of a failure to implement the Composite Restructuring

Given the current conditions affecting the Group and the impact on the Group’s trading performance, it is the view of the Board that the Group’s current level of debt is unsustainable and that the Group’s financial position is not sufficiently robust to provide a sound basis for its business going forward.

Whilst no assurance can be given that (even if the Composite Restructuring is successfully completed) the Group’s business will be successful in the future, the Board considers that, on the basis of professional advice it has received, the implementation of the Composite Restructuring is in the best interests of the relevant stakeholders taken as a whole (including the Senior Unsecured Scheme Creditors). Specifically, the Board believes that if the Company is not able to implement the Composite Restructuring, the Senior Secured Restructuring will proceed and, if implemented, this will result in no recovery for Senior Unsecured Scheme Creditors in respect of the Existing Senior Unsecured Notes.

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6	Corporate structure of the Group

The Group structure charts at Appendix 9 (Group Structure Pre-Restructuring and Post-Composite Restructuring) of this Explanatory Statement show the current structure of the Group and the structure of the Restructured Group following the Composite Restructuring.

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PART B
OVERVIEW OF THE SENIOR UNSECURED SCHEME

This section contains a brief overview of the Senior Unsecured Scheme. The summary information contained herein does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by references to, the more detailed information presented elsewhere in this Explanatory Statement and to the Senior Unsecured Scheme.

1	Overview

The Composite Restructuring is proposed to be effected by way of schemes of arrangement of the Company under the laws of England and Wales.

A scheme of arrangement is a formal procedure under Part 26 of the Act which enables a company to agree a compromise or arrangement with its creditors or any class of its creditors in respect of its debts or obligations owed to those creditors. A scheme of arrangement requires the following to occur in order to become legally binding:

(i)	the approval of a majority in number representing at least 75 per cent. in value of the creditors or class of creditors present in person or by proxy and voting at the meeting convened to approve the scheme of arrangement;

(ii)	the approval of the Court by the making of an order sanctioning the scheme of arrangement; and

(iii)	the delivery of the order sanctioning the scheme of arrangement to the Registrar of Companies.

If the scheme of arrangement is approved by the requisite majorities and sanctioned by the Court and the order sanctioning the scheme of arrangement is delivered to the Registrar of Companies, the scheme of arrangement will become effective in accordance with its terms and bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all.

A scheme of arrangement cannot be sanctioned by the Court unless the Court is satisfied, among other things, that the relevant provisions of Part 26 of the Act have been complied with and an intelligent and honest person, a member of the class concerned and acting in respect of his own interest, might reasonably approve the scheme of arrangement.

The role of the Senior Unsecured Scheme Creditors in the implementation of the Senior Unsecured Scheme is set out in detail in Appendix 2 of this Explanatory Statement, to which Senior Unsecured Scheme Creditors should refer.

Pursuant to the Scheme Directions Order, the Senior Unsecured Scheme Meeting will be held at or about 1:30 p.m. (London time) on 24 March 2015 at the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ. Alastair Lyons will act as Chairman of the Senior Unsecured Scheme Meeting, or, if for any reason he is unable so to act, Scott Egan, the interim chief executive officer of the Group, or Bruce Bell or Richard Holden of Linklaters LLP, will be the Chairman.

The form of the notice in respect of the Senior Unsecured Scheme Meeting is set out in Appendix 4 (Notice of Senior Unsecured Scheme Meeting) to this Explanatory Statement.

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2	What will the Senior Unsecured Scheme do?

The Senior Unsecured Scheme is a compromise and arrangement between the Company and the Senior Unsecured Scheme Creditors. As the Senior Unsecured Scheme can only bind the Company and the Senior Unsecured Scheme Creditors, certain third parties which will be required to perform actions in accordance with the terms of the Senior Unsecured Scheme have entered, or are expected to enter prior to the date of the Senior Unsecured Scheme Sanction Hearing, into deeds of undertaking and/or have agreed, or are expected to agree prior to the date of the Senior Unsecured Scheme Sanction Hearing, to appear at Court to undertake to perform those actions and, where necessary, be bound by the terms of the Senior Unsecured Scheme.

If the Composite Restructuring is implemented pursuant to the Senior Unsecured Scheme, the Transaction Securities will be issued to Senior Unsecured Scheme Creditors on the Composite Restructuring Effective Date or, in the case of A Shares Entitlements, a later date depending on when the relevant executed Account Holder Deed is received. In addition, pursuant to the Senior Unsecured Scheme, the Senior Unsecured Scheme Creditors will waive and release a number of claims they might have, in return for the Senior Unsecured Scheme Creditors and/or their Nominated Recipients and/or Nominated Participants (if applicable) receiving their consideration as per the terms of the Senior Unsecured Scheme. Each Senior Unsecured Scheme Creditor may choose to receive or subscribe for its Transaction Securities either directly (if it is an Eligible Person) or through its Nominated Recipients (for A Shares) and/or Nominated Participant(s) (for SUN New Equity) (so long as each such Nominated Recipient and/or Nominated Participant is an Eligible Person).

Notwithstanding that any Senior Unsecured Scheme Creditor does not vote on the Senior Unsecured Scheme, if the Scheme Effective Date occurs, such Senior Unsecured Scheme Creditor (and/or its Nominated Recipient(s)) will still be entitled to receive its A Shares Entitlement, save that an A Shares Entitlement may be withheld from being distributed to a Senior Unsecured Scheme Creditor (or its Nominated Recipient(s)) on the Composite Restructuring Effective Date if the Information Agent does not receive a validly completed Account Holder Deed from that Senior Unsecured Scheme Creditor and all of the information (including all relevant KYC Information), representations, confirmations and any other documentation required to be provided therein.

A Senior Unsecured Scheme Creditor (and/or its Nominated Participant(s)) will not, however, be entitled to subscribe for SUN New Equity unless it validly completes and submits a validly completed Account Holder Deed prior to the Voting Instruction Deadline.

3	Identity of Senior Unsecured Scheme Creditors

The Senior Unsecured Scheme is being proposed by the Company in respect of the Scheme Claims of the Senior Unsecured Scheme Creditors. The Senior Unsecured Scheme Creditors consist of:

(i)	the direct creditors in respect of the Existing Senior Unsecured Notes – the Existing Senior Unsecured Notes Common Depositary as holder of the Existing Senior Unsecured Notes and the Existing Senior Unsecured Notes Trustee solely as the beneficiaries of the covenants to repay principal and pay interest on the

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Existing Senior Unsecured Notes pursuant to the Existing Senior Unsecured Notes Indenture; and

(ii)	the contingent creditors in respect of the Existing Senior Unsecured Notes – the Existing Senior Unsecured Noteholders as the beneficial owners of and/or the persons with the ultimate economic interest in the Existing Senior Unsecured Notes.

The Existing Senior Unsecured Noteholders, as the beneficial owners of and/or the persons with the ultimate economic interest in the Existing Senior Unsecured Notes, are the persons with the “real” interest in the Scheme Claims and accordingly they will be entitled to vote in respect of the Senior Unsecured Scheme. To avoid double counting in respect of the Scheme Claims, each of the Existing Senior Unsecured Notes Trustee and the Existing Senior Unsecured Notes Common Depositary has confirmed in writing that it will not exercise any voting rights to which it may be entitled as a Senior Unsecured Scheme Creditor. This has been done to ensure an orderly voting procedure and is considered by the legal advisers to the Company to represent current market practice in this type of situation.

4	Senior Unsecured Scheme Meeting – process and voting

4.1	General

The Company considers that the rights of all the Senior Unsecured Scheme Creditors are sufficiently similar so as to make it possible for them to consult together with a view to a common interest because:

(i)	all Senior Unsecured Scheme Creditors have materially the same rights against the Company and the Group, in so far as the claims of the Senior Unsecured Scheme Creditors rank pari passu as between themselves and would have the same pari passu recovery in an insolvency of the Company;

(ii)	if the Senior Unsecured Scheme becomes effective in accordance with its terms, those rights will be compromised in materially the same way, and

(iii)	in all the circumstances, there is more to unite than divide all of the Senior Unsecured Scheme Creditors, so as to make any further classes unnecessary.

Accordingly, the Company has concluded that it is appropriate for the Senior Unsecured Scheme Creditors to vote together as one class at the Senior Unsecured Scheme Meeting.

Only those Senior Unsecured Scheme Creditors who are Senior Unsecured Scheme Creditors as at the Record Date are entitled to attend and vote, either in person or by proxy, by means of a validly completed and executed Account Holder Deed sent to the Information Agent in advance of the Voting Instruction Deadline.

In addition to completing and executing an Account Holder Deed, in order to be issued any A Shares or subscribe for SUN New Equity, Senior Unsecured Scheme Creditors will be required to complete and return all relevant KYC Information. See Part 4 of the Account Holder Deed for further information.

4.2	Voting on the Senior Unsecured Scheme by the Senior Unsecured Scheme Creditors

A Senior Unsecured Scheme Creditor may attend and vote at the Senior Unsecured Scheme Meeting, in its capacity as a Senior Unsecured Scheme Creditor, as long as it is

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clear that its Account Holder will not vote in respect of the holding of that Senior Unsecured Scheme Creditor. Due to the evidential difficulties of proving that a person owns securities held within a Clearing System, Senior Unsecured Scheme Creditors who wish to attend and vote in person at the Senior Unsecured Scheme Meeting must follow the procedures set out in this Explanatory Statement and the Account Holder Deed set out in Appendix 3 (Form of Account Holder Deed) to this Explanatory Statement.

The Existing Senior Unsecured Notes Trustee has not been consulted on the terms or the voting procedures of the Senior Unsecured Scheme Meeting. The Existing Senior Unsecured Notes Trustee expresses no opinion on the merits of the Senior Unsecured Scheme described herein or the voting procedures, and makes no representations as to the completeness or accuracy of this notice, but has authorised it to be stated that it has no objection to the Senior Unsecured Scheme being submitted to the Senior Unsecured Scheme Creditors for their consideration.

The means of voting has been designed to enable the Senior Unsecured Scheme Creditor, whose Existing Senior Unsecured Notes are held through a Clearing System, to vote through a form of ballot procedure with which they should be familiar. Consequently, Senior Unsecured Scheme Creditors will receive, with this Explanatory Statement, an Account Holder Deed with voting instructions from the Company which Senior Unsecured Scheme Creditors are urged to complete and submit in accordance with those instructions as soon as possible.

4.3	Completion of the Account Holder Deed by Senior Unsecured Scheme Creditors

Senior Unsecured Scheme Creditors who wish to vote at the Senior Unsecured Scheme Meeting should ensure that the Account Holder Deed set out in Appendix 3 (Form of Account Holder Deed) of this Explanatory Statement is validly completed, executed and submitted to the Company via the Information Agent as soon as possible in accordance with the instructions contained in the Account Holder Deed, irrespective of whether that Senior Unsecured Scheme Creditor intends to attend the Senior Unsecured Scheme Meeting, in order to exercise its right to vote at the Senior Unsecured Scheme Meeting.

If a Senior Unsecured Scheme Creditor wishes to receive or subscribe (or wishes to appoint one or more Nominated Recipients to receive (in the case of A Shares Entitlements) or Nominated Participants to subscribe (in the case of SUN New Equity Entitlements)) for the Transaction Securities, a validly completed and executed Account Holder Deed must be submitted to the Information Agent on its behalf.

Validly completed and executed Account Holder Deeds should be submitted to the Information Agent by email, fax or post (address: 85 Gresham Street, London, EC2V 7NQ, United Kingdom, Attention: Damian Watkin and Katerina Papamichael; fax: +61 292 85 1490; email: towergate@dfkingltd.com) as soon as possible and, in any event, so as to be received by the Information Agent prior to 10:00 a.m. (London time) on 20 March 2015 (being the “Voting Instruction Deadline”). Acceptance of an Account Holder Deed by the Information Agent for the purposes of voting on the Senior Unsecured Scheme is subject to receipt by the Information Agent of the relevant Senior Unsecured Scheme Creditor’s Custody Instructions prior to the Custody Instructions Deadline.

If a Senior Unsecured Scheme Creditor has not submitted a valid Account Holder Deed for the purposes of voting to the Information Agent before the Voting Instruction Deadline, that Senior Unsecured Scheme Creditor will not be entitled to vote at the Senior Unsecured Scheme Meeting.

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A Senior Unsecured Scheme Creditor (or, to the extent applicable, its Nominated Recipient(s)) will receive the A Shares Entitlement to which it is entitled in accordance with the terms of the Senior Unsecured Scheme:

(i)	on the Composite Restructuring Effective Date, if a valid Account Holder Deed in respect of that Senior Unsecured Scheme Creditor is delivered to and received by the Information Agent before the Voting Instruction Deadline; or

(ii)	on the Composite Restructuring Effective Date, if a valid Account Holder Deed in respect of that Senior Unsecured Scheme Creditor is delivered to and received by the Information Agent between the Voting Instruction Deadline and the date falling two Business Days prior to the Composite Restructuring Effective Date and the Company exercises its discretion to issue the A Shares Entitlement to that Senior Unsecured Scheme Creditor.

If a validly completed and executed Account Holder Deed is received by the Information Agent after the date falling two Business Days prior to the Composite Restructuring Effective Date, the Senior Unsecured Scheme Creditor may receive its A Shares Entitlement as soon as practicable after the date on which the Information Agent receives such validly completed and executed Account Holder Deed in accordance with the Holding Period arrangements detailed in paragraph 2 of Section 3 of Appendix 2.

If a Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) has not submitted a validly completed and executed Account Holder Deed for the purposes of subscribing for its SUN New Equity Entitlement to the Information Agent before the Voting Instruction Deadline, that Senior Unsecured Scheme Creditor or its Nominated Participant(s)) will not be able to receive or subscribe for its SUN New Equity.

If a Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) has not submitted a validly completed and executed Account Holder Deed for the purposes of subscribing for SUN New Equity to the Information Agent before the Voting Instruction Deadline, that Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) will not be able to subscribe for SUN New Equity.

Each Senior Unsecured Scheme Creditor acknowledges and agrees that:

(i)	its participation in the SUN New Equity is dependent on its funding of the relevant subscription amount for such entitlements into the required account(s) of the Escrow and Settlement Agent by the SUN New Equity Funding Date (or the Second SUN New Equity Funding Date, as applicable) in accordance with the Senior Unsecured Scheme unless such Senior Unsecured Scheme Creditor is a Regulated SUN New Equity Subscriber in which case its participation in the SUN New Equity is dependent on it subscribing for its SUN New Equity in cash on the Composite Restructuring Effective Date or otherwise in accordance with the Senior Unsecured Scheme;

(ii)	international rules and regulations and internal policies restrict: (i) the Escrow and Settlement Agent from accepting any monies from; and (ii) Crestbridge from recording as a holder of SUN New Equity, an entity which has not satisfied all the KYC and AML Checks; and

(iii)	if, for any reason, any relevant Senior Unsecured Scheme Creditor fails to fund the relevant subscription amount in accordance with paragraph (i) above (for any reason, including failure to satisfy all KYC and AML Checks in the form and

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substance required by the Escrow and Settlement Agent, acting in good faith) or fails to satisfy all the KYC and AML Checks required by Crestbridge by that time, such Senior Unsecured Scheme Creditor shall cease to be a SUN New Equity Subscriber and its SUN New Equity Subscription Commitment shall be zero, without prejudice to the terms of any undertakings as between the Senior Unsecured Scheme Creditors.

If a Senior Unsecured Scheme Creditor wishes to amend its voting instructions provided in an Account Holder Deed, it may do so by procuring that a new Account Holder Deed is sent to the Information Agent by the Voting Instruction Deadline. The last validly completed and executed Account Holder Deed received by the Information Agent in respect of a Senior Unsecured Scheme Creditor by the Voting Instruction Deadline will take precedence over any earlier validly submitted Account Holder Deed(s) in respect of that Senior Unsecured Scheme Creditor.

Please see Appendix 2 to this Explanatory Statement for more information in this regard.

4.4	Attendance in person at the Senior Unsecured Scheme Meeting

Each Senior Unsecured Scheme Creditor who wishes to be represented in person at the Senior Unsecured Scheme Meeting (or its proxy) will be required to register its attendance at the Senior Unsecured Scheme Meeting prior to its commencement. Registration will commence at 1:30 p.m. (London time) on 24 March 2015. A passport will be required as proof of personal identity to attend the Senior Unsecured Scheme Meeting and the passport number must match that on the Senior Unsecured Scheme Creditor’s Account Holder Deed. If appropriate personal identification is not produced, that person will only be permitted to attend and vote at the Senior Unsecured Scheme Meeting at the discretion of the Chairman.

4.5	Voting Value

Subject always to the discretion of the Chairman of the Senior Unsecured Scheme Meeting (including, as noted below), for voting purposes at the Senior Unsecured Scheme Meeting, the Voting Value attributable to an individual Senior Unsecured Scheme Creditor is determined in relation to Senior Unsecured Scheme Creditors as being the amount owing to such Senior Unsecured Scheme Creditor under the Existing Senior Unsecured Notes Indenture on the Record Date.

The Voting Value of Senior Unsecured Scheme Creditors will be calculated by the Company based on information confidentially provided to the Company by the Information Agent. This information will be used by the Chairman of the Senior Unsecured Scheme Meeting, in conjunction with the Information Agent acting in its capacity as independent scrutineer, to determine whether each resolution is passed at the Senior Unsecured Scheme Meeting. Senior Unsecured Scheme Creditors will not need to provide the Company with any information relating to the amount they are, or may be, owed in connection with their Scheme Claim in order for the Chairman of the Senior Unsecured Scheme Meeting to determine their Voting Value.

The Voting Value admitted by the Company, or by the Chairman of the Senior Unsecured Scheme Meeting, for voting purposes does not (of itself) constitute an admission of the existence or amounts of any Liability of the Company (or any company within the Group).

The Chairman of the Senior Unsecured Scheme Meeting may, for voting purposes only, reject the Voting Value attributed to a Senior Unsecured Scheme Creditor if the relevant

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Senior Unsecured Scheme Creditor has not complied with the applicable voting procedures and/or the instructions in relation to the Account Holder Deed.

Under the Senior Unsecured Scheme, the Company will not recognise any assignment or transfer of Scheme Claims after the Record Date for the purposes of calculating and distributing the Transaction Securities pursuant to the Senior Unsecured Scheme.

5	When will the Senior Unsecured Scheme and the Composite Restructuring become effective?

In order for the Senior Unsecured Scheme to become effective, the Senior Unsecured Scheme requires the approval of both a majority in number and at least 75 per cent. in value of the Senior Unsecured Scheme Creditors present and voting (either in person or by proxy) at the Senior Unsecured Scheme Meeting to be held at or about 1:30 p.m. (London time) on 24 March 2015, as well as the sanction of the Court at the Senior Unsecured Scheme Sanction Hearing and the lodging of the Scheme Sanction Order with the Registrar of Companies.

In order for the Composite Restructuring to become effective, it is also necessary to obtain the approval of both a majority in number and at least 75 per cent. in value of the scheme creditors present and voting (either in person or by proxy) at the scheme meeting for the Senior Secured Scheme to be held at or about 1:00 p.m. (London time) on 24 March 2015, as well as the sanction of the Court at the scheme sanction hearing for the Senior Secured Scheme and the lodging of the scheme sanction order for the Senior Secured Scheme with the Registrar of Companies.

The Information Agent will give notice and provide a certification, upon which the Existing Senior Unsecured Notes Trustee and the Escrow and Settlement Agent can rely, regarding the percentage of Senior Unsecured Scheme Creditors who have submitted validly completed and executed Account Holder Deeds and who have approved the Senior Unsecured Scheme.

If the Senior Unsecured Scheme becomes effective, each present and future holder of any A Shares Entitlements or SUN New Equity Entitlements will be bound by the Senior Unsecured Scheme and the Composite Restructuring Documents whether or not such holder approved the Senior Unsecured Scheme, objected to the Senior Unsecured Scheme or took no action in respect of the Senior Unsecured Scheme.

Each of the Existing Senior Secured Notes Trustee, the New Notes Trustee, the RCF Agent, the Existing Security Agent, the New Security Agent and the Escrow and Settlement Agent (acting in accordance with the Escrow and Settlement Deed) are irrevocably authorised and instructed pursuant to the Senior Secured Scheme on the Composite Restructuring Effective Date to take such actions and steps as are necessary and required of them to implement the Composite Restructuring Steps.

The Escrow and Settlement Agent is irrevocably authorised and instructed pursuant to the Senior Unsecured Scheme on the Composite Restructuring Effective Date to take such actions and steps as are necessary and required of it to implement the Composite Restructuring Steps.

The Senior Unsecured Scheme will become effective on the Scheme Effective Date. The Composite Restructuring Effective Date however will not occur and the Transaction Securities will not be issued pursuant to, or as described in, the Senior Unsecured Scheme

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to the Senior Unsecured Scheme Creditors (or, if applicable, their Nominated Recipients) until the Composite Restructuring Conditions have been satisfied or waived by (i) the Company and (ii) Senior Unsecured Scheme Creditors holding at least 50.01 per cent. of the aggregate Scheme Claims.

In addition to completing and executing an Account Holder Deed, in order to be issued any A Shares or subscribe for SUN New Equity, Senior Unsecured Scheme Creditors will be required to complete and return all relevant KYC Information. See Part 4 of the Account Holder Deed for further information.

5.1	Conditions to the Composite Restructuring becoming effective

The Composite Restructuring Conditions in respect of the Composite Restructuring are:

(i)	the occurrence of the Scheme Effective Date;

(ii)	SunCo having adopted the SunCo Articles;

(iii)	the satisfaction or waiver of all conditions precedent to each Composite Restructuring Document (other than the occurrence of the Composite Restructuring Conditions Satisfaction Time and/or the Composite Restructuring Effective Date);

(iv)	the Escrow and Settlement Agent notifying the Company and the Information Agent in writing that:

(a)	the aggregate of the balance deposited in the SSSNs Escrow Account and the SSSNs Escrow Exception Confirmed Amount totals £72,000,000;

(b)	the aggregate of the balance deposited in the SSRI Escrow Account and the SSRI Escrow Exception Confirmed Amount totals £9,677,419;

(c)	the aggregate of the balance deposited in the SUN New Equity Escrow Account and the SUN New Equity Escrow Exception Confirmed Amount, totals £290,322,581; and

(d)	the aggregate of the balance deposited in the Accrued Interest Account totals the Accrued Interest Amount;

(v)	any approval required by the FCA in connection with any change to the controllers or approved persons in relation to TIL and any of its regulated Subsidiaries and Holding Companies (including, without limitation, direct or indirect shareholders, other security holders, directors or executive managers) that is required, assuming the Composite Restructuring is consummated;

(vi)	the Senior Unsecured Scheme not having been terminated pursuant to clause 9.9 of the Senior Unsecured Scheme;

(vii)	the Senior Secured Scheme Effective Date having occurred; and

(viii)	the Senior Unsecured Termination Date not having occurred.

If the Composite Restructuring is implemented, the Prospective Administrators will be appointed over the Company pursuant to the Administration Appointment Documents and the Company acting by its Prospective Administrators will implement all the steps and undertake the relevant transactions described in in paragraphs 2.1 to 2.5 of Part A (Overview of the Composite Restructuring).

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5.2	Approval of the Senior Unsecured Scheme

Before the Senior Unsecured Scheme can become effective and binding on the Company and the Senior Unsecured Scheme Creditors, the Court must sanction the Senior Unsecured Scheme at the Senior Unsecured Scheme Sanction Hearing. The Senior Unsecured Scheme Sanction Hearing will take place if the requisite statutory majority of the Senior Unsecured Scheme Creditors have approved the Senior Unsecured Scheme at the Senior Unsecured Scheme Meeting. The Company expects that the Senior Unsecured Scheme Sanction Hearing will take place on or about 27 March 2015. The Company will give notice to Senior Unsecured Scheme Creditors of the exact time and date of the Senior Unsecured Scheme Sanction Hearing once it is confirmed with the Court.

The Company may, at the Senior Unsecured Scheme Sanction Hearing and to the extent practicable after consultation with the Advisers to the Unsecured Ad Hoc Committee, consent on behalf of all Senior Unsecured Scheme Creditors to any modification of, or addition to, the Senior Unsecured Scheme or to any terms or conditions that the Court may think fit to approve or impose, and which would not directly or indirectly have a material adverse effect on the interests of any Senior Unsecured Scheme Creditor or the Existing Senior Unsecured Notes Trustee.

The Senior Unsecured Scheme Sanction Hearing will qualify as a fairness hearing of the kind contemplated by Section 3(a)(10) of the Securities Act in relation to the A Shares Entitlement. All Senior Unsecured Scheme Creditors are entitled to attend in person or through representatives to oppose the sanctioning of the Senior Unsecured Scheme by the Court.

The Senior Unsecured Scheme will become effective on the Scheme Effective Date. The Composite Restructuring Effective Date will not occur until the Composite Restructuring Conditions have been satisfied or waived by (i) the Company and (ii) Senior Unsecured Scheme Creditors holding at least 50.01 per cent. of the aggregate Scheme Claims.

6	Composite Restructuring Documents

Pursuant to the Senior Unsecured Scheme, each of the Senior Unsecured Scheme Creditors irrevocably authorises the Company at any time following the Scheme Effective Date to enter into, execute and deliver as a deed (or otherwise) to the appropriate persons on behalf of each Senior Unsecured Scheme Creditor or its Nominated Recipient(s) and/or Nominated Participant(s) (to the extent applicable), the Composite Restructuring Documents which shall become effective and unconditionally and irrevocably binding upon all Senior Unsecured Scheme Creditors on the Scheme Effective Date.

Pursuant to the Companies Undertaking Deed, the RCF Agent Undertaking Deed, the Existing Security Agent Undertaking Deed and the Information Agent Undertaking Deed, each of SunCo, TopCo, MidCo, FinCo, TIL, the RCF Agent, the Existing Security Agent and the Information Agent have severally agreed or will shortly agree to be bound by and comply with the obligations expressed to apply to them under the Senior Secured Scheme and the Composite Restructuring Documents to which they are expressed to be a party, and their respective undertakings.

Pursuant to the Companies Undertaking Deed and the Information Agent Undertaking Deed, each of SunCo, TopCo, MidCo, FinCo, TIL and the Information Agent have severally agreed or will shortly agree to be bound by and comply with the obligations expressed to

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apply to them under the Senior Unsecured Scheme and the Composite Restructuring Documents to which they are expressed to be a party, and their respective undertakings.

The Composite Restructuring Documents will be signed (with all signature pages held in escrow by the Company and shall not be released or effective until the Composite Restructuring Effective Date unless agreed otherwise by the Majority Senior Secured Scheme Creditors and the Company an (where applicable) the New Notes Trustee or the New Security Agent) on or after the Scheme Effective Date to the extent that such documents have not already been fully signed and save that the Subscription and Transfer Deed will not be executed until immediately after the appointment of the Administrators. All signature pages will be released from escrow on the Composite Restructuring Effective Date in accordance with the terms of the Senior Unsecured Scheme and the Composite Restructuring Documents themselves. To the extent possible, the Composite Restructuring Steps will occur sequentially in the order set out in the Senior Unsecured Scheme. It is important to note that in the event that any Composite Restructuring Step does not occur, to the extent permitted by law, all other Composite Restructuring Steps will then not occur and any actions taken under or pursuant to prior Composite Restructuring Steps under the Senior Unsecured Scheme shall have no valid or binding legal effect.

Descriptions of certain of the Composite Restructuring Documents are set out in Part C (Composite Restructuring Documents) of this Explanatory Statement and copies of certain Composite Restructuring Documents are attached to the Senior Unsecured Scheme in Part G (Senior Unsecured Scheme) of this Explanatory Statement.

7	Issue of A Shares Entitlements and SUN New Equity Entitlements to the Senior Unsecured Scheme Creditors

7.1	A Shares Entitlements

Senior Unsecured Scheme Creditors (or their Nominated Recipients) shall be entitled to receive their A Shares Entitlements on the Composite Restructuring Effective Date in accordance with the provisions of the Senior Unsecured Scheme, save that A Shares Entitlements may be withheld from being distributed to a Senior Unsecured Scheme Creditor (or its Nominated Recipient(s)) on the Composite Restructuring Effective Date if the Information Agent does not receive a validly completed Account Holder Deed from that Senior Unsecured Scheme Creditor and all of the information (including all relevant KYC Information), representations, confirmations and any other documentation required to be provided therein.

7.2	SUN New Equity Entitlements

Without limiting the information set out in the “Important Securities Law Notice” section of this Explanatory Statement, the SUN New Equity will not be issued to a SUN New Equity Subscriber where such SUN New Equity Subscriber is a Disqualified Person. A SUN New Equity Subscriber may nominate a Nominated Participant (who itself must not be a Disqualified Person) to receive the SUN New Equity, provided, however, that when nominating a Nominated Participant, a SUN New Equity Subscriber who is a Disqualified Person will be required to represent and warrant to the Company, SunCo and TopCo (as applicable) that it will retain no pecuniary interest or control or influence over the decision to purchase the SUN New Equity to be subscribed for by the Nominated Participant. The commitment to subscribe for SUN New Equity in an Account Holder Deed shall be an irrevocable and binding commitment to subscribe for such SUN New Equity.

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Furthermore, SUN New Equity Subscribers or their Nominated Participants shall be entitled, but not obliged, to subscribe for SUN New Equity on the Composite Restructuring Effective Date, only to the extent that a validly completed and executed Account Holder Deed, on behalf of such SUN New Equity Subscriber or its Nominated Participant(s), is received by the Information Agent prior to the Voting Instruction Deadline.

As soon as reasonably practicable following the finalisation of the calculation of the SUN New Equity Subscription Commitment of each SUN New Equity Subscriber by the Information Agent, and in any event on the date of the Subscription Deadline, the Information Agent will, through the Clearing Systems and/or the account and notice details specified in the validly completed and executed Account Holder Deeds or validly completed and executed Proxy Deeds (as appropriate), deliver a notice to each SUN New Equity Subscriber (and each of their Nominated Participants) (if any and, in each case, as applicable) (the “SUN New Equity Funding Notice”) to:

(i)	notify it of its SUN New Equity Subscription Commitment; and

(ii)	except as set out below, require it to deposit in cleared funds into the SUN New Equity Escrow Account the amount of its SUN New Equity Subscription Commitment within seven Business Days of (and including) the date of the Subscription Deadline (the last such Business Day being the “SUN New Equity Funding Date”).

Any Regulated SUN New Equity Subscriber must confirm in writing to the Escrow and Settlement Agent and the Information Agent prior to the Subscription Deadline (a “Regulated SUN New Equity Subscriber Certificate”) that it is prohibited by applicable law, contract or regulation from depositing such funds with the Escrow and Settlement Agent and that it will purchase the SUN New Equity on a “delivery versus payment” basis on the Composite Restructuring Effective Date, and such Regulated SUN New Equity Subscriber shall not be required to deposit funds in escrow in the SUN New Equity Escrow Account on the SUN New Equity Funding Date and will instead purchase the SUN New Equity on a “delivery versus payment” basis on the Composite Restructuring Effective Date pursuant to alternative instructions delivered by the Escrow and Settlement Agent (in its capacity as settlement agent), in accordance with the paragraph below.

As soon as reasonably practicable following the date of the SUN New Equity Funding Notice, but in any event no later than 5:00 p.m. on the fourth Business Day after the Subscription Deadline, the Information Agent shall, through the Clearing Systems and/or the account and notice details specified in the validly completed and executed Account Holder Deeds, deliver a notice to each SUN New Equity Subscriber (and each of their Nominated Participants) (if any and, in each case, as applicable) that has provided the relevant KYC Information to the Information Agent to notify it of the details of the SUN New Equity Escrow Account or directions for receiving alternative settlement instructions if the Information Agent has received a Regulated SUN New Equity Subscriber Certificate from that SUN New Equity Subscriber (the “SUN New Equity Funding Details Notice”).

On or before 12:00 noon on the SUN New Equity Funding Date, each SUN New Equity Subscriber (other than a Regulated SUN New Equity Subscriber) to whom the Information Agent has delivered a SUN New Equity Funding Details Notice shall deposit the amounts specified in its SUN New Equity Funding Notice into the SUN New Equity Escrow Account.

SUN New Equity will be issued on the Composite Restructuring Effective Date to each SUN New Equity Subscriber or its Nominated Participant(s) against payment therefor.

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8	Chapter 15 Order

The Company will apply for permanent injunctive relief (subject to the Court sanctioning the Senior Unsecured Scheme) in the U.S. Bankruptcy Court in a case filed under Chapter 15 of the U.S. Bankruptcy Code.

The Company will seek relief that includes, amongst other things, that:

(i)	the Senior Unsecured Scheme is entitled to comity and full force and effect in the United States, and shall be enforceable against all Senior Unsecured Scheme Creditors;

(ii)	all claims of Senior Unsecured Scheme Creditors will be adjudicated pursuant to the terms of the Senior Unsecured Scheme;

(iii)	Senior Unsecured Scheme Creditors are enjoined from commencing or continuing any action or proceeding seeking relief against any of the Group or their successors in interest that is inconsistent with the Senior Unsecured Scheme, or enforcing any judgment, assessment or order, or arbitration award obtained against the Company or its successors in interest that is inconsistent with the Senior Unsecured Scheme;

(iv)	Senior Unsecured Scheme Creditors are permanently enjoined and restrained from commencing or continuing any action or other legal proceeding against the Composite Restructuring Released Parties or any of them in respect to any claim or cause of action, in law or in equity, arising out of or relating to any action taken or omitted to be taken by any of the Composite Restructuring Released Parties in connection with the Chapter 15 case or in preparing, disseminating, applying for or implementing the Senior Unsecured Scheme, or the Court Order;

(v)	Senior Unsecured Scheme Creditors are permanently enjoined from commencing or continuing any action, employing any process, or performing any act, to collect, recover or offset any debt cancelled, discharged or restructured pursuant to the Senior Unsecured Scheme, including (i) enforcing, levying, attaching (including any prejudgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly any judgment, award decree or order against the Company or such property, or any direct or indirect transferee of or successor to any property of the Company, or any property of such transferee or successor; or (ii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind against such property, provided however, that if such debt is restructured under the Senior Unsecured Scheme, such injunction applies only to the extent that commencing or continuing such action, employing such process or performing such act is inconsistent with the Senior Unsecured Scheme; and

(vi)	no action taken by the Chapter 15 Representative as a “foreign representative” in preparing, disseminating, applying for, implementing or otherwise acting in furtherance of the Senior Unsecured Scheme, the Composite Restructuring Documents, the order, the Chapter 15 case, any further order for additional relief in the Chapter 15 case, or any adversary proceedings in connection therewith, will be deemed to constitute a waiver of the immunity afforded the Chapter 15 Representative as “foreign representative” pursuant to section 1510 of the U.S. Bankruptcy Code.

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9	Consequences of a failure of the Senior Unsecured Scheme and the Composite Restructuring

As noted in paragraph 5 of Part A (Overview of the Composite Restructuring), the Board of the Company believes, on the basis of professional advice that it has received, that, in the absence of the implementation of the Composite Restructuring, it is likely that the Senior Secured Restructuring will be consummated. If the Senior Secured Restructuring is consummated, the Board of the Company believes that it is likely that the ultimate proceeds available to the Existing Senior Unsecured Holders would not provide for any recoveries for Existing Senior Unsecured Noteholders. The Board of the Company believes that continuing to run the business as a going concern (as would be the case following the implementation of the Composite Restructuring offers a greater probability of higher recoveries for the Senior Unsecured Scheme Creditors in respect of the Composite Restructuring and (ii) better prospects for the Group’s employees, in each case when compared with prospect of the Group entering into an insolvency procedure other than in connection with the implementation of the Composite Restructuring Proposal.

For further details of the risks of the Senior Unsecured Scheme and the Composite Restructuring, see Part D (Risk Factors) of this Explanatory Statement.

10	Questions

Senior Unsecured Scheme Creditors who wish to ask any questions in advance of the Senior Unsecured Scheme Meeting or the Senior Unsecured Scheme Sanction Hearing are encouraged to contact the Information Agent.

Additionally, Senior Unsecured Scheme Creditors will have the opportunity at the Senior Unsecured Scheme Meeting to raise any questions or issues they may have in relation to the Senior Unsecured Scheme.

11	Binding of third parties

SunCo, TopCo, MidCo, FinCo and TIL respectively, by executing the Companies Undertaking Deed, are expected to agree (amongst other things) to consent to, and be bound by, the Senior Unsecured Scheme, and to execute or procure to be executed all such documents, and to procure to be done all such acts and things as may be necessary or desirable to be executed or done by it for the purposes of giving effect to the Senior Unsecured Scheme.

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PART C

COMPOSITE RESTRUCTURING DOCUMENTS

This Part C of this Explanatory Statement contains high-level summaries of certain of the Composite Restructuring Documents. These summaries are not intended to be exhaustive or complete and Senior Unsecured Scheme Creditors should refer to the full text of the Composite Restructuring Documents themselves which are appended to this Explanatory Statement.

For the avoidance of doubt, any summaries of the principal provisions of the Senior Unsecured Scheme or any Composite Restructuring Document contained in this Explanatory Statement are qualified in their entirety by reference to the Senior Unsecured Scheme itself and the Composite Restructuring Documents.

The Senior Unsecured Scheme will only become legally binding and effective on the Scheme Effective Date.

All defined terms in this Part C which are used but not defined in this Explanatory Statement, shall have the meaning given to them in the relevant Composite Restructuring Document.

If the Senior Unsecured Scheme and Senior Secured Scheme become effective, the Senior Unsecured Scheme Creditors and the Senior Secured Scheme Creditors (as applicable) will become parties to a number of the following Composite Restructuring Documents:

1	The New SSSNs Indenture

Issuer:	FinCo.

Issue:	£75,000,000 in aggregate principal amount of New SSSNs.

Issue Price:	96.00 per cent.

Guarantors:	All obligations of FinCo under the New SSSNs will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “New SSSNs Guarantees”) by the Guarantors provided that recourse of the New SSSNs Guarantee provided by MidCo shall be limited to the enforcement of its pledge of the shares of the FinCo); provided that no New SSSNs Guarantee will be required if such New SSSNs Guarantee could reasonably be expected to give rise to or result in:

(a)	personal liability for the officers, directors or shareholders of such Restricted Subsidiary;

(b)	any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on any date on which such a subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition) from guaranteeing the New SSSNs that cannot be avoided or otherwise prevented through measures reasonably available to FinCo or such Restricted Subsidiary; or

(c)	any significant cost, expense, liability or obligation (including with respect of any taxes) other than reasonable out of pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings

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required as a result of, or any measures pursuant to paragraph (b) undertaken in connection with, such New SSSNs Guarantee, which cannot be avoided through measures reasonably available to FinCo or the Restricted Subsidiary.

Ranking:	Senior and pari passu with the New Senior Secured Notes, except that in relation to the distribution of the proceeds of an enforcement of the New Transaction Security, the New SSSNs will have contractual seniority to the New Senior Secured Notes.

Restricted Group:	FinCo and each direct and indirect subsidiary of FinCo that has not been designated as an Unrestricted Subsidiary by FinCo. FinCo may designate a subsidiary as an Unrestricted Subsidiary for purposes of the New SSSNs on the same basis that it may designate such subsidiary as an Unrestricted Subsidiary under the terms of the New Senior Secured Notes (and only if such subsidiary is also designated as an Unrestricted Subsidiary under the New Senior Secured Notes).

Purpose:	The proceeds of the New SSSNs will be used by FinCo for working capital, capital expenditures, general corporate purposes and the repayment of a bridge loan provided by certain members of the Unsecured Ad Hoc Committee

Closing Date:	The Composite Restructuring Effective Date.

Maturity Date:	The date that is 59 months following the Composite Restructuring Effective Date.

Interest and Interest Payment Dates:	3 month GBP LIBOR plus 7.50 per cent., subject to a LIBOR floor of 1.00 per cent.

Payable quarterly.

Day count fraction: Actual/365.

Payment Upon Maturity:	100 per cent. of the face amount, plus any accrued and unpaid interest.

Optional Redemption:	At any time on or after the Composite Restructuring Effective Date, and prior to maturity, upon not less than 30 nor more than 60 days’ notice, FinCo may redeem all or part of the New SSSNs in amounts of £10,000 or integral multiples of £1 in excess thereof at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on the Composite Restructuring Effective Date or the anniversary thereof (as applicable) in the years set forth below:

Year	Notes Redemption Price

2015	104.00 per cent.

2016	103.00 per cent.

2017	102.00 per cent.

2018 or thereafter	100.00 per cent.

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With conditions and exceptions set out in the New SSSNs Indenture will also permit FinCo, at its option, to redeem all, but not less than all, of the New SSSNs, at any time thereafter, upon not less than 30 nor more than 60 days’ notice at a redemption price of 100 per cent. of their principal amount, plus accrued and unpaid interest, if any, upon the occurrence of a change in withholding tax law.

Excess Proceeds Offer:	Excess Proceeds Offer provisions will be included in the New SSSNs Indenture that are the same as the Excess Proceeds Offer provisions included in the New Senior Secured Notes Indenture, with such amendments as are required to reflect the priority of the New SSSNs in the distribution of proceeds of an enforcement of the New Transaction Security.

New Senior Secured Notes Repurchase Condition:	No purchase, prepayment, redemption or other acquisition or retirement of any New Senior Secured Notes or any other debt of the FinCo ranking pari passu with the New Senior Secured Notes (but not including super senior liabilities, including the New SSSNs), or any refinancing thereof (unless the New SSSNs are concurrently prepaid in full), for cash shall be permitted unless:

(a) funded with new equity/deeply subordinated shareholder debt or amounts available to be paid to shareholders or Permitted Refinancing Debt thereof;

(b) following the occurrence of a Change of Control (provided that each Restricted Subsidiary is in compliance with the Change of Control prepayment requirements under the New SSSNs); or

(c) with any excess proceeds remaining following on excess proceeds offer undertaken in accordance with the Asset Sale covenant of the New SSSNs Indenture.

Security:

Subject to the certain customary exceptions, fixed and floating rate charges over all assets of FinCo and the Guarantors under the New SSSNs, as well as 100 per cent. of the capital stock of FinCo, which on the Composite Restructuring Effective Date will be held by MidCo.

Each New SSSN Holder, by accepting New SSSNs, shall be deemed (i) to have authorised the New Security Agent to enter into the New Intercreditor Agreement and other security documentation, and to be its agent thereunder, and (ii) to be bound thereby.

In addition, the New SSSNs Indenture will authorise and require the New Security Agent to enter into any acceptable intercreditor agreement which allows (at FinCo’s option) additional debt that is permitted to be incurred under the New SSSNs Indenture.

Release of Guarantee:	Release of Guarantee provisions will be included in the New SSSNs Indenture consistent with those included in the New Senior Secured Notes Indenture.

Covenants:	Negative and customary covenants that are the same as those

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included in the New Senior Secured Notes Indenture, including:

(a)	indebtedness;

(b)	liens;

(c)	restricted payments;

(d)	asset disposals;

(e)	transactions with affiliates; and

(f)	dividend lock-up,

with such amendments as are required to reflect the priority of the New SSSNs in the distribution of proceeds of an enforcement of the Transaction Security.

Affirmative covenants that are the same as those included in the New Senior Secured Notes Indenture, including provision of information, and maintenance of corporate existence, properties, insurance, and regulatory licenses of the FCA.

Financial Maintenance Covenant:	None.

Events of Default:	Events of default will be included in the New SSSNs Indenture consistent with those included in the New Senior Secured Notes Indenture, except that a default in under any material secured indebtedness shall also constitute an event of default.

Intercreditor Agreement:

The New SSSN Holders will be subject to the New Intercreditor Agreement, governing, among other things, the relationship between, inter alios, the New SSSN Holders and the New Senior Secured Noteholders.

The New Senior Secured Notes Indenture will also provide that FinCo, the Guarantors, the New Notes Trustee, and the New Security Agent will agree to any amendments to the New Intercreditor Agreement, or will enter into or accede to additional intercreditor agreements on terms substantially similar to the New Intercreditor Agreement in connection with the incurrence of future debt permitted to share in the collateral.

No Registration/ Transfer Restrictions:	The New SSSNs and the New SSSNs Guarantees will not be registered under the Securities Act, or the laws of any other jurisdiction, and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. person (as such term is defined in Regulation S) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In the United States, the New SSSNs may only be transferred to QIBs within the meaning of Rule 144A under the Securities Act in compliance with Rule 144A under the Securities Act. Outside the United States, the offering is being made in reliance on Regulation S.

Governing Law and Jurisdiction:	The New SSSNs and New SSSNs Indenture will be governed by New York law and will provide that the parties will submit to the non-

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exclusive jurisdiction and venue of the federal and state courts of the State of New York sitting in the Borough of Manhattan and will waive any right to trial by jury.

Listing:	As soon as practicable and in any event no later than the first interest payment date, FinCo will cause the New SSSNs to be listed on the Irish Stock Exchange, Global Exchange Market or another exchange that will permit the New SSSNs to be exempt from interest withholding tax.

Clearing:	Euroclear and Clearstream, Luxembourg.

2	The New Senior Secured Notes Indenture

The New Senior Secured Notes will be issued subject to the New Senior Secured Notes Indenture. The terms of the New Senior Secured Notes Indenture will not be identical to the Existing SSNs Indenture.

Issuer:	FinCo.

Issue:	£425,000,000 in aggregate principal amount of New Senior Secured Notes.

The New Senior Secured Notes will be issued in minimum denominations of £59,000 and integral multiples of £1 in excess thereof. New Senior Secured Notes in denominations of less than £59,000 will not be available.

Issue Price:	100.00 per cent.

Guarantors:	All obligations of FinCo under the New Senior Secured Notes will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “New Senior Secured Notes Guarantees”) by the Guarantors, subject to certain limitations to be specified in the New Senior Secured Notes Indenture, provided that recourse of the New Senior Secured Notes Guarantee provided by MidCo shall be limited to the enforcement of its pledge of the shares of FinCo, provided that no New Senior Secured Notes Guarantee will be required if such New Senior Secured Notes Guarantee could reasonably be expected to give rise to or result in:

(a)	personal liability for the officers, directors or shareholders of such Restricted Subsidiary;

(b)	any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to FinCo or such Restricted Subsidiary; or

(c)	any significant cost, expense, liability or obligation (including with respect of any taxes) other than reasonable out of pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to paragraph (b) undertaken in connection with, such New Senior Secured Notes Guarantee, which cannot be avoided through measures reasonably available to FinCo or the

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Restricted Subsidiary.

Ranking:	Senior and pari passu with the New SSSNs, except that in relation to the distribution of the proceeds of an enforcement of the New Transaction Security, the New SSSNs (and any Future Super Senior Debt (as defined in the New Intercreditor Agreement) will have contractual seniority to the New Senior Secured Notes.

Restricted Group:	FinCo and each direct and indirect subsidiary of FinCo that has not been designated as an Unrestricted Subsidiary by FinCo. FinCo may designate a subsidiary as an Unrestricted Subsidiary as provided in the New Senior Secured Notes Indenture.

Closing Date:	The Composite Restructuring Effective Date.

Maturity Date:	Fifth anniversary of the Composite Restructuring Effective Date.

Interest and Interest Payment Dates:	8.75 per cent., payable semi-annually. Calculation of interest will be on the basis of a 360-day year of twelve 30-day months.

Payment Upon Maturity:	100 per cent. of the face amount, plus any accrued and unpaid interest.

Optional Redemption:	At any time on or after the Composite Restructuring Effective Date, and prior to maturity, upon not less than 30 nor more than 60 days’ notice, FinCo may redeem all or part of the New Senior Secured Notes in amounts of £59,000 or integral multiples of £1 in excess thereof at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on the Composite Restructuring Effective Date or the anniversary thereof (as applicable) in the years set forth below:

Year	Notes Redemption Price

2015	104.00 per cent.

2016	102.00 per cent.

2017	101.00 per cent.

2018 and thereafter	100.00 per cent.

With certain conditions and exceptions, the New Senior Secured Notes Indenture will also permit FinCo, at its option, to redeem all, but not less than all, of the New Senior Secured Notes, at any time thereafter, upon not less than 30 nor more than 60 days’ notice at a redemption price of 100 per cent. of their principal amount, plus accrued and unpaid interest, if any, upon the occurrence of a change in withholding tax law.

Excess Proceeds Offer:	Subject to a right of re-investment, FinCo will, within 30 Business Days after the aggregate amount of excess proceeds from an Asset Sale exceeds £25 million, make an offer to purchase (an “Excess Proceeds Offer”) from all holders of the New Senior Secured Notes

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and (to the extent required by such debt) from the holders of any pari passu debt (which, in the case of any excess proceeds constituting proceeds from the disposition of collateral, were secured by a pari passu lien on such collateral), on a pro rata basis, in accordance with the procedures set out in the New Senior Secured Notes Indenture. The offer price as to each New Senior Secured Note will be payable in cash in an amount equal to 100 per cent. of the principal of such New Senior Secured Note, plus accrued and unpaid interest, if any, to the date of purchase.

If the aggregate principal amount of New Senior Secured Notes and any pari passu debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of excess proceeds, FinCo may use such amount for general corporate purposes not otherwise prohibited by the New Senior Secured Notes Indenture.

Security:	Subject to the certain customary exceptions, fixed and floating rate charges over all assets of FinCo and the Guarantors, as well as 100 per cent. of the capital stock of FinCo, which on the Composite Restructuring Effective Date will be held by MidCo.

Each New Senior Secured Noteholder, by accepting New Senior Secured Notes under the New Senior Secured Notes Indenture, will be deemed (i) to have authorised the New Security Agent to enter into the New Intercreditor Agreement and other security documentation, and to be its agent thereunder, and (ii) to be bound thereby.

In addition, the New Senior Secured Notes Indenture will authorise and require the New Security Agent to enter into any acceptable intercreditor agreement which allows (at FinCo’s option) additional debt that is permitted to be incurred under the New Senior Secured Notes Indenture.

Release of Guarantee	A New Senior Secured Note Guarantee will be automatically released:

(a)	upon any sale or disposition of (i) Capital Stock of a Guarantor following which it is no longer a Restricted Subsidiary, or (ii) all or substantially all assets a Guarantor to a person that is not (either before or after giving effect to such transaction), FinCo, a Restricted Subsidiary, or an Affiliate of FinCo and that complies with the asset disposals covenant and the Guarantor ceases to be a Restricted Subsidiary as a result of such sale or disposition;

(b)	upon the designation of such Guarantor as an Unrestricted Subsidiary;

(c)	upon legal defeasance, covenant defeasance, and satisfaction and discharge;

(d)	in permitted consolidations with, mergers into, or asset transfers by a Guarantor to FinCo;

(e)	as allowed by the amendments and waivers provisions;

(f)	in accordance with the Intercreditor Agreement or any

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additional intercreditor agreement; and

(g)	in connection with any redress liability management exercise pursuant to the asset disposals covenant or the definition of Permitted Investments.

Negative Covenants:	The New Senior Secured Notes Indenture shall include certain negative covenants, including, among others, covenants relating to:

(a)	indebtedness;

(b)	liens;

(c)	restricted payments;

(d)	asset disposals;

(e)	transactions with affiliates; and

(f)	dividend lock-up.

Additional Covenants:	The New Senior Secured Notes Indenture shall include other customary covenants, including covenants relating to:

	(a)	maintenance of securities interests;

	(b)	entry into additional creditor agreements (including with any financier of junior indebtedness);

	(c)	payments for consents; and

	(d)	limitations on layering of indebtedness.

Financial Maintenance Covenants:	None.

Events of Default:	Each of the following will be an event of default under the New Senior Secured Notes Indenture:

(a)	default for 30 days in the payment when due of any interest or any Additional Amounts;

(b)	default in the payment of the principal of or premium, if any, on any New Senior Secured Note at Maturity;

(c)	failure to comply with the covenant on consolidation, merger and sale of assets;

(d)	failure to make or consummate an Excess Proceeds Offer in accordance with the covenant limiting the sale of certain assets;

(e)	failure to make or consummate a Change of Control Offer;

(f)	failure to comply with any covenant or agreement of FinCo or of any Restricted Subsidiary that is contained in the New Senior Secured Notes Indenture or any New Senior Secured Notes Guarantees (other than specified in paragraph (a), (b), (c), (d) or (e) above) and such failure continues for a period of 30 days or more after written notice;

(g)	default under the terms of any instrument evidencing or securing the debt of FinCo or any Restricted Subsidiary having an outstanding principal amount in excess of £20 million individually or in the aggregate, if that default: (x)

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results in the acceleration of the payment of such debt or (y) is caused by the failure to pay any amount owed on such debt after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment, and such failure to make a payment has not been waived and the total amount of such debt unpaid or accelerated exceeds £20 million or its equivalent at the time;

(h)	any New Senior Secured Notes Guarantee of a significant subsidiary ceases to be in full force and effect;

(i)	(i) the security interests purported to be created under any security document will, at any time, cease to be in full force and effect and constitute a valid and perfected lien with the required priority with respect to collateral having a fair market value in excess of £5 million or (ii) any security interest purported to be created under any security document is declared invalid or unenforceable and such failure to be in full force and effect or such assertion has continued uncured for a period of 30 days;

(j)	final judgments rendered against FinCo or any material subsidiary, either individually or in an aggregate amount, in excess of £20 million, and either a creditor will have commenced an enforcement proceeding upon such judgment, order or decree or there will have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect; and

(k)	the occurrence of certain events of bankruptcy, insolvency, receivership or reorganisation with respect to FinCo or any material subsidiary.

Intercreditor Agreement:	The New Senior Secured Noteholders will be subject to the New Intercreditor Agreement, governing, among other things, the relationship between, inter alios, the New SSSN Holders and the New Senior Secured Noteholders.

The New Senior Secured Notes Indenture will also provide that FinCo, the Guarantors, the New Notes Trustee, and the New Security Agent will agree to any amendments to the New Intercreditor Agreement, or will enter into or accede to additional intercreditor agreements on terms substantially similar to the New Intercreditor Agreement in connection with the incurrence of future debt permitted to share in the collateral.

Governing Law and Jurisdiction:	The New Senior Secured Notes and New Senior Secured Notes Indenture will be governed by New York law and will provide that the parties will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York sitting in the Borough of Manhattan and will waive any right to trial by jury.

Listing:	As soon as practicable and in any event no later than the first interest payment date, FinCo will cause the New Senior Secured Notes to be

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listed on the Irish Stock Exchange, Global Exchange Market or another exchange that will permit the New Senior Secured Notes to be exempt from interest withholding tax.

Clearing:	Euroclear and Clearstream, Luxembourg.

3	The New Intercreditor Agreement

If the Senior Unsecured Scheme and the Senior Secured Scheme becomes effective, the Restructured Group and its creditors will become party to the New Intercreditor Agreement pursuant to the Composite Restructuring.

The defined terms used in this paragraph 3 are defined by reference to the defined terms set out in the New Intercreditor Agreement, rather than as defined in this Explanatory Statement.

The terms and conditions of the ranking and subordination of the various Liabilities and the Transaction Security owed by the Debtors to, amongst others, the Super Senior Noteholders, Senior Secured Creditors, the Pari Passu Creditors, the Hedge Counterparties and the Second Ranking Secured Debt Creditors are set out in the form of the New Intercreditor Agreement.

Ranking and Priority:	The New Intercreditor Agreement provides that the liabilities of the Debtors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking liabilities as follows:

(l)	first, the Super Senior Debt, the Senior Secured Notes Liabilities, the Hedging Liabilities (to the extent not already included in the Super Senior Debt), the Pari Passu Debt, the Second Ranking Secured Debt, the Super Senior Trustee Amounts, the Senior Secured Notes Trustee Amounts, the Second Ranking Secured Notes Trustee Amounts and the Creditor Representative Liabilities pari passu and without any preference between them (but without prejudice to the Payments Waterfall);

(m)	second, the Intra-Group Liabilities pari passu between themselves and without any preference between them; and

(n)	third, the Shareholder Liabilities pari passu between themselves and without any preference between them.

Application of Proceeds / Waterfall:	All amounts received or recovered by the Security Agent in connection with the realisation or Enforcement of all or any part of the Transaction Security or otherwise paid to the Security Agent in accordance with the New Intercreditor Agreement for application in accordance with the Payments Waterfall (the “Enforcement Proceeds”), will be paid to the Security Agent for application in accordance with the following payments waterfall in each case to the extent that security has been given in favour of such obligations (the “Payments Waterfall”):

•	first, in payment or distribution of the following amounts in the

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following order: (i) pari passu and pro rata of any sums owing to the Security Agent, any Receiver or any Delegate from any Party and to each Notes Trustee of any Notes Trustee Amounts payable thereto; and then (ii) pari passu and pro rata to each Creditor Representative (to the extent not included in (i) above and excluding any Hedge Counterparty as its own Creditor Representative) of the costs and expenses of each such Creditor Representative and any receiver, attorney or agent appointed by such Creditor Representative under any Transaction Security Document or the New Intercreditor Agreement

•	second, pari passu and pro rata in or towards payment or distribution of all costs and expenses incurred by each Secured Party in connection with the realisation or enforcement of Transaction Security taken in accordance with the terms of the New Intercreditor Agreement or any action taken at the request of the Security Agent;

•	third, in or towards payment or distribution to:

(i)	the Super Senior Notes Trustee on behalf of the Super Senior Noteholders; and

(ii)	the Future Super Senior Debt Representative on behalf of the Future Super Senior Creditors; and

(iii)	the Priority Hedge Counterparties,

for application towards the discharge of:

		(A)	the Super Senior Notes Liabilities in accordance with the terms of the Super Senior Notes Indenture; and

		(B)	the Future Super Senior Debt in accordance with the terms of the Future Super Senior Debt Documents; and

		(C)	the Priority Hedging Liabilities (in proportion to each Priority Hedge Counterparty’s Priority Hedge Proportion),

on a pro rata basis as between paragraphs (A), (B) and (C) above;

•	fourth, in or towards payment or distribution to:

	(i)	the Senior Secured Notes Trustee on behalf of the Senior Secured Noteholders; and

	(ii)	the relevant Creditor Representative on behalf of the Pari Passu Creditors; and

	(iii)	the Non-Priority Hedge Counterparties,

for application towards the discharge of:

(A)	the Senior Secured Notes Liabilities in accordance with the Senior Secured Notes Indenture; and

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(B)	the Pari Passu Debt in accordance with the Pari Passu Debt Documents; and

(C)	the Non-Priority Hedging Liabilities (in proportion to each Non-Priority Hedge Counterparty’s Non-Priority Hedge Proportion),

on a pro rata basis as between paragraphs (A), (B) and (C) above;

	•	fifth, after the Senior Secured Discharge Date, in or towards payment or distribution to the Second Ranking Secured Debt Representative on behalf of the Second Ranking Secured Debt Creditors for application towards the discharge of the Second Ranking Secured Debt in accordance with the Second Ranking Secured Debt Documents; and

	•	sixth, after the Second Ranking Secured Discharge Date, in payment of the surplus (if any) to the relevant Debtor or other person entitled to it.

General:	The New Intercreditor Agreement will contain provisions dealing with:

(a)	close-out rights for the Priority Hedge Counterparties and the Non-Priority Hedge Counterparties;

(b)	the circumstances in which a Priority Hedge Counterparty and a Non-Priority Hedge Counterparty may take Enforcement Action in relation to its hedging and customary provisions to provide that the Group is not over-hedged;

(c)	the incurrence of Additional Indebtedness so long as not otherwise prohibited under the Debt Documents and in compliance with the agreed parameters for such class of debt, and that in each case will allow (including, without limitation, by way of amendment to the New Intercreditor Agreement if necessary) (i) such Additional Indebtedness to benefit from the same ranking and (if applicable) security as the New Super Senior Debt or, as the case may be, the Senior Secured Liabilities or the Second Ranking Secured Debt and (ii) certain creditors and agents with respect to such Additional Indebtedness to accede to the New Intercreditor Agreement and benefit from, and be subject to, the provisions of the New Intercreditor Agreement;

(d)	the refinancing of any Super Senior Debt, Senior Secured Notes Liabilities, Pari Passu Debt and/or the Second Ranking Secured Debt (such refinancing indebtedness “Permitted Refinancing Debt”) so long as not otherwise prohibited under the Debt Documents and in compliance with the agreed parameters for such class of debt, and in each case that will allow (including, without limitation, by way of amendment to the New Intercreditor Agreement if necessary) (i) such Permitted Refinancing Debt to benefit from the same ranking and (if applicable) security as the Super Senior Debt or, as the case may be, the Senior Secured Notes Liabilities, Pari Passu

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Debt or the Senior Ranking Secured Debt being refinanced and (ii) certain creditors and agents with respect to such Permitted Refinancing Debt to accede to the New Intercreditor Agreement and benefit from, and be subject to, the provisions of the New Intercreditor Agreement;

	(e)	customary turnover of payments;

	(f)	payments received by creditors which are not permitted by the New Intercreditor Agreement shall be required to be held on trust for the Security Agent and provided to the Security Agent for application in accordance with the Payments Waterfall; and

	(g)	customary protections for the Security Agent, Senior Secured Notes Trustee and the Creditor Representative of Future Super Senior Debt, Pari Passu Debt and Second Ranking Secured Debt.

Governing Law:	English law.

For further information please refer to the New Intercreditor Agreement which is attached at appendix 9 to the Senior Secured Scheme Explanatory Statement.

4	The Shareholders’ Deeds

The A Shares Entitlements and SUN New Equity Entitlements for the Senior Unsecured Scheme Creditors will include TopCo Shares and SunCo Shares. The governance terms of SunCo are specified in the SunCo Shareholders’ Deed attached at Appendix 6 to this Explanatory Statement and the SunCo Articles attached at Appendix 5 to this Explanatory Statement. The governance terms of TopCo are specified in the TopCo Shareholders’ Deed attached at Appendix 8 to this Explanatory Statement and the TopCo Articles attached at Appendix 7 to this Explanatory Statement. You are urged to read these documents in full to understand the governance arrangements for TopCo and SunCo. As explained further below and due to the look-through nature of SunCo, rights in respect of SunCo Shares are directly governed by the TopCo governance documents as well as the SunCo governance documents.

4.1	SunCo Shareholders’ Deed

A. GENERAL

Classes of share:	Equity will take the form of:

	(a)	A Shares with no voting rights until the B Preference Shares are repaid in full;

	(b)	B Preference Shares with one vote per share; and

	(c)	Penny Warrants for additional 20 per cent. of A Shares (post exercise on a fully diluted basis) stapled to the B Preference Shares until B Preference Shares are repaid in full.

SunCo will hold a number of TopCo Shares equal to the number of B Preference Shares and will continue to hold the same number of TopCo Shares after the B Preference Shares have been redeemed

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in full.

B. SHAREHOLDER DECISION MAKING

General application of supermajority shareholder voting threshold	The SunCo Shareholders’ Deed includes a widely drafted list of reserved matters requiring an 85 per cent. supermajority affirmative vote with the effect that the powers of the directors of SunCo to act without the consent of the 85 per cent. of the SunCo Shareholders is limited.

Written Resolutions:	The same voting thresholds will apply in relation to action by written consent of the shareholders.

Look through	The directors of SunCo will exercise all of SunCo’s rights as shareholder of TopCo in accordance with the instructions of the Shareholders of SunCo. The board of SunCo has no discretion in respect of the voting of its TopCo Shares and shall only vote on TopCo Shareholder resolutions so as to achieve the same result as if the Shareholders of SunCo had been Shareholders of TopCo.

C. BOARD OF DIRECTORS

Board Constitution:

The board shall be comprised of four directors.

If the largest single shareholder holds 30 per cent. or more of the shares in SunCo it shall be entitled to appoint two directors and the next two largest shareholders shall be entitled to appoint one director each.

If more than one shareholder, each holding 30 per cent. or more of the shares in SunCo hold an identical number of shares in SunCo then the four largest shareholders in SunCo shall be entitled to appoint one director each.

If no single shareholder holds 30 per cent. or more of the shares in SunCo then the four largest shareholders in SunCo shall be entitled to appoint one director each.

If at any time a shareholder who has appointed a director or directors ceases to hold the relevant proportion of the shares in SunCo, then that shareholders’ appointee director(s) must resign from the board and the appointing shareholder must procure the same.

Board Meetings:	Board meetings to be convened at least twice yearly, in the UK with a majority of directors present in person.

Voting:

Quorum: three directors. Each board member has one vote.

All business shall require the majority approval of the directors, provided that any single director shall be entitled to require that a shareholder vote be called on any given matter, irrespective of whether approved by the other directors.

D. SHARE TRANSFERS

Generally:	The SunCo Shareholders’ Deed contains limited provisions in relation to transfers of SunCo Shares and Penny Warrants. However, the holders of SunCo Shares and Penny Warrants will be subject to the provisions of the TopCo Shareholders’ Deed in respect of share

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transfers including, without limitation, those in respect of drag-along, tag-along and mandatory offer.

E. Further Equity Issues/Debt Issues

No additional debt or equity

No further equity or debt will be issued by SunCo following the Composite Restructuring Effective Date other than (i) intercompany loans from TopCo and (ii) A Shares issued to holders of the Penny Warrants in accordance with the terms thereof.

Any additional equity in respect of which the holders of SunCo Shares shall have rights to participate pursuant to the terms of the TopCo Shareholders’ Deed (pre-emptively or, in relation to emergency issuances, on a catch-up basis) shall be held directly in TopCo.

4.2	TopCo Shareholders’ Deed

Participation:	The Senior Secured Scheme Creditors will participate directly in the governance of TopCo and will hold on an aggregate basis at least 16.67 per cent. of the TopCo Shares (being the SSC New TopCo Shares) and will be entitled to subscribe for an additional 2.69 per cent. of TopCo Shares (being the SSRI TopCo Shares) for potentially up to 19.36 per cent. of the TopCo Shares. The Senior Unsecured Scheme Creditors will participate in TopCo (i) indirectly through SunCo, which will hold 55.56 per cent of the TopCo Shares, and (ii) directly holding potentially up to 25.09 per cent. of the TopCo Shares.

Participation through SunCo:	The Senior Unsecured Scheme Creditors will hold their TopCo Shares through SunCo. SunCo’s only assets will be the TopCo Shares. SunCo will issue to its shareholders following the Scheme Effective Date the following instruments (together, the “SunCo Securities”):

(a)	B Preference Shares with one vote per Share (“B Preference Securities”),

(b)	A Ordinary Shares which hold no voting rights until the B Preference Shares have been repaid and redeemed in full (“A Ordinary Shares”),

(c)	immediately exercisable penny warrants for additional A Ordinary Shares, stapled to the B Preference Shares (in the same proportion among them) until the B Preference Shares are repaid and redeemed in full or until such warrants have been exercised (“Warrants”)

SunCo will make any distributions:

(a)	first in priority on the B Preference Shares, pro rata among them in accordance with their terms; and

(b)	second, once the B Preference Shares have been repaid and redeemed in full pro rata among the holders of A Ordinary Shares.

SunCo will agree not to change its capital structure, issue additional shares in its capital (other than upon the exercise of Warrants), list any of its shares on or transfer or acquire TopCo Shares following the

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Composite Restructuring Effective Date.

The B Preference Shares can only be redeemed in full, not in part. The number of B Preference Shares shall always prior to their full redemption equal the number of TopCo Shares held by SunCo.

Look-Through Basis:	Under the Composite Governance Documents, the SunCo shareholders generally will be treated as direct holders of TopCo Shares on a look-through basis pro rata to their holdings of B Preference Shares (on a one to one basis) until they are redeemed in full and only thereafter pro rata to their holdings of A Ordinary Shares (based on the ratio of A Ordinary Shares to TopCo Shares held by SunCo). References to holdings of TopCo Shares on a look-through basis are used to reflect the above. References to TopCo shareholders or holders of TopCo Shares on a look-through basis include both direct holders of TopCo Shares (other than SunCo) and all holders of SunCo Securities.

In relation to matters to be voted on by holders of TopCo Shares, TopCo will notify SunCo, who will in turn notify as soon as reasonably practicable each of the holders of B Preference Shares (before their redemption) and the A Ordinary Shares (only after the redemption of the B Preference Shares) and seek their instructions in relation to any resolution proposed. SunCo will exercise or abstain from exercising its votes in respect of its TopCo Shares to reflect instructions given by the respective holder of B Preference Shares or A Ordinary Shares, as applicable, to vote for, vote against, or abstain from voting in respect of the TopCo Shares on a look-through basis held by that holder on any resolution proposed (and where no instruction is given that shall be taken as an instruction to abstain).

No additional debt or equity:	No further equity or debt will be issued by SunCo following the Restructuring Effective Date other than (i) intercompany loans from TopCo and (ii) A Ordinary Shares issued to holders of the Penny Warrants in accordance with the terms hereof.

Any additional equity in respect of which the holders of SunCo Shares shall have rights to participate pursuant to the terms of the TopCo Shareholders’ Deed (pre-emptively or, in relation to emergency issuances, on a catch-up basis) shall be acquired by them directly in the form of TopCo Shares and not through SunCo.

Board:	The board of directors (the “Composite Board”) will have a minimum of five directors and a maximum of nine directors;

(a)

two executive directors (being the CEO and CFO) appointed by Composite Shareholder Simple Majority or Composite Shareholder Special Majority, as applicable, (unless delegated to the Board by the same majority);

(b) three non-executive independent directors (within the meaning of the UK Corporate Governance Code), one of whom will be the Chairman of the Composite Board, appointed by Composite Shareholder Simple Majority or

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Composite Shareholder Special Majority, as applicable, (unless delegated to the Board by the same majority);

	(c)	an additional number of up to four non-executive directors (“Investor Directors”), appointed as follows: each TopCo shareholder on a look-through basis may appoint up to one Investor Director if (i) that shareholder holds (together with concert parties and affiliates) more than 10 per cent. of the TopCo Shares on a look-through basis; and (ii) has obtained any requisite authorisation of the FCA and any competent anti-trust or competition authorities (each such shareholder a “Composite Entitled Shareholder”), provided that such shareholder may appoint up to two further directors if such Composite Entitled Shareholder holds 30 per cent. or more of the TopCo Shares on a look-through basis; and

	(d)	any Composite Entitled Shareholder and any other TopCo shareholder or shareholders who together hold at least 5 per cent of the TopCo Shares on a look-through basis shall be entitled to appoint an equal number of Composite Board observers (which number shall be capped at the number appointed as at the end of the fourth full calendar month after the Composite Restructuring Effective Date) who may attend Composite Board meetings but cannot speak or vote.

The number of Investor Directors is capped at four. The number of observers also is capped at the number in place as at the end of the fourth full calendar month after the Composite Restructuring Effective Date. These director and observer positions are allocated among holders of TopCo Shares on a look-through basis meeting the criteria for appointing such directors or observers based on a series of rules provided in the Composite Governance Documents.

An Entitled Shareholder having the right to appoint three Investor Directors on the Composite Restructuring Effective Date may, for a period of four months after the Composite Restructuring Effective Date transfer the right to appoint one Investor Director. If this does not occur, such Entitled Shareholder will on the expiry of such four month period lose the right to appoint Investor Director 4.

Board Committees:	Certain functions of the Composite Board may be vested in the following committees:

	(a)	Audit Committee – responsible for, among other functions, monitoring and reviewing the group’s internal financial controls and audit function;

	(b)	Risk Committee – supervises regulatory compliance and risk management;

	(c)	Remuneration Committee – responsible for recommending remuneration and performance targets for management and recommending the remuneration of directors;

	(d)	Nomination Committee – responsible for recommending the appointment of management and directors;

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(e)	Investment Committee -- responsible for the formulation, monitoring, review and implementation of the Group’s strategy regarding acquisitions and disposals.

Any TopCo shareholder on a look-through basis that has appointed an Investor Director and/or a Composite Board observer can appoint (and remove or replace) an observer to each committee above, who may attend the relevant committee meetings but cannot speak or vote.

Board Meetings:	At least: (i) one meeting per month for current financial year and the subsequent first full financial year thereafter; and (ii) at least six meetings per financial year thereafter.

Appointment and Removal of Directors:	Appointment and removal of directors must be approved by Composite Shareholder Simple Majority or Composite Shareholder Special Majority, as applicable, (unless delegated to the Board by the same majority), except for Investor Directors who shall be appointed (and removed or replaced) by the Composite Entitled Shareholder who appointed them.

Board Decision Making:	Quorum requires a majority of all directors and each director shall have one vote, except that the Chairman has a casting vote. Different thresholds apply to different board resolutions. Depending on the resolution it may be passed by:

(a)	a majority of the entire board or its members present or represented;

(b)	a majority of the independent directors;

(c)	board unanimity;

(d)	a majority of the board and of the Investor Directors (“Investor Director Matters”), provided that if an equal number of Investor Directors vote for and against a resolution the resolution may be subsequently be passed by a majority of the full board.

Investor Director Matters:	Investor Director Matters include (without limitation) certain matters relating to:

(a)	accounting and auditors;

(b)	acquisitions under £15 million, disposals under £15 million and joint ventures under £10 million (below the £2.5 million threshold these matters can be delegated to any committee or management);

(c)	employment and share schemes;

(d)	strategic decisions; and

(e)	debt financing matters.

TopCo Shareholder Decision Making:	The Composite Governance Documents provide that certain matters will be reserved for the shareholders. Subject to applicable laws such matters are to be decided by the affirmative vote of the following percentage of the TopCo Shares present and voting at a meeting or all TopCo Shares in case of action by written consent, in each case

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on a look-through basis:

(a)	“Composite Shareholder Supermajority”: meaning at least 85 per cent.;

(b)	“Composite Shareholder Special Majority” meaning where no shareholder (on a look-through basis) holds more than 35 per cent.: at least 60 per cent., where the largest shareholder (on a look-through basis) holds greater than 35 per cent. but less than 60 per cent., at least 70 per cent.; and where the largest shareholder (on a look-through basis) holds more than 60 per cent., at least 75 per cent.; or

(c)	“Composite Shareholder Simple Majority” (meaning more than 50 per cent.)

Composite Shareholder	A Composite Shareholder Supermajority vote is required for certain matters, including, among other in relation to:

Supermajority Matters:	(a)	issuing shares or other equity interest or any alteration to share capital (other than in connection with an acquisition or an Emergency Issue); and

	(b)	changes to TopCo’s constitutional documents;

TopCo Shareholder Reserved Matters:	For matters reserved to the shareholders, which are not Composite Shareholder Supermajority matters, the approval threshold will depend on whether the given matter has previously been approved by all the Investor Directors. If the Investor Directors unanimously approve the matter the threshold will be Composite Shareholder Simple Majority and, if not, the threshold will be Composite Shareholder Special Majority. Such matters include, among other:

(a)	issuing shares or other equity interests in connection with an acquisition or an Emergency Issue;

(b)	acquisitions over £15m, disposals over £15m and joint ventures over £10m;

(c)	declaration of dividends and other distributions;

(d)	remuneration of directors; and

(e)	winding-up.

Related Party Transactions:	Transactions in which holders of TopCo Shares on a look-through basis or directors (or their concert parties or affiliates) have an interest must be (i) undertaken in good faith on arms’ length commercial terms not less favourable than those available from third parties and (ii) unanimously approved by all members of the Composite Board (including the affirmative approval of all non-executive independent directors). The interest of any such persons in such transaction must be disclosed by such person to the Composite Board.

TopCo Share Transfers:	TopCo Shares and SunCo Shares will be unlisted but freely transferable except to certain “restricted persons” (being, subject to certain carve outs, competitors of the Group in the same territory), subject to Composite Drag-Along Rights, Composite Tag-Along

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Rights and Mandatory Offer provisions. Certain important terms that apply to these rights are set out below under “Payments for SunCo Securities and “Certain Additional Key Terms for Drag-Along Rights, Tag-Along Rights and Mandatory Offer”.

Composite Drag-Along Rights:	Where any transfer of TopCo Shares or SunCo Securities held by a person (“Selling Shareholder”) results in a person (other than a person who held (together with concert parties and affiliates) more than 25 per cent. of the TopCo Shares on a look-through basis immediately following the restructuring) holding (together with concert parties and affiliates) at least 66⅔ per cent. of the TopCo Shares on a look-through basis, the buyer (the “Drag Along Buyer”) is entitled to require all other holders (except SunCo) (the “Dragged Shareholders”) to transfer to it for cash all of their TopCo Shares, and all of their SunCo Securities (“Drag-Along Sale”).

Subject to the fair market value procedures described below, the consideration to be paid per TopCo Share will be an amount in cash (the “Drag Price”) equal to the greatest of:

(a)	the highest Look-Through Consideration per Share based on any Reference Transaction (as defined below) with respect to the Drag-Along Sale,

(b)	the highest Look-Through Consideration per Share based on any transfer of any TopCo Share, B Preference Share or, following the redemption in full of the B Preference Shares, an A Ordinary Share or a Warrant of the Selling Shareholder or any Dragged Shareholder in connection with the Drag-Along Sale (the highest of the prices in (a) and (b) being the “Drag Reference Price”), and

(c)	if a Drag Fair Market Value Event has occurred, then at the request of any Dragged Shareholder, Fair Market Value per TopCo Share (determined using the procedures described below)

Where the consideration offered in connection with the proposed Drag-Along Sale includes a non-cash component, each Dragged Shareholder may elect to receive consideration for its Dragged Securities in the same form and to the same extent.

See below regarding the “Price for SunCo Securities”.

Composite Tag-Along Rights:	Where any transfer of Shares results in a person (other than a person who held (together with concert parties and affiliates) more than 25 per cent. of the TopCo Shares on a look-through basis (immediately following the restructuring) holding (together with concert parties and affiliates) 50 per cent. or more of the TopCo Shares on a look-through basis (the “Tag Purchaser”), each of the other holders (except SunCo) may require the Tag Purchaser to purchase all but not part of its TopCo Shares and SunCo Securities (“Tagging Securities”) for cash (a “Tag-Along Sale”, and each holder exercising that right, a “Tagging Shareholder”).

Subject to the fair market value procedures described below, the

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consideration to be paid per TopCo Share will be an amount in cash (the “Tag Price”) equal to the greater of:

(a)	the highest Look-Through Consideration per Share determined based on any Reference Transaction with respect to the Tag-Along Sale, and

(b)	the highest Look-Through Consideration per Share determined based on any Transfer of any Share held by the Selling Shareholder or any Tagging Shareholder in connection with the Tag-Along Sale

(the highest of the two being the “Tag Reference Price”).

Where the consideration offered in connection with the proposed Tag-Along Sale is wholly or partly payable otherwise than in cash, each Tagging Shareholder may elect to receive consideration for its Tagging Securities in the same form and to the same extent.

See below regarding the “Price for SunCo Securities”.

Mandatory Offer:	Subject to certain carve outs described in the Composite Governance Documents, where a holder (together with concert parties and affiliates) holds more than 75 per cent. of the TopCo Shares (on a look-through basis), such holder (the “Mandatory Purchaser”) must offer to purchase for cash (a “Mandatory Offer”) all TopCo Shares held by all other holders (other than SunCo) and all SunCo Securities held by other holders (the “Mandatory Offer Securities”).

Subject to the fair market value procedures described below, the consideration to be paid by the Mandatory Offer Purchaser per TopCo Share shall be an amount in cash (the “Mandatory Offer Price”) equal to the highest Look-Through Consideration per Share determined based on any Reference Transaction (the “Mandatory Offer Reference Price”).

Look-Through Consideration	The “Look-Through Consideration Per Share” is an amount per TopCo Share equal to:

per Share:	(a)	if the transfer is of a TopCo Share, or a B Preference Share, the consideration (including the fair market value of non-cash consideration) per TopCo Share or B Preference Share paid in such transfer,

	(b)	if the transfer is of an A Ordinary Share, the product of (x) the total number of A Ordinary Shares outstanding and issuable upon exercise of Warrants at the time of such transfer, divided by the total number of TopCo Shares held by SunCo, multiplied by (y) the consideration (including the fair market value of non-cash consideration) per A Ordinary Share paid in such transfer, and

	(c)	with respect to a Warrant, the result of (x) the consideration (including the fair market value of non-cash consideration) per Warrant paid or to be paid in such transfer divided by the total number of A Ordinary Shares for which the Warrant is exercisable, plus the strike price per A Ordinary Share, times

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(y) the total number of A Ordinary Shares then outstanding on a fully diluted basis divided by the TopCo Shares then held by SunCo,

in each case, (a) through (c) adjusted any distributions paid to the holder of a Topco Share as of a record date falling after completion of the Reference Transaction and before the date of the notice triggering the Drag-Along, Tag-Along or Mandatory Offer process.

“Reference Transaction” means any transfer of a Share, B Preference Share or (following the redemption in full of all the B Preference Shares) A Ordinary Share or Warrant to the relevant Drag-Along Purchaser, Tag-Along Purchaser or Mandatory Purchaser (or any concert parties or affiliates) in the twelve (12) month period preceding the date of the notice triggering the relevant Drag-Along Sale, Tag-Along Sale or Mandatory Offer process, as applicable.

The fair market value of any non-cash consideration included in the Look-Through Consideration per Share will be determined in accordance with these fair market value procedures below.

Price for SunCo Securities:	The consideration to be paid to the holder thereof for each SunCo Security in a Drag-Along Sale, Tag-Along Sale or Mandatory Offer will be an amount in cash equal to the amount that would have been received by the holder of such SunCo Security following a sale of all of SunCo’s TopCo Shares at the Drag Price, Tag Price, or Mandatory Offer Price, as applicable.

Fair Market Value Procedures:	If any Dragged Shareholder so requests, if there is a Drag-Fair Market Value Event, or if there is a Fair Market Value Event and any Tagging Shareholder or shareholder to whom a Mandatory Offer is extended so requests, in case of a Tag-Along Sale or a Mandatory Offer, a fair market value procedure would apply as set out in the Composite Governance Documents. If the fair market value so determined for a TopCo Share that is a Dragged Security, Tagging Security or Mandatory Offer Security is higher than its Drag-Along Reference Price, Tag-Along Reference Price or Mandatory Offer Reference Price, as applicable, the Drag Price, Tag Price or Mandatory Offer Price as applicable for the Drag-Along Sale, Tag-Along Sale or Mandatory Offer procedure will be equal to the fair market value of a TopCo Share as so determined.

The value of any non-cash consideration paid in any Reference Transaction will also be determined in accordance with the same fair market value procedures.

For purposes of the Drag-Along provisions described above:

A “Drag Fair Market Value Event” occurs, in connection with a Drag-Along Sales, (i) if the Drag-Along Purchaser is KKR, Highbridge or Sankaty (or any of their concert parties or affiliates or related funds), or (ii) the number of Shares transferred in the Drag-Along Sale or any Reference Transaction for the Drag Along Sale that is a bona fide arms’ length transaction or part of a series of related transactions involving a transfer only of Shares (and not also involving, for

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example, SunCo Securities) is less than 1% of all the Shares issued and outstanding as at the Effective Date.

For purposes of the Tag-Along and Mandatory Offer provisions described above:

A “Fair Market Value Event” is, any of the following events:

(i) more than 80 per cent. of the par value of the B Preference Shares at issue thereof has been repaid or redeemed at any point since the date that falls twelve (12) months before the date the notice triggering the Tag-Along Sale or Mandatory Offer process, is delivered, or

(ii) the Tag Reference Price or Mandatory Offer Reference Price, respectively, is in excess of 80 per cent. of the sum of the par value of a B Preference Share plus accrued interest at the time the notice triggering the Tag-Along Sale or the Mandatory Offer process, is delivered.

New Issuance at TopCo level:	All new issuances of equity to third parties will take place at the TopCo level and will (except in respect of the management incentive plan) be of TopCo Shares. SunCo shareholders (not SunCo) will have the right to participate directly in new TopCo issuances, and so no additional TopCo equity will be issued to SunCo.

Equity Issues:	Save in relation to an Acquisition Issue or Emergency Issue, any issue of TopCo Shares shall be made in good faith, at fair market value and on arm’s length commercial terms and (i) affirmatively approved by a majority of the non-executive independent directors and supported by a fairness opinion that the issue is fair from a financial point of view to all holders of TopCo Shares, including to non-subscribing holders; or (ii) unanimously affirmatively approved by the Composite Board, on that basis, including affirmative approval by all non-executive independent directors.

Acquisition Issues:	An issue of TopCo Shares to a third party vendor in connection with an acquisition of any shares, undertaking or business by TopCo (an “Acquisition Issue”) may be made where such acquisition is approved by the requisite majority of holders of TopCo Shares or the Composite Board (as applicable to the relevant transaction).

Emergency Issues:	Emergency issues of TopCo Shares up to such amount as is required to avert a default on any material financing or inadequate liquidity (including in light of applicable capital restrictions or requirements imposed by any regulatory authority), all as reasonably determined in good faith by the Composite Board as part of its approval thereof (an “Emergency Issue”), can be made, only with the approval of the Composite Board (including the affirmative approval of the majority of all non-executive independent directors) to one or more holders of TopCo Shares on a look-through basis after the Composite Board has used reasonable endeavours to obtain such financing from independent third parties and has not succeeded to do so, and subject to governmental approvals.

TopCo shareholders (other than SunCo) and each holder of SunCo

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Securities who do not participate in the Emergency Issue have a pro rata catch-up right based on their TopCo Shares on a look-through basis.

Pre-emptive Rights – Equity:	Each TopCo shareholder (other than SunCo) and each holder of SunCo Securities will have the right to subscribe to any future issue of TopCo Shares (other than to any primary offering thereof in connection with a listing) on a pro rata basis based on its TopCo Shares on a look-through basis, with pro rata right of pre-emption for any such TopCo Shares not taken up by any other holders of Top Co Shares or SunCo Securities. Shareholders do not have a right of pre-emption in relation to Acquisition Issues or Emergency Issues (subject to the catch-up right referred to above).

Pre-emptive Rights – Debt:	Debt can only be issued by members of the Group to holders of TopCo Shares on a look-through basis, directors or their respective affiliates in good-faith and on arm’s length commercial terms and may be entered into only with prior unanimous approval of the Composite Board, including affirmative approval of all non-executive independent directors, only after the Composite Board has used reasonable endeavours to obtain such financing from independent third parties and has not succeeded in doing so on at least as favourable terms. TopCo shareholders have a pro rata pre-emption right (and catch-up rights) based on their TopCo Shares on a look-through basis to participate in any debt issuance exceeding £100m issued by members of the Group to TopCo shareholders on a look-through basis, Directors or their affiliates, subject to certain exceptions.

Composite Exit Events:	A Composite Exit Event (other than such an event that comprises the exercise of Composite Drag Along Rights, Composite Tag Along Rights or the launch of a Mandatory Offer) must be approved by a Simple Majority or Special Majority, as applicable. The Composite Board or one or more holders holding (in aggregate) at least 15 per cent. of the TopCo Shares on a look-through basis can require a shareholder vote on a proposed Composite Exit Event (but may not call another vote without simple majority approval within three months of an unsuccessful vote).

The Composite Governance Documents require each holder of TopCo Shares or SunCo Securities to cooperate in connection with a Composite Exit Event following approval thereof as above, including by exercising voting rights and consenting to amendments to the Composite Governance Documents as reasonably requested in good faith and required to effect the Composite Exit Event (except to the extent this adversely affects the relevant shareholder disproportionally).

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Management Incentive Plan:	The Composite Governance Documents contemplate the adoption of a management incentive plan (“MIP”) on customary market terms for certain members of the senior management team of TopCo after the Effective Date. The Composite Governance Documents require each TopCo Shareholder on a look-through basis to procure that the implementation of the MIP is permitted, including by waiving any pre-emptive rights described above.

The MIP will be subject to the approval of the Remuneration Committee and the Board (including the affirmative vote of a majority of all Non-Executive Independent Directors).

It is expected that the MIP may involve a cash based incentive plan and/or the issue of a new class of shares in TopCo which will be non-voting shares or shares subject to voting undertakings to ensure that the voting rights and proportions of the shareholders are unaffected.

The maximum permissible dilution resulting from the MIP shall be equivalent to the issuance of an additional number of TopCo Shares that represents up to 12 per cent. of diluted share capital by TopCo.

Amendments:	The Composite Shareholders Deed may be amended by shareholders holding at least 95 per cent. of the TopCo Shares (on a look-through basis) (other than the Holding Period Trustee) (provided that the amendments do not adversely and disproportionally affect the rights or entitlements non-consenting shareholders).

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PART D
RISK FACTORS

All statements in this document are to be read subject to, and are qualified in their entirety by, the matters referred to in this section.

The risk factors described below are those that the Company believes are potentially significant but should not be regarded as a comprehensive statement of all potential risks and uncertainties relating to the Composite Restructuring and/or the Restructured Group’s business, financial condition and results of operations. Additional risks and uncertainties not presently known to the Company, or that the Company currently considers to be less material, may also have an adverse effect on the Composite Restructuring and/or the Restructured Group’s business, financial condition and results of operations and no assurance can be given that all material risks relating to the Transaction Securities or the Restructured Group are set out below. Senior Unsecured Scheme Creditors should carefully consider these risk factors and the other information set out in this document.

This document also contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this document.

If a Senior Unsecured Scheme Creditor is in any doubt about the action it should take, such Senior Unsecured Scheme Creditor is advised to consult an appropriately authorised independent financial adviser who specialises in advising on the acquisition of equity, debt and other securities.

The risk factors outlined below are described as applicable to the Restructured Group immediately following the implementation of the Composite Restructuring.

1	Risks Relating to the Composite Restructuring

1.1	The effectiveness of the Senior Unsecured Scheme requires the approval of the Senior Unsecured Scheme Creditors

In order for the Senior Unsecured Scheme to become effective, it must be approved by the Senior Unsecured Scheme Creditors. If, notwithstanding the fact that over 75 per cent. of the Senior Unsecured Scheme Creditors have given undertakings to vote in favour of the Senior Unsecured Scheme at the Senior Unsecured Scheme Meeting pursuant to the Composite Lock-up Agreement, a significant number of the Senior Unsecured Scheme Creditors do not vote in favour of the Senior Unsecured Scheme (whether due to a material adverse change having occurred or otherwise), then the Senior Unsecured Scheme may not be approved at the Senior Unsecured Scheme Meeting, in which case the Senior Unsecured Scheme would be withdrawn and the Composite Restructuring would not be implemented.

1.2	The effectiveness of the Senior Unsecured Scheme (and the Senior Secured Scheme) requires the sanction of the Court

In order for the Senior Unsecured Scheme to become effective under English law, the Senior Unsecured Scheme (and the Senior Secured Scheme) must receive the sanction of the Court at the Senior Unsecured Scheme Sanction Hearing and the Scheme Sanction Order must be lodged with the Registrar of Companies. The Court will not sanction the

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Senior Unsecured Scheme (or the Senior Secured Scheme) unless it is satisfied that the correct procedures have been followed, the proposed arrangements are reasonable and that there are no other reasons why the Senior Unsecured Scheme (or the Senior Secured Scheme) should not be approved. Although the Company, the Senior Unsecured Scheme Creditors and the Existing Senior Secured Creditors have been professionally advised in relation to the Senior Unsecured Scheme (and the Senior Secured Scheme) and the transactions contemplated by it, there can be no assurance that the Court will determine that the Senior Unsecured Scheme (or the Senior Secured Scheme) is reasonable or that the Court will refrain from concluding that there are other reasons why the Senior Unsecured Scheme (or the Senior Secured Scheme) should not be approved. If the Court does not approve the Senior Unsecured Scheme (or the Senior Secured Scheme), or in each case approves it subject to conditions or amendments which (i) the Company deems unacceptable or (ii) would have (directly or indirectly) a material adverse effect on the interests of any Senior Unsecured Scheme Creditors (or, in the case of the Senior Secured Scheme, the Senior Secured Scheme Creditors) and such conditions or amendments are not approved by the Senior Unsecured Scheme Creditors (or, in the case of the Senior Secured Scheme, the Senior Secured Scheme Creditors), the Senior Unsecured Scheme (or the Senior Secured Scheme) will remain ineffective and the Composite Restructuring may fail to be implemented.

1.3	Even if the Senior Unsecured Scheme Creditors approve the Senior Unsecured Scheme, the Senior Unsecured Scheme may be objected to and may not be completed

Even if the Senior Unsecured Scheme is approved at the Senior Unsecured Scheme Meeting, it is possible for a person with an interest in the Senior Unsecured Scheme (whether an Existing Senior Unsecured Noteholder or otherwise) to object to the Senior Unsecured Scheme and to attend or be represented at the Senior Unsecured Scheme Sanction Hearing in order to make representations that the Senior Unsecured Scheme should not be approved and to appeal against the granting of the Scheme Sanction Order. Therefore, it is possible that objections will be made at or before the Senior Unsecured Scheme Sanction Hearing or that an appeal will be made against the granting of the Scheme Sanction Order by the Court and that any such objections or appeal will delay or even possibly prevent the Composite Restructuring.

1.4	Completion of the Composite Restructuring is conditional upon, among other things, obtaining the relevant regulatory clearances from the FCA and JFSC

Various entities within the Group are currently regulated by the FCA and the Jersey Financial Services Commission (“JFSC”). A change of control of such regulated entities, such as would occur on the Composite Restructuring may only take place with the prior approval of the FCA and JFSC. TopCo, MidCo, FinCo and each person holding, directly or indirectly, 20 per cent. (in the case of the FCA) or 10 per cent. (in the case of the JFSC) or more of the shares or voting power in any regulated entity in the Group (or who hold shares and/or voting rights and is entitled to exercise a significant influence over (in the case of the FCA) any regulated entity in the Group) or (in the case of the JFSC) the management of any JFSC regulated entity in the Group would need to be approved by the FCA and/or the JFSC (as applicable) as a “controller” or “shareholder controller” respectively of such entity prior to the Composite Restructuring.

Although, on the basis of discussions with the FCA and the JFSC, the Directors of the Company (on the basis of the professional advice that they have received) believe that the

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clearances should be forthcoming, it is possible that these clearances may not be obtained within an acceptable timescale. Further, it is possible that the FCA or the JFSC may attach conditions to their approval of the Composite Restructuring which might adversely impact the Restructured Group’s strategy and operations. These conditions or restrictions could have the effect of delaying the Composite Restructuring or imposing additional costs on the Restructured Group thereby limiting the Restructured Group’s business activities and revenues, each of which might have a material adverse effect on its business, results of operations, financial condition or prospects. In the event that FCA or JFSC clearance is not obtained or if any other condition imposed by the FCA or JFSC is not fulfilled or waived, the Composite Restructuring may not be completed.

Any person wishing to be appointed as a director of any controller (e.g. SunCo, TopCo, MidCo or FinCo) of the regulated entities will require prior approval from the FCA to act as an “approved person” of the relevant regulated firms if his decisions or actions will regularly be taken into account by the governing bodies of such regulated firms (e.g. if such person will exercise significant influence over the regulated firms). Such approval will need to be obtained prior to the Composite Restructuring Effective Date. Further, any person in accordance with whose directions any director of a JFSC regulated member of the Restructured Group (or any company of which it is a subsidiary) is accustomed to act would require prior approval from the JFSC to act as a “principal person” prior to the Composite Restructuring Effective Date and such appointment taking effect. A failure to obtain approval for a director or other senior manager (to the extent applicable), or failure to do so promptly, could have a material adverse effect on the timing of the Composite Restructuring, and potentially, the business of the Restructured Group.

1.5	The Composite Restructuring is subject to a number of conditions and failure to fulfil any one of those conditions will result in the Composite Restructuring not proceeding

Even if the Senior Unsecured Scheme is approved by the requisite majorities of Senior Unsecured Scheme Creditors and the Scheme Effective Date occurs, in order for the Composite Restructuring to be implemented there are other conditions that need to be fulfilled, as detailed on page 26.

Therefore, the steps required to be taken to effect successfully the Composite Restructuring are inter-conditional. If the Senior Unsecured Scheme does not become effective and/or if any one of the Composite Restructuring Conditions is not satisfied, the Composite Restructuring will not take effect. There is a risk that one or more of these steps may not be completed or satisfied, in which case the Composite Restructuring will not occur.

1.6	If neither the Composite Restructuring nor the Senior Secured Restructuring occurs, the Board of the Company, or the boards of other members of the Group, may have to take steps to put the Company or the relevant Group member into a form of insolvency proceedings

The Board of the Company and other members of the Group have been able to permit the Company and the Group to continue to trade as a going concern largely due to both the continued support of certain of its creditors and the Board’s reasonable belief that either the Composite Restructuring or the Senior Secured Restructuring is likely to be implemented in a timely manner.

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If neither the Composite Restructuring nor the Senior Secured Restructuring is implemented, the Board of the Company may have to take steps to put the Company into some form of insolvency procedure (other than the administration of the Company in connection with the Composite Restructuring or the Senior Secured Restructuring) to protect its assets for the benefit of all of its creditors. In addition, the boards of directors of the other members of the Group may have to consider their respective positions in relation to the indebtedness of the Group and their potential obligations to creditors under the English law. In this case, these boards of directors may take steps to put the relevant member of the Group into some form of insolvency procedure to protect its assets for the benefit of all of its creditors.

If neither the Composite Restructuring nor the Senior Secured Restructuring is implemented and the Company or another member of the Group enters into an insolvency procedure other than the administration of the Company in connection with the Composite Restructuring or the Senior Secured Restructuring, no proceeds are likely to be available to Senior Unsecured Scheme Creditors and any proceeds which are available to Senior Unsecured Scheme Creditors are likely to be reduced to a level materially lower than the potential value of the consideration they would receive if the Composite Restructuring is implemented pursuant to the Senior Unsecured Scheme.

1.7	Termination rights in certain of the Group’s material contracts may be triggered as a result of the implementation of the Senior Unsecured Scheme and the Composite Restructuring

Certain of the Group’s material contracts contain broad “change of control” provisions that could permit, or be interpreted to permit, subject to certain conditions, the counterparty to terminate the contract upon the occurrence of a relevant event. For some of those contracts, it is possible that the implementation of or proposal of the Senior Unsecured Scheme and the Composite Restructuring could be deemed to be a “change of control” for these purposes. While the Group has no reason to believe that any of its contracts would be terminated under such a clause as a result of the Senior Unsecured Scheme, the Composite Restructuring or otherwise, there can be no assurance that such an event would not occur for some of the Group’s contracts. If a substantial number of key contracts were to be terminated in this manner, the Restructured Group may be unable to replace such arrangements or to replace them on terms acceptable to the Restructured Group. As a result, if any such termination rights are enforced and key contractual arrangements are terminated, or if there are a large number of counterparties who wish to terminate or renegotiate such arrangements, this may have a material adverse effect on the Restructured Group’s business, financial condition and results of operations.

1.8	Any cash tax arising in the Group as a result of the Senior Unsecured Scheme, including any cash tax increased or accelerated by the Senior Unsecured Scheme, could reduce the Restructured Group’s ability to return value under the TopCo Shares in due course and therefore affect the returns to Senior Unsecured Scheme Creditors

Management have appointed tax advisers and are working with them to seek to mitigate (within the commercial terms of the Senior Unsecured Scheme) any such cash tax exposures potentially arising to the Group, in particular to the Company, TIL and their Subsidiaries, as a result of the Senior Unsecured Scheme. Based on work performed to date, the expectation is that no tax charge should arise as a result of the Senior Unsecured Scheme on the basis that taxable amounts are expected to be sheltered by available

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legislative exemptions and, as far as possible, any further taxable balance will be sheltered by tax losses – some or all of which may have had no other future use. Work is ongoing to finalise these positions and seek confirmation from HMRC where appropriate.

2	Risks relating to the Restructured Group

2.1	Insolvency laws applicable to the Restructured Group may not be as favourable to creditors as the bankruptcy laws of the jurisdiction with which they are familiar

The Restructured Group comprises companies incorporated in the Channel Islands, England, Scotland and Northern Ireland. Accordingly, insolvency proceedings with respect to the Restructured Group companies would be likely to proceed under, and be governed by, insolvency laws of such jurisdictions. To the extent that the laws of such jurisdictions would be applicable to any bankruptcy, insolvency, administrative or other law of any jurisdiction, such provisions could be materially different from, or in conflict with, one another and those in the United States or other jurisdictions which may be more familiar to holders of the Transaction Securities, including creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over the laws of which jurisdiction should apply and could adversely affect the ability of holders of the Transaction Securities to enforce their rights and collect payment thereunder.

2.2	The Restructured Group is materially affected by economic conditions in the United Kingdom and other market risks

The Restructured Group is materially affected by economic conditions in the United Kingdom. Factors such as declining business and consumer confidence, increasing energy prices, downturns in the property market and other challenges can have a significant negative impact on the buying behaviour of commercial and individual customers. The Restructured Group is also dependent, as an insurance intermediary, on insurance companies providing insurance underwriting capacity and products, which in turn depends in part on the ability of insurance companies to procure reinsurance. The availability of such reinsurance may be adversely affected by declining economic conditions. In addition, the Restructured Group derives most of its revenue from commissions and fees for underwriting and broking. Commissions are generally based on insurance premiums, which are cyclical in nature and may vary widely based on market conditions. Competition between insurers, economic difficulties and other factors may prevent increases in premiums or may even cause premium rates to decline. Furthermore, as substantially all the business that the Restructured Group places insures risk in the United Kingdom, the profitability of such business is significantly affected by catastrophic events in the United Kingdom, including natural catastrophes and other events outside the Restructured Group’s control.

Any of the foregoing factors could have an adverse impact on the Restructured Group’s financial condition, results of operations and cash flows after the Composite Restructuring.

2.3	Adverse publicity relating to the Composite Restructuring or the financial condition of the Restructured Group may adversely affect the Restructured Group’s customer, insurer and supplier relationships and market perception of the Restructured Group’s business

As an insurance intermediary, the Restructured Group depends on insurance companies providing it with underwriting capacity and products. The Restructured Group’s success

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also depends, in significant part, on its relationships with third-party brokers, mortgage intermediaries and networks of mortgage intermediaries through whom the Restructured Group distributes a substantial portion of its insurance products. Although some of these relationships are long term, most of the Restructured Group’s relationships with third-party brokers and mortgage intermediaries are not exclusive or long term.

Adverse publicity relating to the Composite Restructuring or the financial condition of the Restructured Group may have a material adverse effect on the Restructured Group’s insurer, supplier and customer relationships and/or the market perception of its business. Insurance companies may choose to withdraw underwriting capacity and products in circumstances where no suitable replacement can be procured, or may seek to impose an excessive increase in rates, and third-party brokers and mortgage intermediaries may choose not to distribute the Restructured Group’s products. Existing suppliers may choose not to do business with the Restructured Group, may demand quicker payment terms and/or may not extend normal trade credit and the Restructured Group may find it difficult to obtain new or alternative suppliers. Customers may choose not to (and it may be more difficult to convince such customers to) continue with, or subscribe to, the Restructured Group’s products and services. Any of the foregoing could have a material effect on the Restructured Group’s business, financial condition and results of operations.

2.4	The Restructured Group’s business and ability to execute its strategy is depending on attracting and retaining key personnel

The Restructured Group is dependent on the ability and experience of members of its senior management and on the individual underwriters, account executives, sales personnel and teams that service its customers and maintain customer relationships. The insurance broking industry in particular has in the past experienced intense competition for the services of leading individual account executives and broking teams. The loss of a number of qualified personnel, or an inability to attract, retain and motivate additional personnel, including as a result of adverse sentiment or uncertainty relating to the Composite Restructuring could have a material adverse effect on the Restructured Group’s business, financial condition and results of operations.

2.5	If the Restructured Group fails to comply with its regulatory requirements, it may not be able to conduct its business or may be subject to sanctions or substantial fines that may have a material adverse effect on its results of operations and financial condition

The Restructured Group’s financial services activities (e.g. insurance mediation and consumer credit) are regulated by the FCA. The FCA has prescribed rules, principles and guidance (the “FCA Rules”) in accordance with which the Restructured Group’s regulated operations must comply. The FCA Rules impose, among other things, high level standards on the establishment and maintenance of proper systems and controls, minimum “threshold conditions” that must be satisfied for firms to remain authorised, certain minimum capital and liquidity requirements and rules regarding conduct of business and treating customers fairly. Firms have an ongoing obligation to provide the FCA with certain information regularly, and monitoring is carried out by the FCA to assess the Restructured Group’s compliance with regulatory requirements by way of surveys, thematic reviews and formal risk assessments. The FCA has broad investigative and disciplinary powers, including the power to impose fines and vary or cancel regulatory permissions.

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As disclosed by the Company in various publicly available documents published prior to the date of this document, previous FCA reviews have identified a number of concerns. In particular, as discussed in further detail in paragraph 1.3 of Part A (Overview of the Composite Restructuring), investigations are ongoing with respect to past advice provided by the Towergate Financial business in relation to the sales of ETV and UCIS. Other significant issues under consideration by the FCA include the Restructured Group’s systems for handling client money and its broader control framework.

The Restructured Group has taken steps to address the concerns identified by the FCA, including through extensive investment in its control systems and framework pursuant to the Change Programme, and considers its compliance with the FCA Rules to be robust. The recent liquidity issues of the Group have been of particular concern to the FCA and, during the period in which the Group has been engaged in dialogue with its creditors, it has simultaneously been engaged in a regulatory dialogue with the FCA. Any failure to comply with the FCA Rules could lead to disciplinary action, including a requirement to compensate customers for loss, the imposition of penalties and, in severe cases, the revocation or variation of the Restructured Group’s authorisation to conduct its business in whole or in part.

In addition, individuals perform various “controlled functions” for regulated firms are required to be “approved persons” and satisfy certain fitness and propriety criteria. Any disciplinary or enforcement action against these individuals by the FCA could prevent such persons from continuing to work for the Restructured Group. If these individuals are key personnel, this could have a material adverse effect on the Restructured Group’s business.

2.6	The Restructured Group’s business, results of operations and financial condition may be materially adversely affected by errors and omissions and the outcome of certain actual and potential claims, lawsuits and other proceedings

At any given point in time the Restructured Group is subject to various actual and potential claims, lawsuits and proceedings relating principally to alleged errors, omissions or unfair provisions in connection with the placement of insurance or the provision of financial services advice in the ordinary course of business. As the Restructured Group often assists its customers with matters, including the placement of insurance coverage and the handling of related claims and the provision of financial services advice, involving substantial amounts of money, errors and omissions claims against the Restructured Group may arise that allege its potential Liability for all or part of the amounts in question. Claimants can seek large damage awards and these claims can involve potentially significant defence costs.

The Restructured Group maintains professional indemnity insurance for errors and omissions claims, the terms of which vary by policy year. The Restructured Group’s ability to obtain such professional indemnity insurance in future in the amounts and with the deductibles the Restructured Group desires may be adversely impacted by general developments in the market for such insurance or by the Restructured Group’s own claims experience. In recent years, the Restructured Group’s self-insured risks have increased. In respect of such risks, the Restructured Group has established a provision for claims in respect of outstanding errors and omissions claims that the Restructured Group believes to be adequate in light of current information and legal advice and the Restructured Group adjusts such provision from time to time according to developments. If such insurance coverage proves inadequate or unavailable or there is an increase in Liabilities for which

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the Restructured Group self-insures, the Restructured Group’s business, results of operations and financial condition may be materially adversely affected.

Currently the most significant errors and omissions notifications relate to the ETV and UCIS reviews (as discussed at paragraph 1.3 of Part A (Overview of the Composite Restructuring)), with nine further notifications with potential exposure in excess of £500,000. In addition, there are two customer complaints which could result in claims in excess of £500,000. The Restructured Group makes reserves for such potential claims based on estimates of likely outcome and costs.

2.7	The Restructured Group faces a number of additional operational risks, some of which are outside its control, which could have a material adverse effect on its business, results of operations and financial condition

The operating performance of the Restructured Group’s business may be affected by a number of additional factors, some of which are outside its control, including:

(i)	changes in laws, regulations and government policies, including in relation to taxation, which increase the cost of compliance with such laws, regulations or policies;

(ii)	consolidation trends in the UK insurance intermediary industry, which may limit potential opportunities for growth by way of acquisitions;

(iii)	industry competition, which has been and continues to be intense across all of the Restructured Group’s business lines and which, if the Restructured Group is unable to compete effectively, could result in loss of revenue and market share;

(iv)	interruption to or loss of information processing systems, which could result in disruption to the infrastructure that supports the Restructured Group’s business and therefore its ability to operate effectively; and

(v)	database privacy, identity theft and related computer and internet issues, which are subject to frequently changing rules and regulations, and any failure to comply with which could result in legal liability or reputational harm.

These factors, and/or the failure by the Restructured Group to monitor and manage the same effectively, could have a material adverse effect on the Restructured Group’s business, results of operations and financial condition.

3	Risk Factors relating to the Transaction Securities

The following are some of the material risks which will relate to the Transaction Securities.

3.1	There will be no active trading market for Transaction Securities and holders may be unable to sell their Transaction Securities

If the Composite Restructuring is consummated, the Transaction Securities issued and delivered pursuant to the Senior Unsecured Scheme will be in uncertificated form and will not be listed on any stock exchange. A written instrument of transfer form is required to transfer their legal ownership (although share certificates will not be issued). The Restructured Group does not expect any active trading market for the Transaction Securities to develop. If a market for the Transaction Securities were to develop, the Transaction Securities could trade at prices that may be volatile and lower than the initial values at which such shares have been valued for purposes of the Senior Unsecured

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Scheme depending on a number of factors, including the liquidity of the Transaction Securities, prevailing interest rates, transfer restrictions, the markets for similar securities, the future performance of the Restructured Group and technological, market, economic, legislative, political, regulatory and other factors.

3.2	Issuance of additional ordinary shares by TopCo may dilute ownership and voting interest of holders of TopCo Shares or SunCo Shares respectively, and have an adverse effect on their price

An additional issue of ordinary shares by TopCo could dilute the proportionate ownership and voting interest of shareholders and could have an adverse effect on the price of TopCo Shares and the SunCo Shares. This will particularly be the case if and to the extent that, such an issue of TopCo Shares is not effected on a pre-emptive basis or shareholders do not take up their rights to subscribe for further TopCo Shares structured as a pre-emptive offer.

3.3	There can be no assurance as to the level of future dividends with respect to TopCo Shares or SunCo Shares, if any

The declaration, payment and amount of any future dividends of TopCo and SunCo are subject to the discretion of their respective boards of directors and will depend on, among other things, the Restructured Group’s earnings, financial position, cash requirements, availability of profits, as well provisions for relevant laws or generally accepted accounting principles from time to time.

TopCo and SunCo are Holding Companies with no business operations other than the direct and indirect equity interests each of them holds in its Subsidiaries, including MidCo and FinCo. TopCo and SunCo will be dependent upon the cash flow from their operating Subsidiaries in the form of dividends or other distributions or payments to the holders of TopCo Shares or SunCo Shares. The amounts of dividends and distributions available to TopCo and SunCo will depend on the profitability and cash flows of its Subsidiaries and the ability of those Subsidiaries to pay dividends or make upstream loans under applicable law. The Subsidiaries of TopCo and SunCo, however, may not be able to, or may not be permitted under applicable law to, make distributions or advance upstream loans to TopCo and SunCo to make dividend distributions on the TopCo Shares or SunCo Shares. In addition, certain Subsidiaries of TopCo and SunCo, including FinCo and MidCo, as applicable, are subject to restrictive covenants pursuant to the New SSSNs Indenture and New Senior Secured Notes Indenture that may limit the ability of such Subsidiaries to make upstream distributions, in particular if an event of default has occurred and is continuing.

3.4	Drag-along provisions of the TopCo Shareholders’ Deed and SunCo Shareholders’ Deed may mandate a holder to sell its TopCo Shares or SunCo Shares respectively, and the price that such holder will be able to recover for its TopCo Shares or SunCo Shares respectively may be lower than the initial value at which such TopCo Shares or SunCo Shares have been valued for purposes of the Senior Unsecured Scheme or that could be recovered otherwise

Pursuant to the TopCo Shareholders’ Deed and SunCo Shareholders’ Deed (as applicable), if any holder of TopCo Shares or SunCo Shares sells or otherwise transfers TopCo Shares or SunCo Shares respectively to any non-affiliate and such sale or transfer results in the purchaser, together with its Subsidiaries and Affiliates, holding directly or indirectly at least 66⅔ per cent. of the then outstanding TopCo Shares or SunCo Shares

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respectively on a look-through basis, the relevant purchaser or the transferee will be entitled, at its election, to purchase all other then outstanding TopCo Shares or SunCo Shares (as applicable) and, consequently, any and all other holders will be obliged to sell all or part of their TopCo Shares or SunCo Shares (as applicable) to such purchaser or transferee for the consideration determined in accordance with the relevant provisions of the TopCo Shareholders’ Deed or SunCo Shareholders’ Deed (as applicable). The amount of consideration so determined may be lower than the initial value at which such TopCo Shares or SunCo Shares have been valued for purposes of the Senior Unsecured Scheme or the purchase price of TopCo Shares or SunCo Shares (as applicable) that the relevant holder thereof would be able to recovered otherwise.

3.5	If the Composite Restructuring is consummated, certain funds or accounts managed and/or advised by HPS may control, directly and indirectly, the majority of the voting power of TopCo Shares and SunCo Shares, and other holders of TopCo Shares or SunCo Shares will be unable to determine the outcome of shareholder votes

If the Composite Restructuring is consummated and the SUN New Equity Backstop Subscribers subscribe for more than 50 per cent. of the Composite Restructuring TopCo Share Capital (directly or indirectly through SunCo) as a result of a call on their backstop commitments, certain funds or accounts managed and/or advised by HPS will control, directly and indirectly, the majority of the combined voting power of TopCo Shares and SunCo Shares. For so long as funds or accounts managed and/or advised by HPS continue to hold, directly or indirectly, TopCo Shares or SunCo Shares representing more than 50 per cent. of the combined voting power of TopCo Shares or SunCo Shares respectively, they will be able to direct the election of all of the members of the board of directors of TopCo or SunCo (as applicable) and determine the outcome of substantially all matters submitted to the vote of TopCo Shareholders or SunCo Shareholders respectively. The funds or accounts managed and/or advised by HPS may seek to cause TopCo or SunCo to take courses of action that, in their judgement, could enhance their investments in TopCo and SunCo but which may invoke risks to, or adversely effect, other holders of TopCo Shares and SunCo Shares.

3.6	KYC and money laundering requirements are required to be satisfied

Each Senior Unsecured Scheme Creditor will be required to provide relevant KYC Information in order to comply with certain international rules and regulations and internal policies, including certain “know your customer” requirements and other anti-money-laundering measures, which are mandatory, time-consuming and may involve ongoing discussions and exchange of information between certain entities involved in the settlement of A Shares and SUN New Equity and the relevant Senior Unsecured Scheme Creditor.

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PART E
ADDITIONAL INFORMATION ON THE COMPANY AND ADDITIONAL
INFORMATION RELATING TO THE SENIOR UNSECURED SCHEME

The Senior Unsecured Scheme is a scheme of arrangement of the Company and the A Shares Entitlements and SUN New Equity Entitlements include the issue of SunCo Shares and TopCo Shares to the Senior Unsecured Scheme Creditors. In order to assist Senior Unsecured Scheme Creditors in considering the Senior Unsecured Scheme this section sets out information about the Company, the Group and its business.

This Part E (Additional Information on the Company and additional information relating to the Scheme) contains or cross-refers to forward-looking statements that involve risks and uncertainties. The actual results of the Company could differ materially from those anticipated in these forward-looking statements as a result of such risks and uncertainties. Senior Unsecured Scheme Creditors should read the section headed “Forward-looking statements” in the Important Notice of this Explanatory Statement in connection with the risks and uncertainties in relation to those statements.

Incorporation by Reference

In this Explanatory Statement to the Senior Unsecured Scheme, the Company “incorporates by reference” certain information that it makes available as described below. The Company incorporates by reference into this Explanatory Statement to the Senior Unsecured Scheme the following documents contained on the “Investors” page of its website at http://www.towergate.com/investors.aspx), including:

(i)	the Group’s “Annual Report 2013 to Bondholders” and “Annual Report 2012 to Bondholders”;

(ii)	the Group’s “Interim report 3rd quarter 2014 to Bondholders”, “Interim report 2nd quarter 2014 to Bondholders” and “Interim report 1st quarter 2014 to Bondholders”; and

(iii)	the announcement titled “Towergate announces consensual restructuring agreement, dated 6 February 2015”;

(iv)	the announcement titled “Towergate senior secured and senior unsecured consensual agreement, dated 5 February 2015”;

(v)	the announcement titled “Towergate announces agreement of successful restructuring, dated 2 February 2015”; and

(vi)	the announcement titled “Reorganisation of the Towergate Group, dated 2 February 2015”.

Except with respect to the documents specifically enumerated above that are available on the Scheme Website, none of the information on the Company’s website (including the other documents included at http://www.towergate.com/investors.aspx) is incorporated by reference in this Explanatory Statement to Scheme of Arrangement or otherwise deemed to be a part of this Explanatory Statement to Scheme of Arrangement.

The Company may incorporate further information that is specifically designated on the Scheme Website as incorporated information prior to the Scheme Effective Date, which may supplement or supersede the information described above.

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1	Preliminary financial results of the Group and forward-looking guidance

1.1	Preliminary financial results for the Group

	FY 2014	FY 2013	Change
Income	£426 million	£443 million	-4 per cent.
EBITDA	£110 million	£145 million	-24 per cent.
EBITDA margin	25.8 per cent.	32.7 per cent.	-6.9 percentage points
Capex	£20 million	£14 million	43 per cent.
Available Cash	£48 million	£52 million	-7 per cent.

Overall consolidated Group income for the year 2014 declined by 4 per cent. on 2013.

Financial performance in 2014 continued to be impacted by the Group’s ongoing Change Programme. The Group expects the impact of the Change Programme on trading performance to continue in the first half of 2015. The cost and income benefits from the change initiatives are expected to emerge progressively during 2015.

Additionally, a number of trading deals were not finalised with insurers before the end of 2014 owing to the uncertainties affecting the Group. Excluding the impact of these trading deals, consolidated organic income for 2014 declined by 5 per cent. compared to the previous year.

In the fourth quarter of 2014, organic income has maintained broadly (within 1 per cent.) the same level of year-on-year decline as experienced in the third quarter of 2014, primarily reflecting the ongoing impact of the Change Programme in the Broking division.

In summary, the reduction in EBITDA during 2014 reflects the combined impact of income decline and increased expenses, the latter of which relates entirely to the additional costs from acquired businesses.

The increase in capital expenditure in 2014 principally reflects the incremental cost associated with the implementation of the Change Programme, in particular in relation to the establishment of the new Small Business Unit in Manchester, and ongoing investment in both the Leeds centre for client and insurer money and the Maidstone financial accounting centre.

Available cash includes proceeds from the disposal of Hayward Aviation Limited which were received in December 2014.

1.2	Divisional performance

In the year ended 31 December 2014, the Group’s operations were conducted primarily by the following five divisions: Insurance Brokers, Direct, Underwriting, Paymentshield and Networks divisions.

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	Income		Change
	FY 2014	FY 2013
Insurance Brokers	£189 million	£199 million	-5 per cent.
Underwriting	£94 million	£90 million	4 per cent.
Direct	£68 million	£67 million	1 per cent.
Paymentshield	£59 million	£68 million	-13 per cent.
Networks	£14 million	£15 million	-5 per cent.

	EBITDA		Change
	FY 2014	FY 2013
Insurance Brokers	£31 million	£45 million	-32 per cent.
Underwriting	£38 million	£39 million	-2 per cent.
Direct	£27 million	£31 million	-15 per cent.
Paymentshield	£44 million	£53 million	-16 per cent.
Networks	£5 million	£6 million	-17 per cent.

Insurance Brokers – Income declined by 5 per cent. over the year. Excluding trading deals, income for 2014 is 2 per cent. behind 2013 owing to the continued impact of the significant Change Programme. EBITDA declined by 32 per cent. over 2014, driven by the decline in income, with cost savings expected to emerge during 2015 as the impact of the Change Programme takes effect. Results for 2014 include a full year’s contribution from Hayward Aviation Limited, which amounted to £11 million in income and £2 million in EBITDA in the year.

Underwriting – Income growth of 4 per cent. is driven principally by the successful integration of the Arista Insurance Limited acquisition which completed in April 2014, offset by a challenging market environment for new business. EBITDA has been impacted by lower initial margins in the Arista business, lower organic income and reduced trading deal income in the fourth quarter.

Direct – Income for 2014 is in line with 2013, reflecting the offsetting factors of the successful integration of Footman James and a reduction in trading deals. EBITDA margin has been impacted by lower initial margins in the Footman James business and unchanged organic expenses, with savings expected to emerge in 2015 from the site consolidation programme executed in 2014.

Paymentshield – Business performance was impacted by the ceasing of historic advanced commission (albeit this is a non-cash adjustment). Adjusting for the £8 million benefit of this in 2013, income and EBITDA in 2014 were 1 per cent. and 2 per cent. behind respectively.

Networks – The small decline in income for 2014 results in a larger impact at the EBITDA level given the relatively fixed cost base of the division.

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1.3	Forward-looking guidance

(i)	Income growth

Given the ongoing impact of the Change Programme on Broking trading during the first half of 2015, the Company expects consolidated income to decline year-on-year at a similar rate as in the fourth quarter of 2014. However, income in the second half of 2015 is expected to begin to recover as a result of the completion of the Change Programme and its resulting benefits, with Group income broadly flat against the second half of 2014.

Income is expected to grow steadily in the subsequent two years, returning by 2017 to levels achieved in 2013, excluding the approximately £11 million of income contributed by Hayward Aviation Limited (in 2014).

(ii)	EBITDA margin

Increased costs associated with the completion of the Change Programme are expected to reduce the EBITDA margin by a further 1 per cent. in 2015 as against 2014.

Thereafter, the Company expects the consolidated EBITDA margin to recover by approximately 1 per cent. per annum over 2016 and 2017.

(iii)	Capex

Following the end of 2014, the Company expects maintenance capex as a percentage of income to trend towards approximately 2.5 per cent. by 2017.

(iv)	Working capital

From 2015 onwards, change in working capital is expected to be negligible, with slight outflows linked to the projected income growth in 2016 and 2017.

(v)	Exceptional items

2014 was a transformational year for the Group with approximately £41 million of exceptional items, mostly linked to the Change Programme. Further spending is also required in 2015 to complete the Change Programme such that the Company anticipates aggregate exceptional cash costs to be approximately £23 million. The majority of these costs are expected to be incurred in the first half of 2015.

Other one-off payments which, upon consummation of the Composite Restructuring, total £39 million. These include certain one-off retention bonuses, lender committee fees and adviser costs.

Furthermore, there are certain expected payments in relation to long-term incentive plans and deferred consideration (relating to past acquisitions) which are triggered by a change of control. In aggregate, these may amount to a maximum amount payable of approximately £33 million.

The Company expects a more normalised level of approximately £5 million exceptional cash costs per annum in 2016 and 2017.

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(vi)	Deferred consideration

In addition to the above, ongoing payments for deferred consideration not triggered by a change of control amount to approximately £7 million in aggregate, of which approximately 60 per cent. falls due in 2015.

(vii)	Acquisitions and disposals

The forward-looking guidance provided above does not include any assumed acquisitions or disposals, with the exception of a few small acquisitions that are expected to generate a non-material amount of EBITDA in Broker Network.

(viii)	Impact on the financial statements of the Restructured Group

In addition to the forward-looking guidance provided above the Composite Restructuring), when implemented, will impact the financial statements of the Restructured Group (as against the previous financial statements of the Group) in several ways, including:

(a)	the implementation of the Composite Restructuring will result in a substantial reduction in the debt and interest charges for the Restructured Group, which will in turn reduce the tax shield provided by interest deductibility. Interest expense in the future will reflect the Restructured Group’s debt capital structure following the Composite Restructuring, as discussed in paragraph 3 of Part A (Overview of the Composite Restructuring);

(b)	the implementation of the Composite Restructuring will result in an increased cash balance for the Restructured Group resulting from the equity injection in connection with the issuance of SSRI TopCo Shares and the SUN New TopCo Shares, and the new money injection in connection with the issuance of the New SSSNs, offset by the costs of implementing the Composite Restructuring;

(c)	there will be a goodwill impairment in the Group’s 2014 accounts, but new goodwill will be created upon acquisition of 55.56 per cent. of the Composite Restructuring TopCo Share Capital by SunCo (in connection with the Composite Restructuring);

(d)	the Group had deferred tax assets of approximately £15 million as at December 2013, which will not all be portable into the Restructured Group. As such, a write-down of approximately £4 million of these assets will be required. The Restructured Group may also lose approximately £7.5 million of the tax relief to which the Group is currently entitled;

(e)	as part of the reorganisation detailed in the Composite Restructuring Steps, the Group will be offsetting and releasing certain inter-company loans;

(f)	as explained in paragraph (vi) above, the Group will be required to make certain deferred consideration payments to employees, payable upon a change of control or at the Board’s discretion. These payments will be both cash and profit and loss exceptional items;

(g)	some of the fees incurred in connection with the Composite Restructuring will be recognised in the fourth quarter of 2014, with the majority being

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recognised in 2015. It is expected that a portion of these fees would be recognised as financing fees, which would be amortised over the life of the New Senior Secured Notes and the New SSSNs (for example, in the form of the original issue discount on the New SSSNs); and

(h)	TIL and certain of its Subsidiaries will need to write down the value of certain assets in relation to the value of an employee benefit trust, which was based on the equity value of the Group. This impairment loss will be recognised in exceptional items in the profit and loss account.

2	Interim financial information relating to the Group

2.1	Interim financial condition of the Group and results of operations

Pro forma nine months ended 30 September 2014 compared with the pro forma nine months ended 30 September 2013

Profit and loss account data
(£ in thousands, on a pro forma basis)	YTD Sep-13	YTD Sep-14
Group turnover	331,100	327,843
Administrative expenses	(232,074)	(250,241)
Profit on ordinary activities before interest and amortisation	99,026	77,602
Amortisation of intangibles	(57,840)	(59,758)
Impairment of intangible assets	—	(54,874)
Profit / (loss) on sale of business	(836)	—
Group reorganisation costs	(15,948)	(20,803)
Profit / (loss) on ordinary activities before interest	24,402	(57,833)
Other interest receivable and similar income	1,405	625
Interest payable and similar charges	(70,341)	(70,596)
Amortisation of capitalised financing fees	(4,339)	(4,209)
Loss on ordinary activities before taxation	(48,873)	(132,013)
Tax on loss on ordinary activities	(3,838)	—
Loss on ordinary activities	(52,711)	(132,013)

(i)	Group turnover

Turnover for the nine months ended 30 September 2014 is broadly in line with the prior year, £327.8 million compared to £331.1 million, a decrease of £3.3 million or 1.0 per cent.

Positive variances in Direct, Underwriting and Networks divisions have been offset by a negative variance in Insurance Brokers and Paymentshield divisions and lower profit share in Central Support division.

Insurance Brokers division turnover reduced by 2.0 per cent. (£3.1 million) having been impacted by the Broking change programme.

Direct division turnover has increased by 6.7 per cent. (£3.3 million) driven by the Footman James acquisition.

Underwriting turnover increased 5.7 per cent. (£3.7 million) driven by the Arista acquisition.

Paymentshield turnover reduced by 12.3 per cent. (£6.2 million). The prior year included the final instalment of historic advanced commission.

Networks turnover is in line with prior year.

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(ii)	Administrative expenses

Administrative expenses in the nine months to 30 September 2014 have increased by £18.2 million, or 7.8 per cent., principally due to acquisitions.

(iii)	Amortisation of intangibles

Amortisation of intangibles in the nine months to 30 September 2014 increased by £1.9 million, or 3.3 per cent. This increase derives mainly from the amortisation under UK GAAP of goodwill attributed to acquisitions of companies during the 12 months ended 30 September 2014.

(iv)	Impairment of intangible assets

Impairment of intangible assets is in relation to the Networks division. The Group assesses the value of the Networks business based on its value in use which included benefits to the Group from owning Networks. During the third quarter of 2014 the trading performance of Networks has been disappointing and was lower than previously forecast. The Board of the Company has concluded that the forecast profits of Networks will be lower than previously anticipated and therefore the value in use has been impaired by £54.9 million.

(v)	Group reorganisation costs

Group reorganisation costs were £20.8 million in the nine months to September 2014 compared to £15.9 million in 2013. The costs represent the ongoing reorganisation to improve the operational effectiveness and position the Group for the future. The costs associated with implementing these changes have been shown separately as exceptional items in accordance with UK GAAP.

(vi)	Other interest receivable and similar income

Other interest receivable and similar income in the nine months to 30 September 2014 decreased by £0.8 million.

(vii)	Interest payable and similar charges

Interest payable and similar charges in the nine months to 30 September 2014 has remained the same.

(viii)	Tax on loss on ordinary activities

Tax on loss on ordinary activities in the nine months to 30 September 2014 was £nil compared with £3.8 million in 2013. This is the result of higher losses on ordinary activities before tax as discussed above.

(ix)	Adjusted EBITDA

Adjusted EBITDA in the nine months to 30 September 2014 was £98.1 million compared with £114.1 million for the same period in 2013, a decrease of £16.0 million, or 14.0 per cent., this being a reflection of the trading results for the periods as discussed under Group turnover and increased costs as set out above.

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Cash flows for the nine months ended 30 September 2014

Cash flow data
(£ in thousands, on a statutory basis)	YTD Sep-13	YTD Sep-14
Net cash inflow from operating activities	86,852	68,873
Taxation	(629)	(1)
Capex	(10,135)	(15,229)
Net cash inflow before acquisitions and servicing of finan	76,088	53,643
Acquisitions and disposals	(15,191)	(13,369)
Returns on investments and servicing of finance	(85,386)	(83,002)
Financing	20,133	36,753
Exceptional items	(15,948)	(16,228)
Refinancing and restructuring cash flows	(8,742)	11,990
Decrease in net cash in the period	(29,046)	(10,213)

The cash flow analysis above is presented on a statutory basis and therefore includes Towergate Underwriting Commercial Property for the period 1 January 2013 to 30 September 2013 and excludes it for the period 1 January 2014 to 30 September 2014. Folgate Insurance Company Limited is included for the period 1 January 2013 to 30 September 2013 and for the period 1 January 2014 to 29 August 2014 and is excluded for the period 30 August 2014 to 30 September 2014.

(i)	Net cash inflow from operating activities

Net cash inflow from operating activities has decreased in the period to 30 September 2014 when compared to the prior year. This is mainly due to the £16 million decrease in Adjusted EBITDA in the period to 30 September 2014 when compared to the period to 30 September 2013.

(ii)	Capital expenditure

Capital expenditures, excluding acquisitions, for the period ended 30 September 2014 were £15.2 million. This is £5.0 million higher than the same period in 2013 and is mainly due to increased expenditure on information technology software and leasehold improvements in the group’s new office in Manchester.

(iii)	Acquisitions and disposals

The cash outflow relates to payments for acquisitions of companies and portfolios.

(iv)	Returns on investments and servicing of finance

The decrease in returns on investments and servicing of finance in 2014 compared with 2013 is primarily due to the timing intervals of the scheduled interest payments before and after the May 2013 refinancing.

(v)	Financing

The £36.8 million cash inflow for the nine months to September 2014 represents drawdowns from the RCF of £42.0 million partially offset by payments of deferred consideration of £5.2 million. The £20.1 million cash inflow for the nine months to September 2013 represents drawdowns from the acquisition facility under the £410 million senior facilities agreement (the “SFA”) of £10.7 million and drawings on the RCF of £20 million partially offset by capital repayments on facility A of the SFA of £5.0 million; on the incremental facility of the SFA of £2.2 million; repayment of deferred consideration of £3.3 million; and payment of deal fees related to the 11 February 2011 transaction of £0.1 million.

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(vi)	Exceptional items

The cash outflows for the nine months to September 2013 and 2014 represent costs in respect of the group reorganisation costs. These items have been shown separately in accordance with UK GAAP.

(vii)	Refinancing and restructuring cash flows

The £12.0 million cash inflow for the period to 30 September 2014, represents the share capital issue on 28 March 2014.

2.2	Risk Management

The board of TopCo, the Restructured Group’s ultimate parent company, will establish a risk committee to monitor risk across the Restructured Group in a similar manner to the Group’s risk monitoring procedures in place prior the Composite Restructuring or the Senior Secured Restructuring (as applicable). This is in addition to four regulated entity boards within the Restructured Group which have responsibility for the oversight and review of risk for those entities that report through these boards. The risk committee shall comprise entirely non-executive directors and meet at a minimum on a quarterly basis. It shall be responsible for:

(i)	reviewing the design and effectiveness of the enterprise risk management framework in order to maintain assurance of its effective operations throughout the Restructured Group;

(ii)	oversight and challenge to the Restructured Group’s capital policy;

(iii)	establishing and recommending to the board of TopCo the Restructured Group’s risk appetite and monitoring compliance of such;

(iv)	ensuring that the risk and regulatory compliance team is adequately resourced and is appropriately recognised within the organisation;

(v)	gaining assurance that the risks facing the business are appropriately recognised and managed within tolerance levels, including regulatory and legal risk; and

(vi)	monitoring and reviewing the Restructured Group’s risk exposures and considering the effectiveness of the internal control environment.

The risk officer shall be responsible for the delivery of the enterprise risk management framework within the business. The risk and regulatory compliance team, which shall report to the risk officer, shall conduct its risk assessment independent from the Restructured Group’s operations. Its role shall be to facilitate and monitor the delivery of the enterprise risk management framework within the business, working closely with business management in order to achieve this. It shall be responsible for reporting to the oversight committees in relation to risk management and regulatory compliance. Oversight committees include the regulated entity boards and the risk and audit committees.

3	Description of the ordinary share capital of the Company

The issued share capital of the Company consists of 715,488,973 ordinary shares of £1 par value each. All the issued share capital of the Company is held by Towergate Holdings II.

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4	Directors

The Directors of the Company are Scott Egan and Alastair Lyons.

4.1	Alastair Lyons (Group Non-Executive Chairman)

Alastair Lyons was appointed Non-executive Chairman of the Group in April 2011, and also acted as Interim Executive Chairman between November 2014 and February 2015. Alastair is Non-executive Chairman of the Admiral Group, the FTSE-100 listed direct motor insurer, a role he has held since 2000. He is also Deputy Chairman of Bovis, the national house-builder. In his previous career, Alastair’s roles included Chief Executive of the National & Provincial Building Society, Chief Executive of NPI and Director of Strategic Projects at NatWest. A chartered accountant, Alastair was a non-executive director of, successively, the Department for Work & Pensions and the Department for Transport. He was awarded the CBE in 2001 for his services to social security.

4.2	Scott Egan (Group Interim Chief Executive Officer)

Scott Egan was appointed Group Chief Financial Officer in April 2012, and was subsequently appointed Group Interim Chief Executive Officer in February 2015. Prior to this, Scott was Group CFO of Brit Insurance Holdings and a main board member. Previously Scott was Group Controller of Zurich Financial Services based in Switzerland and prior to that CFO of their UK business. Scott has also held a number of senior positions at Aviva/Norwich Union including Strategy and Business Development Director - Aviva Europe, Director of Partnerships and a number of senior finance roles within the General Insurance business. Scott is a qualified accountant (ACMA) and holds a MBA from Cranfield Business School.

5	Material interests of Directors

The Directors of the Company and their functions are:

Name	Position
Alastair Lyons	Group Non-Executive Chairman
Scott Egan	Group Interim Chief Executive Officer

As at 4 March 2015 (being the latest practicable date prior to the publication of this Explanatory Statement) and as is expected to be the position immediately following the Scheme Effective Date, none of the Directors have any interests in the share capital of the Company which are interests of a connected person (within the meaning of Schedule 11B of FSMA) which would be required to be disclosed under paragraph (i) above and the existence of which is known to or could with reasonable diligence be ascertained by that Director, as at 4 March 2015 (being the latest practicable date prior to the publication of this Explanatory Statement).

No Director will have any interest in the share capital or loan capital of the Company on the Scheme Effective Date and there is no person to whom any capital of any member of the Company or any of its Subsidiaries is under award or option or agreed unconditionally to be put under award or option.

None of the Directors has or has had any interest in any transaction which is or was unusual in its nature or conditions or significant to the business which was effected by the

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Company or any of its Subsidiaries during the current or immediately preceding financial year, or which was effected during an earlier financial year and remains in any respect outstanding or unperformed.

None of the Directors has or had a beneficial interest in any contract to which the Company or any of its Subsidiaries was a party during the current or immediately preceding financial year.

No Director was selected to act in such capacity pursuant to any arrangement or understanding with any shareholder, customer, supplier or any other person having a business connection with the Company or any of its Subsidiaries.

None of the Directors of the Company has any direct interest in the share capital of the Company, nor any non-beneficial interest in the share capital of the Company.

None of the Directors of the Company has any material interest (whether as a Director, member, creditor or otherwise) in the Senior Unsecured Scheme. The effect of the Senior Unsecured Scheme on interests of the Directors of the Company will not be different from the effect on like interests of other persons.

On the Scheme Effective Date, the Directors of the Company will receive the benefit of releases granted under the terms of the Senior Unsecured Scheme provided that they enter into comparable releases in favour of the Senior Unsecured Scheme Creditors.

The Directors of the Company are also directors of a number of other companies within the Group and of TopCo, MidCo and FinCo.

6	Material litigation

The members of the Group are not currently involved in any governmental, legal or arbitration proceedings, which may have or have had in the 12 months prior to the date of this Explanatory Statement a significant effect on the financial position or profitability of the Group as a whole.

7	Regulatory proceedings

During the third quarter of 2013, the Group identified that £15 million of client and insurer monies had been misallocated to an unrestricted account from November 2007 to January 2011. As soon as the misallocation was confirmed, the Group transferred £15 million to the client money and insurer accounts. The FCA were notified and are investigating this matter, and these discussions are ongoing.

Further to the updates provided in the Group’s “Interim report 3rd quarter 2014 to Bondholders” (as uploaded to http://www.towergate.com/investors.aspx) for the nine months ended 30 September 2014, the Group continues to be in discussions with the FCA in relation to past advice provided by the Group’s business on ETV and UCIS. The independent file reviews for both investigations are ongoing. Customer contact, which will be a key factor in determining the extent of the Group’s redress obligation, is currently expected to commence in the first quarter of 2015 and to be phased over an aggregate period of three years. Payment of any necessary redress is expected to occur over similar periods of time once the relevant customers have been contacted and the redress methodology has been agreed. Payments are expected to commence in the third quarter of 2015.

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Given the number of material uncertainties that continue to exist, it is not yet possible to make a reliable estimate of the Group’s ultimate liability in connection with these investigations. The Group’s working estimate (for the purposes of business planning) of potential redress costs for ETV and UCIS in aggregate, including costs and expenses is between £65 million and £85 million (though ultimate liability for ETV and UCIS may be materially different to this range). This internal range is derived from a set of assumptions based on currently available information. As explained above, in view of the material uncertainties all such assumptions are subject to change and the Group can give no assurances as to whether its ultimate liability will be within this range or whether it will be lower or higher. The ultimate liability for ETV and UCIS may, therefore, be materially different to this range.

In addition, the foregoing does not include any recoveries that may be available either from relevant third parties or under the Group’s insurance arrangements, both of which the Group continues to pursue, albeit the timing and extent of such recoveries remains unclear. The maximum recoverable amount under insurance arrangements is £12 million (subject to a deductible) in addition to costs, although the ultimate extent and timing of any recoverability remains uncertain. This is an issue on which the FCA (as regulator of the Group’s activities) has been focusing, and the Group has estimated in its cashflows that the aggregate redress costs will need to be funded in due course following the Composite Restructuring, with a view to satisfying the FCA that the Group will be able to fund such redress and therefore satisfy the FCA that the Group’s customers have been adequately protected.

8	Costs in relation to the Senior Unsecured Scheme

The Company has agreed to meet the costs, charges, expenses and disbursements reasonably incurred (in each case only in the event that the Composite Restructuring is consummated) by the Information Agent, the Existing Senior Unsecured Notes Common Depositary, the Existing Senior Unsecured Notes Trustee, the Escrow and Settlement Agent, and the Unsecured Ad Hoc Committee in connection with the negotiation, preparation and implementation of the Senior Unsecured Scheme.

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PART F
TAXATION

Senior Unsecured Scheme Creditors considering the Senior Unsecured Scheme should consult their own tax advisers in relation to the tax consequences for them of the Senior Unsecured Scheme under the laws of the United Kingdom, the United States and/or any other relevant jurisdiction.

No representations are made regarding the tax consequences of the Composite Restructuring or the Senior Unsecured Scheme for any particular Senior Unsecured Scheme Creditor.

UNITED KINGDOM TAXATION

The comments set out below address certain United Kingdom tax considerations for the Senior Unsecured Scheme Creditors in their capacity as beneficial owners of the Existing Senior Unsecured Notes, who will acquire or be entitled to acquire under the terms of the Senior Unsecured Scheme equity in the Restructured Group (specifically A Shares, B Preference Shares (with attached Penny Warrants) and SUN New Topco Shares).

These comments are of a general nature and are based on current United Kingdom tax law and published HMRC practice (which may not be binding on HMRC) at the date of this Explanatory Statement (both of which are subject to change at any time, possibly with retrospective effect) and are not intended to be exhaustive.

Senior Unsecured Scheme Creditors should consult their professional advisers to confirm their own tax position, which may depend on a wide range of other factors.

United Kingdom tax considerations for the Senior Unsecured Scheme Creditors in respect of acquiring and holding A Shares, B Preference Shares or SUN New Topco Shares

(a) Acquisition of A Shares and subscription for B Preference Shares (with attached Penny Warrants) or SUN New Topco Shares

The tax consequences of the receipt of the A Shares in consideration for the release of all claims under their Existing Senior Unsecured Notes and the subscription for the B Preference Shares (with attached Penny Warrants) or SUN New Topco Shares will depend on a variety of factors specific to the Senior Unsecured Scheme Creditor concerned, including inter alia, the proportion of TopCo or SunCo equity acquired, their tax residence, and whether the Existing Senior Unsecured Notes were originally issued at par value by the Company to the creditor in question or acquired in the secondary market at a price below its par value. Senior Unsecured Scheme Creditors should consult their professional advisers to confirm their own tax position.

(b) Withholding or deduction of tax on dividend distributions by TopCo and SunCo

To the extent that, in due course, any distributions are paid to holders of the A Shares, B Preference Shares or SUN New Topco Shares, such payments may be made without withholding or deduction for United Kingdom income tax.

(c) Stamp duty and stamp duty reserve tax

There is not expected to be any charge to United Kingdom stamp duty or stamp duty reserve tax for the Senior Unsecured Scheme Creditors in respect of the issue of the A Shares, B Preference Shares or SUN New Topco Shares or in respect of the issue or exercise of the Penny Warrants.

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The A Shares, B Preference Shares (with attached Penny Warrants) and SUN New Topco Shares Penny Warrants are in each case issued by a Jersey incorporated company and therefore should in any case be outside the scope of United Kingdom stamp duty or stamp duty reserve tax for a purchaser on any subsequent transfer by the Senior Unsecured Scheme Creditor to a new holder. In the case of stamp duty, that position depends on the document of transfer being executed outside the United Kingdom and not relating to any matter done or to be done in the United Kingdom; if a transfer were chargeable with UK stamp duty, it would not be available to be used for any purpose in the United Kingdom without being duly stamped. In the case of stamp duty reserve tax, that position depends on the share register of TopCo or SunCo (as the case may be) not being maintained in the United Kingdom; TopCo and SunCo intend not to maintain its share register in the United Kingdom.

(d) Information Reporting

TopCo, SunCo and/or certain third parties, may be required to provide certain information to HMRC regarding the A Shares, B Preference Shares (with attached Penny Warrants) and SUN New Topco Shares or the payee or person entitled to them. In certain circumstances, such information obtained by HMRC may be provided to tax authorities in other countries.

UNITED STATES TAXATION

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to Senior Unsecured Scheme Creditors as a result of the Composite Restructuring and the acquisition, ownership and disposition of the A Shares, B Preference Shares, Penny Warrants, and SUN New TopCo Shares, but does not purport to be a complete analysis of all potential U.S. federal income tax consequences. All capitalized terms not defined herein are used as defined in the Senior Unsecured Scheme. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions, each as in effect or in existence as of the date of this offering memorandum. All of these are subject to change, possibly with retroactive effect, or different interpretations, which may result in U.S. federal income tax consequences different from those summarized below. No ruling has been requested from the IRS regarding the considerations discussed in this summary, and there is no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations discussed below.

This summary also does not address all aspects of U.S. federal income taxation that may be relevant to particular Senior Unsecured Scheme Creditors in light of their specific circumstances or to holders of Existing Senior Unsecured Notes, A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares, that may be subject to special rules under U.S. federal income tax law, including:

•	dealers in stocks, securities or currencies;

•	securities traders that use a mark-to-market method of accounting;

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities;

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•	persons holding Existing Senior Unsecured Notes, A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares as part of a synthetic security, a straddle or a hedging, integrated, conversion or constructive sale transaction;

•	persons who are, or may become, subject to the expatriation provisions of the Code;

•	individual retirement accounts or other tax-deferred accounts;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. holders that hold their A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares through non-U.S. brokers or other non-U.S. intermediaries;

•	holders subject to alternative minimum tax; or

•	pass-through entities and arrangements classified as partnerships for U.S. federal tax purposes, or investors in such entities.

This summary also does not discuss the tax consequences arising under any state, local or non-U.S. law, or any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences).

This discussion is limited to Senior Unsecured Scheme Creditors who, in exchange for Existing Senior Unsecured Notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment), receive and hold A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares as “capital assets” within the meaning of Section 1221 of the Code.

For purposes of this summary, “U.S. holder” means the beneficial owner of Existing Senior Unsecured Notes, A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares who or that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Existing Senior Unsecured Notes, A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership, you should consult your own tax advisor as to the tax consequences of the Composite Restructuring and of the partnership’s receipt, ownership and disposition of the A Shares, B Preference Shares, Penny Warrants, or SUN New TopCo Shares.

THE FOLLOWING DISCUSSION IS INTENDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. SENIOR UNSECURED

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SCHEME CREDITORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED BELOW IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER U.S. FEDERAL TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Consequences of Exchanging Existing Senior Unsecured Notes

The exchange of Existing Senior Unsecured Notes for A Shares and rights to subscribe for SUN New Equity is expected to be a taxable transaction for U.S. holders. Thus, a U.S. holder generally will recognize capital gain or loss equal to the difference between the U.S. holder’s amount realized on the exchange (generally, the fair market value of the A Shares and subscription rights for SUN New Equity the U.S. holder receives) and the U.S. holder’s adjusted basis in its exchanged Existing Senior Unsecured Notes. Such capital gain or loss would be long-term if the U.S. holder’s holding period for the Existing Senior Unsecured Notes is more than one year, or short-term if the U.S. holder’s holding period for the Existing Senior Unsecured Notes is one year or less. However, if a U.S. holder owns Existing Senior Unsecured Notes that are treated as acquired with “market discount”, the “market discount” rules may also affect the timing and character of any gain recognised in the exchange or, in some cases, upon the disposition of A Shares, rights to subscribe for SUN New Equity, or SUN New Equity. U.S. holders that have acquired Existing Senior Unsecured Notes with “market discount” should consult their own tax advisers about this possibility.

Consequences of holding SUN New TopCo Shares

Subject to the discussion below regarding the potential controlled foreign corporation (“CFC”) status of TopCo, the gross amount of any actual or constructive distribution of cash and the fair market value of any actual or constructive distribution of property with respect to the SUN New TopCo Shares is expected to be included in a U.S. holder’s income as dividend income on the day on which any such distribution is actually or constructively received to the extent paid out of current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. Subject to the discussion below regarding the potential CFC status of TopCo, to the extent, if any, that the amount of any distribution by TopCo with respect to the SUN New TopCo Shares exceeds its current and accumulated earnings and profits as determined under U.S. federal income tax principles, it is expected to be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the SUN New TopCo Shares and thereafter as capital gain.

“Qualified dividend income” received by an individual is taxed at the rates applicable to long-term capital gain for such individual, provided the individual meets certain holding period and other requirements in respect of the underlying securities generating such income. In order for dividends paid by TopCo to be qualified dividend income, a U.S. holder of SUN New TopCo Shares must meet holding period and other requirements with respect to such SUN New TopCo Shares. A dividend will not be treated as qualified dividend income (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (A) not eligible for the benefits of a

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comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (B) treated as a “passive foreign investment company” for the taxable year of the foreign corporation in which the dividend was paid or for the preceding taxable year. It is uncertain whether dividends from TopCo will constitute qualified dividend income, and U.S. holders should consult their own tax advisors regarding whether any such dividend may constitute qualified dividend income.

A U.S. person, including a U.S. holder, who owns (directly or indirectly, including through indirect ownership through ownership of A Shares, B Preference Shares or Penny Warrants) 10% or more of the total combined voting power of all classes of stock of TopCo is a U.S. Shareholder for purposes of the CFC provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. Depending on the direct and indirect ownership of TopCo, a U.S. holder may be a U.S. Shareholder of TopCo, and TopCo may be a CFC. If a U.S. holder is a U.S. Shareholder of TopCo and TopCo is a CFC, such U.S. holder is required to include in gross income for U.S. federal income tax purposes for each taxable year of such U.S. holder its pro rata share of TopCo’s subpart F income for TopCo’s taxable year ending within such U.S. holder’s taxable year whether or not such income is actually distributed by TopCo, provided that TopCo has been a CFC for at least 30 uninterrupted days in its taxable year. Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives (“Passive Income”). Subpart F income is treated as ordinary income, regardless of the character of the CFC’s underlying income and regardless of whether a dividend from the CFC would constitute qualified dividend income in the hands of a recipient. Net losses incurred by a CFC during a tax year do not flow through to a U.S. Shareholder of the CFC. In addition, net losses incurred by a CFC during a tax year generally cannot be carried forward by the CFC to offset Passive Income realized by it in subsequent taxable years. A U.S. Shareholder’s recognition of any subpart F income from an investment in TopCo, if TopCo is treated as a CFC, will increase such U.S. Shareholder’s tax basis in its TopCo stock. Distributions by TopCo to a U.S. Shareholder will be tax free, to the extent of TopCo’s previously undistributed subpart F income, and will correspondingly reduce the U.S. Shareholder’s tax basis in its TopCo shares, and any distributions in excess of the U.S. Shareholder’s tax basis in its TopCo shares will be treated as realized gain.

Consequences of holding A Shares, B Preference Shares, or Penny Warrants

Under current U.S. Treasury regulations, certain non-U.S. entities with two or more members are eligible to elect to be treated as a partnership for U.S. federal income tax purposes. SunCo, the issuer of A Shares, B Preference Shares, and Penny Warrants, expects to be eligible to and to make this election. A foreign eligible entity that makes this election will generally be classified as a partnership for federal income tax purposes so long as it is not a “publicly traded partnership.” SunCo intends to operate so that it will be treated as a partnership, but not as a publicly traded partnership. The discussion below assumes that SunCo will be classified as a partnership for U.S. federal income tax purposes.

As a partnership, SunCo, itself, will not be subject to U.S. federal income tax. Each U.S. holder of A Shares, B Preference Shares, or Penny Warrants will be required to report on its federal income tax or information return such U.S. holder’s allocable share of SunCo’s income, gains, losses, deductions or credits for SunCo’s taxable year ending within or with such U.S. holder’s taxable year, whether or not cash or other properties are distributed to such U.S. holder.

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In general, a U.S. holder that receives a distribution of cash in respect of A Shares or B Preference Shares will not recognize gain or loss in respect of such distribution, unless (i) the distribution is in connection with the U.S. holder’s complete withdrawal from SunCo (in which case gain or loss may be recognized), (ii) the distribution is in excess of the U.S. holder’s adjusted basis in its interest in SunCo (in which case gain may be recognized), and/or (iii) the distribution is treated as made in exchange for the U.S. holder’s allocable share of previously untaxed “unrealized receivables” (which, if TopCo is a CFC, includes the stock of TopCo to the extent of the amount which would be treated as ordinary income under Section 1248, as discussed below, if SunCo were to sell its TopCo shares) and certain inventory items (together, “Hot Assets”) (in which case gain or loss may be recognized). Any gain or loss recognized in respect of a distribution of cash in respect of A Shares or B Preference Shares would generally be long-term if the U.S. holder’s holding period for the A Shares or B Preference Shares is more than one year, or short-term if the U.S. holder’s holding period for the A Shares or B Preference Shares is one year or less, provided that any gain or loss treated under certain special rules as attributable to the U.S. holder’s share of Hot Assets will be ordinary income or loss.

SunCo will own shares of TopCo, and, as noted above, TopCo may be a CFC. If TopCo is a CFC and a U.S. holder is a “U.S. Shareholder” of TopCo, the consequences of such U.S. Shareholder status described above under “Consequences of holding SUN New TopCo Shares” will generally apply to such U.S. holder in respect of such U.S. holder’s direct and indirect interest in TopCo.

For information on the consequences to U.S. holders of A Shares, B Preference Shares, or Penny Warrants of any sale or exchange of TopCo shares by SunCo, please see “Sale or Exchange of the SUN New TopCo Shares; Sale or Exchange of TopCo Shares by SunCo” below.

Sale or exchange of the SUN New TopCo Shares; sale or exchange of TopCo Shares by SunCo

Subject to the discussion below regarding potential CFC status of TopCo, a U.S. holder of SUN New TopCo Shares who sells or exchanges such shares, or a U.S. holder of A Shares, B Preference Shares or Penny Warrants at a time when SunCo sells or exchanges its TopCo shares, in each case in a transaction that is treated as a taxable exchange for U.S. federal income tax purposes, is expected to recognize (or in the case of a U.S. holder of A Shares, B Preference Shares, or Penny Warrants, be allocated by SunCo) capital gain or loss equal to the difference between the U.S. holder’s amount realized on the exchange (generally, the amount of cash and the fair market value of any property received) and the U.S. holder’s or SunCo’s adjusted basis in its sold or exchanged TopCo shares. Such capital gain or loss would generally be long-term if the U.S. holder’s or SunCo’s holding period for the TopCo shares is more than one year, or short-term if the U.S. holder’s or SunCo’s holding period for the TopCo shares is one year or less.

If TopCo is a CFC, then under Section 1248 of the Code, any gain recognized by, or allocated by SunCo to, any U.S. holder who is (or was during the 5-year period ending on the date of the sale or exchange) a U.S. Shareholder of TopCo is expected to be treated as a dividend from TopCo to the extent of TopCo’s earnings and profits determined under U.S. federal income tax principles as modified by Section 1248 of the Code. Such a deemed dividend may be treated as “qualified dividend income” if the requirements described under “Consequences of holding SUN New TopCo Shares” above are satisfied. As noted above, it is uncertain whether dividends from TopCo will constitute qualified dividend income, and U.S. holders should consult their own tax advisors regarding whether any such dividend, including a deemed dividend under Section 1248 of the Code, may constitute qualified dividend income.

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Sale or exchange of A Shares, B Preference Shares or Penny Warrants

A U.S. holder of A Shares, B Preference Shares, or Penny Warrants who sells or exchanges such A Shares, B Preference Shares, or Penny Warrants in a transaction that is treated as a taxable exchange for U.S. federal income tax purposes is expected to recognize gain or loss equal to the difference between the U.S. holder’s amount realized on the exchange (generally, the amount of cash and the fair market value of any property received) and the U.S. holder’s or SunCo’s adjusted basis in its sold or exchanged TopCo shares (which generally would take into account, among other things, the value of the U.S. holder’s subscription right for SUN New Equity when received by the U.S. holder, and the amount paid by the U.S. holder to exercise that subscription right). In general, any gain or loss recognized in respect of a taxable sale or exchange of A Shares, B Preference Shares or Penny Warrants would generally be long-term capital gain or loss if the U.S. holder’s holding period for the A Shares, B Preference Shares or Penny Warrants is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period for the A Shares, B Preference Shares or Penny Warrants is one year or less, provided that any gain or loss treated under certain special rules as attributable to the U.S. holder’s share of Hot Assets will be ordinary income or loss.

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PART G
SENIOR UNSECURED SCHEME

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APPENDIX 1
DEFINITIONS AND INTERPRETATION

1	Definitions and interpretation

1.1	Definitions

In this Explanatory Statement:

“A Shares”	means the class A ordinary shares in SunCo issued pursuant to the Senior Unsecured Scheme;

“A Share Allocation Methodology”	has the meaning given to it in paragraph 2.4 of Part A (Overview of the Composite Restructuring);

“A Shares Entitlement”	means the number of A Shares to which a Senior Unsecured Scheme Creditor is entitled, as determined in accordance with appendix 1 to the Senior Unsecured Scheme;

“Acceleration and Enforcement Letter”	means the acceleration and enforcement letter in in the form agreed by the Majority Senior Secured Scheme Creditors, the RCF Agent and the Company before the date of the Senior Unsecured Scheme Sanction Hearing;

“Account Holder”	means a holder of a Book Entry Interest;

“Account Holder Deed”	means the account holder deed to be executed as a deed by a Senior Unsecured Scheme Creditor and signed by an Account Holder in substantially the form set out in Appendix 3 (Form of Account Holder Deed) to this Explanatory Statement with such minor or technical amendments as the Company may agree;

“Accrued Interest Account”	means the escrow account established pursuant to the Escrow and Settlement Deed into which the Accrued Interest Amount will be deposited;

“Accrued Interest Amount”	means £4,995,870.52 (being the aggregate amount of accrued outstanding interest in respect of the Existing Senior Secured Debt accruing up to (and including) the date falling 11 calendar days after the date of the Senior Secured Scheme Sanction Hearing less £20,020,000);

“Accrued Interest Cash Subscription Proceeds Entitlement”	has the meaning given to it in the Senior Secured Scheme;

“Accrued Interest TopCo Shares Entitlement”	has the meaning given to it in the Senior Secured Scheme;

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“Act”	means the Companies Act 2006 (as amended);

“Adjusted EBITDA”	means EBITDA as adjusted for certain redundancy and restructuring costs, financing transaction costs, long-term incentive plan charges, business investment costs and regulatory costs;

“Administration Appointment Documents”	means the Form 2.6B sworn by the Existing Security Agent, Form 2.2B signed by each Prospective Administrator, statement of powers of joint administrators and any other documentation required to be executed by the Existing Security Agent and the Prospective Administrators to appoint the Prospective Administrators as the Administrators pursuant to paragraph 14(1) of Schedule B1 of the Insolvency Act 1986;

“Administrators”	means one or more of the partners or directors of Deloitte LLP as the administrators appointed over the Company pursuant to the Administration Appointment Documents (any one of such administrators, an “Administrator”) for the purposes of facilitating the implementation of the Composite Restructuring;

“Advisers”	means (as applicable):

(a)	N M Rothschild & Sons Limited, financial adviser to the Company;

(b)	Linklaters LLP, in its capacity as legal adviser to the Company;

(c)	Linklaters LLP, in its capacity as legal adviser to the Prospective Administrators or the Administrators;

(d)	Deloitte LLP, tax adviser to the Company;

(e)	Evercore, financial adviser to the Company;

(f)	Grant Thornton UK LLP, financial adviser to the Company;

(g)	Moelis & Company UK LLP, financial adviser to the Secured Ad Hoc Committee;

(h)	Sullivan & Cromwell LLP and Carey Olsen, both as legal advisers to the Secured Ad Hoc Committee;

(i)	Houlihan Lokey (Europe) Limited, financial adviser to the Unsecured Ad Hoc Committee;

(j)	Ropes & Gray International LLP, Boies Schiller & Flexner LLP, Clifford Chance LLP, Taylor Wessing LLP and Mourant Ozannes all as legal advisers to the Unsecured Ad Hoc Committee;

(k)	Hogan Lovells International LLP, legal adviser to the Existing Senior Unsecured Notes Trustee, the New Notes Trustee, the Escrow and Settlement Agent and the New Security Agent;

(l)	Ashurst LLP (as replaced by Proskauer Rose UK LLP), legal adviser to the Existing Security Agent and the RCF Agent;

(m)	D.F. King as the Information Agent; and

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(n)	any of the foregoing’s partners, employees and affiliated partnerships and the partners and employees of such affiliated partnerships and their respective Subsidiaries and Holding Companies and any local counsel engaged;

“Affiliate”	means, in respect of any person or entity:

(a)	a Subsidiary of that person or entity or a Holding Company of that person or entity or any other Subsidiary of such a Holding Company; and

(b)	any Affiliated Entities of any of the persons or entities referred to in paragraph (a) above;

“Affiliated Entities”	means:

(a)	in relation to a fund (the “first fund”), (i) a fund which is managed or advised by the same investment manager or investment adviser as the first fund or (ii) if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Associate of the investment manager or investment adviser of the first fund or which is a co-investment vehicle under common control with the first fund; and

(b)	in relation to any other person, a fund which is managed or advised by such person or any of its Associates;

“Associate”	means, in relation to any person other than the Company, a Subsidiary undertaking of that person or a Holding Company of that person or any other Subsidiary undertaking of that Holding Company, and, in relation to the Company, a Subsidiary undertaking of the Company;

“B Preference Share Percentage”	means the percentage of 290,322,581 that is represented by 200,000,000;

“B Preference Share Pro Rata Entitlement”	means, for each Senior Unsecured Scheme Creditor, an amount in pounds sterling representing the B Preference Share Percentage of its SUN New Equity Entitlement;

“B Preference Shares”	means the 200,000,000 B preference shares in SunCo with a PIK coupon of 15 per cent. per annum (with attached Penny Warrants), which are senior in rank to the A Shares in terms of priority of distributions;

“Board”	means the board of Directors of the Company;

“Book Entry Interest”	means, in relation to the Existing Senior Unsecured Notes, a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book entry form by the Clearing Systems and their respective nominees and successors, acting through themselves or the Existing Senior Unsecured Notes Common Depositary;

“Bridge Facility	means the £20,000,000 term loan facility agreement dated 6 February 2015 between TIL, the Original Lenders (as defined

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Agreement”	therein) and Elavon Financial Services Limited as agent;

“Business Day”	means a day on which banks are open for business in London (excluding, for the avoidance of doubt, Saturdays, Sundays and public holidays);

“Calculation Agent”	has the meaning given to it in the Composite Lock-up Agreement;

“Chairman”	means the chairman appointed for the purposes of the Senior Unsecured Scheme Meeting;

“Change Programme”	has the meaning given to it in paragraph 1.3 of Part A (Overview of the Composite Restructuring);

“Chapter 15 Order”	means an order of the U.S. Bankruptcy Court for the recognition of the Senior Unsecured Scheme as a “foreign main proceeding” under Chapter 15 of the U.S. Bankruptcy Code and enforcement of the Senior Unsecured Scheme in the United States;

“Clearing Systems”	means either or both of Euroclear and Clearstream, Luxembourg and each of their respective nominees and successors, acting through itself, the Existing Senior Unsecured Notes Common Depositary or the New Common Depositary and any other system designed for similar or analogous purposes, as appropriate;

“Clearstream, Luxembourg”	means Clearstream Banking, société anonyme;

“Company”	means Towergate Finance plc, a company incorporated in England and Wales as a public limited company, whose registered number is 07217267 and whose registered office is Towergate House, Eclipse Park, Sittingbourne Road, Maidstone, Kent, ME14 3EN, United Kingdom;

“Companies Undertaking Deed”	means an undertaking from SunCo, TopCo, MidCo, FinCo and TIL to the Company in a form to be agreed by the Company, SunCo, TopCo, MidCo, FinCo and TIL on or before the date of the Senior Unsecured Scheme Sanction Hearing pursuant to which each of SunCo, TopCo, MidCo, FinCo and TIL agrees to execute or procure to be executed all such documents, and to do or procure to be done all such acts and things as may be necessary or desirable to be done by it as described in the Senior Unsecured Scheme and to be bound by and perform the terms of the Senior Unsecured Scheme;

“Composite Deed of Release”	means a deed of release between Towergate Holdings II, the Company, the Released Parties (as therein defined) and the Existing Security Agent pursuant to which the Existing Security Agent releases the Existing Intra Group Lender and Subordinated Creditor Liabilities, the Existing Other Liabilities, the Existing Transaction Security and the Guarantee Liabilities (as applicable);

“Composite Lock-up	means the lock-up and restructuring agreement dated 6 February 2015 entered into by Towergate Holdings II, the Company, TIL, the Original Obligors (as defined therein), the Secured Ad Hoc

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Agreement”	Committee, the Unsecured Ad Hoc Committee, the Original Participating Secured Creditors (as therein defined), the Original Participating Unsecured Noteholders (as defined therein) and the Calculation Agent (as amended, supplemented, and/or replaced from time to time);

“Composite Locked-up Creditors”	means the Existing Senior Secured Creditors holding approximately 86.2 per cent. of the aggregate principal amount of the Existing Senior Secured Debt and the Existing Senior Unsecured Noteholders holding approximately 86.9 per cent. of the aggregate principal amount of the Existing Senior Unsecured Notes who have entered into, or acceded to, the Composite Lock-up Agreement as of 4 March 2015;

“Composite Restructuring”	means the financial, debt and corporate restructuring of the Group contemplated by the Senior Unsecured Scheme, the Composite Restructuring Documents, the Composite Restructuring Steps and the Explanatory Statement and any and all connected compromises and/or agreements with persons that are not parties to the Senior Unsecured Scheme;

“Composite Restructuring Announcement”	means the announcement of the Composite Restructuring by the Company on 6 February 2015;

“Composite Restructuring	means:

Conditions”	(a)	the occurrence of the Scheme Effective Date;

	(b)	SunCo having adopted the SunCo Articles;

	(c)	the satisfaction or waiver of all conditions precedent to each Composite Restructuring Document (other than the occurrence of the Composite Restructuring Conditions Satisfaction Time and/or the Composite Restructuring Effective Date);

	(d)	the Escrow and Settlement Agent notifying the Company and the Information Agent in writing that:

(i)	the aggregate of the balance deposited in the SSSNs Escrow Account and the SSSNs Escrow Exception Confirmed Amount totals £72,000,000;

(ii)	the aggregate of the balance deposited in the SSRI Escrow Account and the SSRI Escrow Exception Confirmed Amount totals £9,677,419;

(iii)	the aggregate of the balance deposited in the SUN New Equity Escrow Account and the SUN New Equity Escrow Exception Confirmed Amount, totals £290,322,581; and

(iv)	the aggregate of the balance deposited in the Accrued Interest Account totals the Accrued

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Interest Amount;

(e)	any approval required by the FCA in connection with any change to the controllers or approved persons in relation to TIL and any of its regulated Subsidiaries and Holding Companies (including, without limitation, direct or indirect shareholders, other security holders, directors or executive managers) that is required, assuming the Composite Restructuring is consummated;

(f)	the Senior Unsecured Scheme not having been terminated pursuant to clause 9.9 of the Senior Unsecured Scheme;

(g)	the Senior Secured Scheme Effective Date having occurred; and

(h)	the Senior Unsecured Termination Date not having occurred;

“Composite Restructuring Conditions Satisfaction Time”	means the time on which the Company (acting reasonably and in good faith) confirms to the Senior Unsecured Scheme Creditors that all of the Composite Restructuring Conditions have been satisfied or waived (as applicable) in accordance with clause 9.23 of the Senior Unsecured Scheme;

“Composite Restructuring	means:

Documents”	(a)	the New SSSNs Indenture;

	(b)	the New Senior Secured Notes Indenture;

	(c)	the Account Holder Deeds;

	(d)	the Composite Deed of Release;

	(e)	the New Intercreditor Agreement;

	(f)	the Escrow and Settlement Deed;

	(g)	the Companies Undertaking Deed;

	(h)	the RCF Agent Undertaking Deed;

	(i)	the Existing Security Agent Undertaking Deed;

	(j)	the Information Agent Undertaking Deed;

	(k)	the TopCo Shareholders’ Deed;

	(l)	the SunCo Shareholders’ Deed;

	(m)	the Intercompany Loan Rationalisation Agreement;

	(n)	the Subscription and Transfer Deed;

	(o)	the Composite Restructuring Security Documents;

	(p)	the Acceleration and Enforcement Letter; and

	(q)	any documents that the Company considers necessary to give effect to the Composite Restructuring;

“Composite Restructuring Effective Date”	means, subject to clause 6.5.3 of the Senior Unsecured Scheme, the date of completion of the last Composite Restructuring Step (as set out in clause 6.6.20 of the Senior Unsecured Scheme);

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“Composite Restructuring Proposal”	has the meaning given to it in paragraph 1.8(i) of Part A (Overview of the Composite Restructuring);

“Composite Restructuring Released Parties”	has the meaning given to it in the Senior Unsecured Scheme;

“Composite Restructuring Security	means:
Documents”	(a)	the deed of assignment between MidCo and the New Security Agent;

	(b)	the debenture between FinCo, TIL, certain Subsidiaries of TIL and the New Security Agent; and

	(c)	the share charge agreement between MidCo and the New Security Agent,

in each case, in a form to be agreed between the Company, the Majority Senior Secured Scheme Creditors and the New Security Agent (and in consultation with the Unsecured Ad Hoc Committee) before the date of the Senior Unsecured Scheme Sanction Hearing;

“Composite Restructuring Steps”	means the steps, transaction or action set out in clause 6 of the Senior Unsecured Scheme;

“Composite Restructuring TopCo Share Capital”	means the share capital of TopCo immediately following completion of the Composite Restructuring Steps;

“Court”	means the High Court of Justice of England and Wales;

“Court Order”	means the order of the Court sanctioning the Senior Unsecured Scheme under section 899 of the Act;

“Crestbridge”	means Crestbridge Limited and its associated companies;

“Custody Instruction Reference Number”	means a reference number provided by a Clearing System to an Account Holder which has delivered Custody Instructions to that Clearing System, confirming that the blocking instructions contained in those Custody Instructions have been complied with by that Clearing System;

“Custody Instructions”	means instructions given by any relevant Account Holder to the Clearing System in which any relevant Existing Senior Unsecured Notes are held instructing that Clearing System to block those Existing Senior Unsecured Notes in accordance with the instructions contained in this Explanatory Statement;

“Custody Instructions Deadline”	means 12:00 noon (London time) on 19 March 2015;

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“Director” or “Former Director”	means any person who is, or was, or is deemed to be, at any time a director/manager/officer (or equivalent) of Towergate Partnershipco Limited or any Subsidiary of Towergate Partnershipco Limited immediately prior to the Composite Restructuring Effective Date, including, for the avoidance of doubt, the Company and each of the Original Obligors (as defined in the Composite Lock-up Agreement), in their capacity as such;

“Director Deed of Release”	means a deed of release in the form agreed by the Majority Senior Secured Scheme Creditors, the Majority Senior Unsecured Scheme Creditors and the Company before the date of the Senior Unsecured Scheme Sanction Hearing and to be executed by a Director or a Former Director pursuant to which such person irrevocably agrees to grant the releases to the Composite Restructuring Released Parties, such releases to become effective on the Composite Restructuring Effective Date;

“Disqualified Person”	means any person who is not an Eligible Person;

“EBITDA”	means profit/(loss) on ordinary activities before interest payable and similar charges, tax, depreciation, amortisation of intangibles and group reorganisation costs;

“Eligible Person”	means a person who:

(a)	is either:

	(i)	both (x) (unless otherwise approved by FinCo) a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act and (y) an institutional “accredited investor” (within the meaning of clauses (1), (2), (3), (7) or (8) of clause (a) of Rule 501 of Regulation D under the Securities Act); or

	(ii)	is not in the United States and is not, and is not acting for the benefit or account of, “U.S. persons” (as defined in Regulation S under the Securities Act);

(b)	if it or any person for whom it is acting is located or resident in any Relevant Member State, is a “qualified investor” as defined in the Prospectus Directive and is acting for its own account, or, if it is acting as agent, either each principal it is acting for is a qualified investor or it has full discretion to make investment decisions in relation to the offer;

(c)	is acting for its own account, or the accounts of one or more persons each of whom is otherwise an Eligible Person within the meaning of paragraphs (a) and (b) above with respect to which it exercises sole investment discretion;

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(d)	is acquiring the securities described herein for investment purposes and not with any intention to resell, distribute, or otherwise dispose of or fractionalise such securities, in whole or in part; and

(e)	has provided the relevant KYC Information to the Information Agent;

“Escrow and Settlement Agent”	means The Bank of New York Mellon, London Branch in its capacity as the “Escrow and Settlement Agent” under the Escrow and Settlement Deed;

“Escrow and Settlement Deed”	means an escrow and settlement deed in the form agreed between the Company, the Majority Senior Secured Scheme Creditors, the Majority Senior Unsecured Scheme Creditors and the Escrow and Settlement Agent on or before 13 March 2015;

“Euroclear”	means Euroclear Bank, S.A./N.V.;

“Evercore”	means Evercore Partners International LLP;

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended;

“Existing FRNs”	means the £396,000,000 floating rate senior secured notes due 2018, issued by the Company and governed by the Existing FRNs Indenture (ISINs: XS0926795609 and XS0926796755);

“Existing FRNs Indenture”	means the indenture relating to the Existing FRNs, dated 10 May 2013 between, amongst others, the Company and the Existing Senior Secured Notes Trustee (as subsequently amended, restated and supplemented from time to time);

“Existing Intercreditor Agreement”	means the intercreditor agreement originally dated 4 February 2011 between, among others, the Existing Senior Secured Notes Trustee, the Existing Security Agent and the Company (as amended and restated on 10 May 2013 and as further amended, restated and supplemented from time to time);

“Existing Intra Group Lender and Subordinated Creditor Liabilities”	means all claims (if any) of an Intra Group Lender and a Subordinated Creditor or a Debtor (as such terms are defined in clause 1 (Definitions) of the Existing Intercreditor Agreement) against a Debtor whose share capital is to be disposed of (pursuant to the Composite Restructuring) or against any Subsidiary of that Debtor as such claims are contemplated in clause 13.2(a) (Distressed Disposals) of the Existing Intercreditor Agreement;

“Existing Other Liabilities”	means the “Other Liabilities” as defined in clause 1.1 (Definitions) of the Existing Intercreditor Agreement;

“Existing Security Agent”	means GLAS Trust Corporation Limited in its capacity as “Security Agent” under the Existing Senior Secured Notes Indentures, the Existing Intercreditor Agreement and the RCF;

“Existing Security Agent	means the deed of undertaking entered into or to be entered into by the Existing Security Agent pursuant to which the Existing

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Undertaking Deed”	Security Agent agrees to execute or procure to be executed all such documents, and to do or procure to be done all such acts and things as may be necessary or desirable to be done by it for the purposes of giving effect to the Senior Secured Scheme and to be bound by and perform the terms of the Senior Secured Scheme;

“Existing Senior Secured Creditors”	means the Existing Senior Secured Noteholders and the RCF Lenders;

“Existing Senior Secured Debt”	means the Existing Senior Secured Notes and the RCF;

“Existing Senior Secured Finance Documents”	means the Existing Senior Secured Notes Indentures, the RCF, the Existing Intercreditor Agreement and the Existing Senior Secured Security Documents;

“Existing Senior Secured Noteholders”	means the beneficial holders of Existing FRNs and/or Existing SSNs;

“Existing Senior Secured Notes”	means the Existing FRNs and the Existing SSNs;

“Existing Senior Secured Notes Common Depositary”	means a depositary common to Euroclear and Clearstream, Luxembourg, being initially The Bank of New York Mellon, London Branch, until a successor common depositary, if any, shall have become such pursuant to the Existing Senior Secured Notes Indentures, and thereafter “Existing Senior Secured Notes Common Depositary” shall mean or include each person who is then a common depositary under the Existing Senior Secured Notes Indentures;

“Existing Senior Secured Notes Indentures”	means the Existing FRNs Indenture and the Existing SSNs Indenture;

“Existing Senior Secured Notes Trustee”	means The Bank of New York Mellon, London Branch in its capacity as “Trustee” under the Existing Senior Secured Notes Indentures;

“Existing Senior Secured Security	means:

Documents”	(a)	the debenture dated 11 February 2011 and entered into between, amongst others, the Company and Lloyds Bank plc, as the former Existing Security Agent;

	(b)	the debenture dated 27 June 2012 and entered into between, amongst others, the Company and Lloyds Bank plc, as the former Existing Security Agent;

	(c)	the debenture dated 10 May 2013 and entered into between, amongst others, the Company and Lloyds Bank plc, as the former Existing Security Agent; and

	(d)	the “Security Documents” as defined in the Existing Intercreditor Agreement;

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“Existing Senior Unsecured Noteholder”	means a beneficial holder of an Existing Senior Unsecured Note;

“Existing Senior Unsecured Notes”	means the £304,593,000 10.5 per cent. senior notes due 2019, issued by the Company and governed by the Existing Senior Unsecured Notes Indenture (ISINs: XS0508768610 and XS0508768701);

“Existing Senior Unsecured Notes Common Depositary”	means a depositary common to Euroclear and Clearstream, Luxembourg, being currently The Bank of New York Mellon, London Branch, pursuant to the Existing Senior Unsecured Notes Indenture;

“Existing Senior Unsecured Notes Indenture”	means the indenture relating to the Existing Senior Unsecured Notes, dated 11 February 2011 between, amongst others, the Company and the Existing Senior Unsecured Notes Trustee (as subsequently amended, restated and supplemented from time to time);

“Existing Senior Unsecured Notes Trustee”	means Wilmington Savings Fund Society, FSB in its capacity as “Trustee” under the Existing Senior Unsecured Notes Indenture;

“Existing SSNs”	means the £233,980,000 8.5 per cent. senior secured notes due 2018, issued by the Company and governed by the Existing SSNs Indenture (ISINs: XS0508768297 and XS0508768370);

“Existing SSNs Indenture”	means the indenture relating to the Existing SSNs dated 11 February 2011 between, amongst others, the Company and the Existing Senior Secured Notes Trustee (as subsequently amended, restated and supplemented from time to time);

“Existing Transaction Security”	means the security granted in favour of the Existing Security Agent on behalf of the Senior Secured Scheme Creditors in respect of and in connection with the Existing Senior Secured Finance Documents prior to the Composite Restructuring Effective Date;

“Explanatory Statement”	means the explanatory statement to the Senior Unsecured Scheme dated on or around 6 March 2015 required to be provided to the Senior Unsecured Scheme Creditors pursuant to section 897 of the Act;

“FCA”	means the Financial Conduct Authority of the United Kingdom;

“FCA Rules”	has the meaning given to it in paragraph 2.5 of Part D (Risk Factors);

“FinCo”	means TIG Finco Limited, a company incorporated and registered in England and Wales as a private limited company, whose registered number is 09424525 and whose registered office is 45 Ludgate Hill, London, EC4M 7JU, United Kingdom;

“FSMA”	means the Financial Services and Markets Act 2000;

“GBP LIBOR”	has the meaning given to it in the Relevant New SSSNs Indenture;

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“GLAS”	means GLAS Nominees Limited, a limited liability company incorporated in England and Wales with registered number 08466032 with registered address at 45 Ludgate Hill, London, EC4M 7JU;

“Global Note Legend”	means the legend set forth in Schedule 1 of the Existing Senior Unsecured Notes Indenture, which is required to be placed on all Global Notes issued under the Existing Senior Unsecured Notes Indenture;

“Global Notes”	means, individually and collectively, the global notes deposited with or on behalf of and registered in the name of the Existing Senior Unsecured Notes Common Depositary or its nominee, in substantially the form of Exhibit A of the Existing Senior Unsecured Notes Indenture and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with section 2.01 of the Existing Senior Unsecured Notes Indenture;

“Group”	means Towergate Holdings II and its Subsidiaries;

“Guarantee Liabilities”	means the “Guarantee Liabilities” as defined in clause 1.1 (Definitions) of the Existing Intercreditor Agreement;

“HMRC”	means HM Revenue & Customs;

“Holding Company”	means, in relation to a person or entity, any other person or entity in respect of which it is a Subsidiary;

“Holding Period”	means the period of six months following the Composite Restructuring Effective Date;

“HPS”	means Highbridge Principal Strategies, LLC;

“Indicative Proposals”	has the meaning given to it in paragraph 1.4 of Part A (Overview of the Composite Restructuring);

“Information Agent” or “D.F. King”	means Link DFK Limited, a company incorporated in England and Wales as a private limited company, whose registered number is 09288591 and whose registered office is at 85 Gresham Street, London, EC2V 7NQ, United Kingdom;

“Information Agent Undertaking Deed”	means the deed of undertaking entered into or to be entered into by the Information Agent pursuant to which the Information Agent agrees to execute or procure to be executed all such documents, and to do or procure to be done all such acts and things as may be necessary or desirable to be done for the purposes of giving effect to the Senior Unsecured Scheme and the Senior Secured Scheme and to be bound by and perform the terms of the Senior Unsecured Scheme and the Senior Secured Scheme;

“Intercompany Loan Rationalisation Agreement”	means the intercompany loan rationalisation agreement between the Company and certain members of the Group and their direct and indirect Holding Companies in a form to be agreed between the Company and the Majority Senior Secured Scheme Creditors before the date of the Senior Unsecured Scheme Sanction

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Hearing;

“Intercompany Loans”	means:

(a)	the c.£11.3 million loan from Towergate Partnershipco Limited to TIL;

(b)	the c.£25.3 million loan from the Company to TIL;

(c)	the c.£26.3 million loan from Towergate Holdings I plc to TIL;

(d)	the c.£19.4 million loan from the Company to Towergate Risk Solutions Limited; and

(e)	the c.£0.7 million loan from the Company to CCV Risk Solutions Limited,

together with any other relevant intercompany loans between any member of the Group and any of its Holding Companies or Subsidiaries;

“Intermediary”	means any person holding an interest at the Record Date in any Existing Senior Unsecured Notes on behalf of another person or other persons who does not hold that interest as an Account Holder;

“IRS”	means the Internal Revenue Service of the United States;

“KYC and AML Checks”	means has the meaning given to it on page xix of this Explanatory Statement;

“KYC Information”	means all “know your client” information and/or documentation required by the Escrow and Settlement Agent, Mourant Ozannes, Crestbridge and/or the Senior Unsecured Holding Period Trustee (as applicable) from any Senior Unsecured Scheme Creditor, its Nominated Recipient(s) and/or its Nominated Participant(s) in connection with the A Shares Entitlement and/or the SUN New Equity Entitlement (as applicable), in each case as detailed or as referred to in the Account Holder Deed;

“Liability”	means any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, including, but not limited to, “Liabilities” (as defined in the Existing Intercreditor Agreement), and “Liabilities” shall be construed accordingly;

“Longstop Date”	means 28 April 2015, unless prior to that date Participating Secured Noteholders (as defined in the Composite Lock-up Agreement) holding in aggregate more than 90 per cent. of the aggregate principal amount of the Locked-up Secured Notes (as defined in the Composite Lock-up Agreement) have agreed to extend that date to a later date falling on or prior to 28 May 2015, in which case that later date shall be the Longstop Date;

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“M&A Process”	has the meaning given to it in paragraph 1.4 of Part A (Overview of the Composite Restructuring);

“Majority Senior Secured Scheme Creditors”	means Senior Secured Scheme Creditors holding in aggregate more than 50 per cent. of the aggregate principal amount of the Existing Senior Secured Debt at the relevant time;

“Majority Senior Unsecured Scheme Creditors”	means Senior Unsecured Scheme Creditors holding in aggregate more than 50 per cent. of the aggregate principal amount of the Existing Senior Unsecured Notes at the relevant time;

“Member State”	means any member state of the European Union;

“MidCo”	means TIG MidCo Limited, a company incorporated and registered in Jersey as a private limited company, whose registered number is 117711 and whose registered office is 47 Esplanade, St Helier, Jersey, JE1 0BD;

“Moelis”	means Moelis & Company UK LLP;

“New Common Depositary”	means a depositary common to Euroclear and Clearstream, Luxembourg, being initially The Bank of New York Mellon, London Branch, until a successor common depositary, if any, shall have become such pursuant to the New SSSNs Indenture and/or the New Senior Secured Notes Indenture and thereafter “New Common Depositary” shall mean or include each person who is then a common depositary under the New SSSNs Indenture and/or the New Senior Secured Notes Indenture;

“New Intercreditor Agreement”	means the “Intercreditor Agreement” in substantially the form attached at appendix 9 to the Senior Secured Scheme Explanatory Statement;

“New Notes Trustee”	means in connection with the Composite Restructuring, The Bank of New York Mellon, London Branch in its capacity as the “Trustee” under the New SSSNs Indenture and the New Senior Secured Notes Indenture;

“New Security Agent”	means The Bank of New York Mellon, London Branch in its capacity as “Security Agent” under the New SSSNs Indenture, the New Senior Secured Notes Indenture and the New Intercreditor Agreement;

“New Senior Secured Notes”	means the £425,000,000 8.75 per cent. senior secured notes due 2020 to be issued by FinCo and governed by the New Senior Secured Notes Indenture;

“New Senior Secured Notes Guarantees”	has the meaning given to it in Part C (Composite Restructuring Documents);

“New Senior Secured Notes Indenture”	means the indenture in substantially the form attached at part A of appendix 7 to the Senior Secured Scheme Explanatory Statement;

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“New SSSNs”	means the £75,000,000 floating rate super senior secured notes due 2020 to be issued by FinCo and governed by the New SSSNs Indenture;

“New SSSNs Guarantees”	has the meaning given to it in Part C (Composite Restructuring Documents);

“New SSSNs Indenture”	means the indenture relating to the New SSSNs in substantially the form attached at part A of appendix 6 to the Senior Secured Scheme Explanatory Statement;

“New SSSNs Subscriber”	means a Senior Secured Scheme Creditor that wishes to subscribe for, or elect for Nominated Participant(s) to subscribe for New SSSNs on the Composite Restructuring Effective Date;

“New Transaction Security”	means:

(a)	the deed of assignment between MidCo and the New Security Agent;

(b)	the debenture between FinCo, TIL, certain Subsidiaries of TIL and the New Security Agent; and

(c)	the share charge agreement between MidCo and the New Security Agent,

in each case, in a form to be agreed between the Company, the Secured Ad Hoc Committee and the New Security Agent before the date of the Senior Unsecured Scheme Sanction Hearing;

“Nominated Participant”	means a person (or persons) nominated by a Senior Unsecured Scheme Creditor in writing to the Company using the Account Holder Deed to subscribe on their behalf for the SUN New Equity and receive such Senior Unsecured Scheme Creditor’s SUN New Equity Entitlement, provided that such person is an Eligible Person;

“Nominated Recipient”	means a person (or persons) nominated by a Senior Unsecured Scheme Creditor in writing to the Company using the Account Holder Deed to subscribe for or receive on their behalf its proportion of the A Shares pursuant to the A Shares Entitlement, provided that such person is an Eligible Person;

“Participating Existing Senior Unsecured Noteholders”	has the meaning given to it in paragraph 1.5 of Part A (Overview of the Composite Restructuring);

“Penny Warrants”	means penny warrants to subscribe for A Shares equal to 20 per cent. of the aggregate number of A Shares post-exercise of the warrants (on a fully diluted basis);

“Potential Acquisition”	has the meaning given to it in paragraph 1.4 of Part A (Overview of the Composite Restructuring);

“Potential Purchasers”	has the meaning given to it in paragraph 1.4 of Part A (Overview of the Composite Restructuring);

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“Principal Value”	means the aggregate principal amount owing to a Senior Unsecured Scheme Creditor in its capacity as such under the Existing Senior Unsecured Notes Indenture as at the Record Date;

“Prospective Administrators”	means one or more partners or directors of Deloitte LLP;

“Prospectus Directive”	has the meaning given to it on page xviii of this Explanatory Statement;

“Q3 2014 Results Announcement”	means the announcement by the Group of its third quarter results for 2014 on 19 November 2014;

“QIB”	means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

“RCF”	means the revolving credit facility of up to £85,000,000 made available to the Company under a revolving credit facility agreement dated 9 May 2013 between the Company and the RCF Lenders;

“RCF Agent”	means “Agent”, as defined in the RCF;

“RCF Agent Undertaking Deed”	means the deed of undertaking entered into or to be entered into by the RCF Agent pursuant to which the RCF Agent agrees to execute or procure to be executed all such documents, and to do or procure to be done all such acts and things as may be necessary or desirable to be done by it for the purposes of giving effect to the Senior Secured Scheme and to be bound by and perform the terms of the Senior Secured Scheme;

“RCF Lender”	means a “Lender”, as defined in the RCF;

“Record Date”	means 20 March 2015;

“Registrar of Companies”	means the registrar of companies within the meaning of the Act;

“Regulated SUN New Equity Subscriber”	means a SUN New Equity Subscriber or its Nominated Participant(s), or a SUN New Equity Backstop Subscriber or its Nominated Participant(s) that is prohibited by applicable law, contract or regulation from depositing funds in respect of its SUN New Equity Subscription Commitment into the SUN New Equity Escrow Account;

“Restructured Group”	means TopCo and each of its Subsidiaries;

“Restructuring Costs Amount”	means the aggregate amount of all outstanding fees, costs and expenses of all the Advisers, members of the Secured Ad Hoc Committee, members of the Unsecured Ad Hoc Committee, the RCF Agent, the Existing Security Agent, the Existing Senior Secured Notes Trustee, the Prospective Administrators and the Administrators, the New Notes Trustee, the New Security Agent and the Escrow and Settlement Agent from time to time and in each case in the amount agreed by the Company (acting

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reasonably and in good faith) before the Composite Restructuring Effective Date;

“Round One Materials”	has the meaning given to it in paragraph 1.4 of Part A (Overview of the Composite Restructuring);

“Scheme Claims”	means any claim or claims in respect of any Liability of the Company to a Senior Unsecured Scheme Creditor arising directly or indirectly in relation to, or arising out of or in connection with, the Existing Senior Unsecured Notes Indenture including (without limitation) claim or claims in relation to any Liability of the Company in respect of loss or damage suffered or incurred, whether directly or indirectly, as a result of or in connection with such Liability (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims), other than those which arise as a result of a failure to comply with the terms of the Senior Unsecured Scheme;

“Scheme Directions Order”	the order of the Court permitting the Company to convene the Senior Unsecured Scheme Meeting in accordance with Part 26 of the Act;

“Scheme Effective Date”	means the date on which an office copy of the Court Order has been delivered to the Registrar of Companies for registration in respect of the Senior Unsecured Scheme, which delivery shall be made by the Company following receipt of an office copy of the Court Order as soon as possible after the earlier of:

(a)	the date on which the Chapter 15 Order has been obtained; or

(b)	9:00 a.m. (London time) on the fourth Business Day after the date of the Court Order;

“Scheme Sanction Order”	means the order of the Court sanctioning the Senior Unsecured Scheme under section 899 of the Act;

“Scheme Website”	means http://www.towergate.com/investors.aspx;

“SEC”	means the U.S. Securities and Exchange Commission;

“Second SUN New Equity Funding Date”	has the meaning given to it in the Senior Unsecured Scheme;

“Secured Ad Hoc Committee”	means the ad hoc committee of certain Existing Senior Secured Creditors set up for the purposes of negotiating a financial restructuring with the Group;

“Securities Act”	means the U.S. Securities Act of 1933 (as amended);

“Securities Confirmation Form”	means a ‘Securities Confirmation Form’, in substantially the form included in the Account Holder Deed whereby (amongst other things) the Senior Unsecured Scheme Creditors (and their Nominated Participants) confirm that they are lawfully able to be issued B Preference Shares (with attached Penny Warrants) and

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SUN New TopCo Shares (as applicable);

“Selling Agent”	means such person as the Senior Unsecured Holding Period Trustee may (in its sole discretion) appoint for the purposes of selling or otherwise disposing of the remaining Trust Entitlements in accordance with clause 9.5 of the Senior Unsecured Scheme, which person shall be a reputable institution with relevant experience;

“Senior Secured Lock-up Agreement”	means the lock-up and restructuring agreement dated 30 January 2015 entered into by Towergate Holdings II, the Company, TIL, the Original Obligors (as defined therein), the Secured Ad Hoc Committee, the Original Participating Secured Creditors (as therein defined) and the Calculation Agent (as amended, supplemented, and/or replaced from time to time);

“Senior Secured Restructuring”	means the financial, debt and corporate restructuring of the Group contemplated by the Senior Secured Scheme, and any and all connected compromises and/or agreements with persons that are not parties to the Senior Secured Scheme;

“Senior Secured Restructuring Announcement”	means the announcement of the Senior Secured Restructuring by the Company on 2 February 2015;

“Senior Secured Restructuring Proposal”	has the meaning given to it in paragraph 1.7 of Part A (Overview of the Composite Restructuring);

“Senior Secured Scheme”	means the scheme of arrangement under Part 26 of the Act proposed by the Company in respect of the Existing Senior Secured Debt;

“Senior Secured Scheme Creditors”	means the RCF Lenders, the Existing Senior Secured Notes Common Depositary, the Existing Senior Secured Notes Trustee (solely in their capacities as the beneficiaries of the covenants to repay principal and interest on the Existing Senior Secured Notes pursuant to the Existing Senior Secured Notes Indentures) and the Existing Senior Secured Noteholders;

“Senior Secured Scheme Effective Date”	has the meaning given to “Scheme Effective Date” in the Senior Secured Scheme;

“Senior Secured Scheme Explanatory Statement”	means the explanatory statement to the Senior Secured Scheme dated on or around 6 March 2015 required to be provided to the Senior Secured Scheme Creditors pursuant to section 897 of the Act;

“Senior Unsecured Holding Period Trustee”	means GLAS, or any additional or replacement trustee over the Trust Entitlements at any time that is appointed in accordance with clause 9.6 of the Senior Unsecured Scheme;

“Senior Unsecured	means the scheme of arrangement in respect of the Company under Part 26 of the Act in the form set out in Part G (Senior

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Scheme”	Unsecured Scheme) of this Explanatory Statement (with, or subject to, any modification, addition or condition which the Court may think fit to approve or impose, as appropriate);

“Senior Unsecured Scheme Creditors”	means the Existing Senior Unsecured Notes Common Depositary, the Existing Senior Unsecured Notes Trustee (solely in their capacities as the beneficiaries of the covenants to repay principal and interest on the Existing Senior Unsecured Notes pursuant to the Existing Senior Unsecured Notes Indentures) and the Existing Senior Unsecured Noteholders;

“Senior Unsecured Scheme Meeting”	means the meeting of the Senior Unsecured Scheme Creditors convened in accordance with the permission of the Court pursuant to section 896 of the Act to consider and, if thought fit, approve the Senior Unsecured Scheme, including any adjournment thereof;

“Senior Unsecured Scheme Sanction Hearing”	means the hearing for the purpose of obtaining the Court Order;

“Senior Unsecured Termination Date”	means the earliest of:

	(a)	the date on which this Senior Unsecured Scheme is not approved by the requisite majority of the Senior Unsecured Scheme Creditors specified in 899(1) of the Act at the Senior Unsecured Scheme Meeting;

	(b)	the date of the termination of the Composite Lock-up Agreement for any reason in accordance with its terms other than by virtue of the Restructuring Effective Date having occurred (as defined in the Composite Lock-up Agreement);

	(c)	the date (the “steps implementation date”) which falls two Business Days after the date on which the Composite Restructuring Steps are commenced pursuant to clause 6.6 of the Senior Unsecured Scheme, if the Composite Restructuring Steps are not able to be completed by the steps implementation date as a direct or indirect result of any failure of any SUN New Equity Backstop Subscriber to comply with any of the terms of this Senior Unsecured Scheme, the Senior Secured Scheme and/or the SUN New Equity Commitment Letter; and

	(d)	the Longstop Date if the Composite Restructuring Effective Date has not occurred on or before such date,

provided that (i) Senior Secured Scheme Creditors holding in aggregate more than 90 per cent. of the aggregate principal amount of the Existing Senior Secured Debt and (ii) the Company can agree on or following the occurrence of a date specified in paragraphs (a) to (c) above (the “relevant date”) to delay the Senior Unsecured Termination Date to any date before the

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Longstop Date and upon such agreement the Senior Unsecured Termination Date shall be deemed not to have occurred on the relevant date;

“SME”	means small- and medium-sized enterprise;

“SSC New TopCo Shares”	means the 60,000,000 ordinary shares in TopCo representing 16.67 per cent. of the Composite Restructuring TopCo Share Capital that will be issued to the Senior Secured Scheme Creditors pursuant to the terms of the Composite Restructuring;

“SSRI Escrow Account”	has the meaning given to it in the Escrow and Settlement Deed;

“SSRI Escrow Exception Confirmed Amount”	has the meaning given to it in the Senior Secured Scheme;

“SSRI TopCo Shares”	means the 9,677,419 ordinary shares in TopCo, representing 2.69 per cent. of the Composite Restructuring TopCo Share Capital that will be issued pursuant to the terms of the Composite Restructuring;

“SSSNs Escrow Account”	has the meaning given to it in the Escrow and Settlement Deed;

“SSSNs Escrow Exception Confirmed Amount”	has the meaning given to it in the Senior Secured Scheme;

“Subscription and Transfer Deed”	means a subscription and transfer deed between, amongst others, the Company (acting by the Administrators) as the seller, the Administrators and the trustee in respect of the TIL Deferred Share Trust as the purchaser in relation to the TIL Deferred Shares. Pursuant to the Subscription and Transfer Deed, the Company will, among other things, surrender or otherwise make available its tax losses or other tax attributes to TIL and its Subsidiaries to the maximum extent permissible by law and will enter into any election (including without limitation an election which deems a taxable profit or gain to arise in the Company rather than the relevant group company provided that the Company has sufficient losses available to shelter such profit or gain) or take any other step reasonably requested by FinCo in connection therewith, but without requiring payment of any amount by FinCo or TIL or its Subsidiaries;

“Subscription Deadline”	means 10:00 a.m. (London time) on 20 March 2015;

“Subsidiary”	has the same meaning as in section 1159 of the Act;

“SUN Equity Take-up	means the amount of £250,000,000 payable by certain of the Senior Unsecured Scheme Creditors in respect of the take-up in

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Proceeds”	part of the SUN New Equity Entitlements;

“SUN New Equity”	means:

	(a)	the B Preference Shares; and

	(b)	the SUN New TopCo Shares;

“SUN New Equity Allocation Methodology”	has the meaning given to it in paragraph 2.3 of Part A (Overview of the Composite Restructuring);

“SUN New Equity Backstop Subscribers”	means Highbridge Principal Strategies – Mezzanine Partners, L.P., Highbridge Principal Strategies – Institutional Mezzanine Partners, L.P., Highbridge Mezzanine Partners Offshore Investment Master Fund, L.P., Highbridge Principal Strategies – Mezzanine Partners II, L.P., Highbridge Mezzanine Partners – Offshore Investment Master Fund II, L.P., Highbridge Principal Strategies – Institutional Mezzanine Partners II, L.P., and Highbridge Principal Strategies – AP Mezzanine Partners II, L.P. who together have agreed to backstop the issuance of the SUN New Equity on the basis set out in appendix 2 to the Senior Unsecured Scheme;

“SUN New Equity Commitment Letter”	means the equity commitment letter addressed to TIL from Highbridge Principal Strategies, LLC, KKR Credit Advisors (US) LLC, and Sankaty Advisors, LLC dated 6 February 2015;

“SUN New Equity Entitlement”	means the aggregate entitlement of each Senior Unsecured Scheme Creditor to subscribe for the SUN New Equity, as calculated pursuant to appendix 2 to the Senior Unsecured Scheme;

“SUN New Equity Escrow Account”	means the “SUN Equity Subscription Escrow Account”, as described in the Escrow and Settlement Deed;

“SUN New Equity Escrow Exception Confirmed Amount”	has the meaning given to it in the Senior Unsecured Scheme;

“SUN New Equity Funding Date”	has the meaning given to it in paragraph 7.2 of Part B (Overview of the Senior Unsecured Scheme);

“SUN New Equity Subscriber”	has the meaning given to it in paragraph 4.2 of Section 2 of Appendix 2, and includes a SUN New Equity Backstop Subscriber with respect to any SUN New Equity Subscription Commitment allocated to it in accordance with the Senior Unsecured Scheme;

“SUN New Equity Subscription	has the meaning given to it in paragraph 4.2 of Section 2 of Appendix 2;

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Commitment”

“SUN New TopCo Shares”	means the 90,322,581 TopCo Shares that will be issued pursuant to the terms of the Composite Restructuring;

“SunCo”	means Sentry Holdings Limited, a company incorporated with limited liability in Jersey, whose registered number is 117784 and whose registered office is 22 Grenville Street, St. Helier, Jersey, JE4 8PX;

“SunCo Articles”	means the articles of association of SunCo in substantially the form attached at Appendix 5 to this Explanatory Statement, subject to further review and modification in light of regulatory, tax and other relevant considerations;

“SunCo Shareholders”	means the holders of A Shares and the B Preference Shares (with attached Penny Warrants);

“SunCo Shareholders’ Deed”	means the shareholders’ deed with respect to SunCo in substantially the form attached at Appendix 6 to this Explanatory Statement with such minor or technical amendments as may be agreed by the Company and the Unsecured Ad Hoc Committee;

“SunCo Shares”	means the A Shares and the B Preference Shares (with attached Penny Warrants);

“TIL”	means Towergate Insurance Limited, a company incorporated and registered in England and Wales as a private limited company, whose registered number is 07476462 and whose registered office is Towergate House, Eclipse Park, Sittingbourne Road, Maidstone, Kent, ME14 3EN, United Kingdom;

“TIL Deferred Share Trust”	means a trust established in order to hold the TIL Deferred Shares in favour of the Senior Unsecured Scheme Creditors, the trustee of which is expected at the date of the Senior Unsecured Scheme to be GLAS;

“TIL Deferred Shares”	has the meaning given to it in paragraph 2.1.9 of Part A (Overview of the Composite Restructuring);

“TIL Existing Shares”	means all of the ordinary shares in TIL held by the Company immediately prior to the Composite Restructuring Effective Date and any ordinary share in TIL issued to the Company on the Composite Restructuring Effective Date;

“TIL New Shares”	means 3,000 ordinary shares in TIL having a par value of £0.01 each, each issued for £0.10 (comprising £0.01 nominal capital and £0.09 share premium);

“TopCo”	means TIG TopCo Limited, a company incorporated and registered in Jersey as a private limited company, whose registered number is 117710 and whose registered office is 47 Esplanade, St Helier, Jersey JE1 0BD;

“TopCo Articles”	means the articles of association of TopCo in substantially the form attached at Appendix 7 to this Explanatory Statement, subject to further review and modification in light of regulatory, tax and other

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relevant considerations;

“TopCo Shareholders”	means the holders of the TopCo Shares;

“TopCo Shareholders’ Deed”	means the shareholders’ deed in substantially the form attached at Appendix 8 to this Explanatory Statement with such minor or technical amendments as may be agreed by the Company, the Secured Ad Hoc Committee and the Unsecured Ad Hoc Committee;

“TopCo Shares”	means ordinary shares in TopCo;

“Towergate Holdings II”	means Towergate Holdings II Limited, a company incorporated and registered in England and Wales as a private limited company, whose registered number is 07217222 and whose registered office is Towergate House, Eclipse Park, Sittingbourne Road, Maidstone, Kent, ME14 3EN, United Kingdom;

“Transaction Securities”	means the SUN New TopCo Shares, the A Shares and the B Preference Shares (with attached Penny Warrants);

“Trust Entitlements”	has the meaning given to it in the Senior Unsecured Scheme;

“UK”	means the United Kingdom;

“Unadmitted Senior Unsecured Scheme Creditor”	has the meaning given to it in paragraph 2 of Section 3 of Appendix 2;

“Unsecured Ad Hoc Committee”	means the ad hoc committee of certain Existing Senior Unsecured Noteholders set up for the purposes of negotiating a financial restructuring with the Group;

“U.S. Bankruptcy Code”	means the United States Bankruptcy Code, as amended;

“U.S. Bankruptcy Court”	means the United States Bankruptcy Court for the Southern District of New York or other appropriate forum in a case filed under Chapter 15 of the U.S. Bankruptcy Code;

“Voting Instruction Deadline”	means 10:00 a.m. (London time) on 20 March 2015; and

“Voting Value”	means the amount owing to a Senior Unsecured Scheme Creditor in respect of Scheme Claims on the Record Date.

1.2	In this Explanatory Statement:

(a)	words denoting the singular number only shall include the plural number also and vice versa;

(b)	words denoting one gender only shall include the other genders;

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(c)	words denoting persons only shall include firms and corporations and vice versa;

(d)	references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(e)	clause, paragraph and schedule headings are for ease of reference only;

(f)	a reference to this Explanatory Statement includes a reference to the preliminary sections and appendices of this Explanatory Statement;

(g)	references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him;

(h)	references to “Sterling”, “GBP” or “£” are references to the lawful currency from time to time of the United Kingdom;

(i)	references to “U.S. dollars” or “$” are references to the lawful currency from time to time of the United States;

(j)	references to “Euro” or to “€” are references to the lawful currency from time to time of the member states of the European Community that adopt or have adopted the Euro as their lawful currency under the legislation of the European Community for Economic and Monetary Union; and

(k)	references to time shall be to London time (Greenwich Mean Time or British Summer Time, as appropriate).

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APPENDIX 2

INSTRUCTIONS AND GUIDANCE FOR SENIOR UNSECURED SCHEME CREDITORS
AND ANY PERSON WITH AN INTEREST IN THE EXISTING SENIOR UNSECURED
NOTES

THIS APPENDIX SETS OUT INSTRUCTIONS AND GUIDANCE FOR VOTING AT THE SENIOR UNSECURED SCHEME MEETING AND PROCEDURES TO RECEIVE A SHARES IN ACCORDANCE WITH THE TERMS OF THE SENIOR UNSECURED SCHEME, PROCEDURES TO SUBSCRIBE FOR SUN NEW EQUITY, AND CERTAIN ADDITIONAL MATTERS. ALL SENIOR UNSECURED SCHEME CREDITORS AND ANY PERSON WITH AN INTEREST IN THE EXISTING SENIOR UNSECURED NOTES ARE REQUESTED TO READ:

(1)	THE GENERAL GUIDANCE IN SECTION 1 OF THIS APPENDIX;

(2)	THE GUIDANCE FOR SENIOR UNSECURED SCHEME CREDITORS IN SECTION 2 OF THIS APPENDIX; AND

(3)	THE GUIDANCE ON THE DISTRIBUTION OF A SHARES ENTITLEMENTS IN SECTION 3 OF THIS APPENDIX.

SECTION 1 – GENERAL GUIDANCE

1	Senior Unsecured Scheme Meeting

Before the Senior Unsecured Scheme can become effective and binding on the Company and the Senior Unsecured Scheme Creditors, a resolution to approve it must be passed by the requisite majority of the Senior Unsecured Scheme Creditors required by section 899 of the Act. The requisite majority is a majority in number representing at least 75 per cent. in value of the Senior Unsecured Scheme Creditors who, being so entitled, are present in person, by a duly authorised representative if a corporation, or by proxy and vote at the Senior Unsecured Scheme Meeting. The Senior Unsecured Scheme Meeting has been ordered by the Court to be summoned to take place the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ on 24 March 2015 at 1:30 p.m. (London time).

Formal notice of the Senior Unsecured Scheme Meeting is set out in Appendix 4 (Notice of Senior Unsecured Scheme Meeting) to this Explanatory Statement.

If the Senior Unsecured Scheme Creditors do not approve the Senior Unsecured Scheme at the Senior Unsecured Scheme Meeting, then the Company will not be able to implement the Senior Unsecured Scheme and the Composite Restructuring.

The relevant Senior Unsecured Scheme Creditors for the purposes of voting on the Senior Unsecured Scheme at the Senior Unsecured Scheme Meeting are the Existing Senior Unsecured Noteholders. Each of the Existing Senior Unsecured Notes Common Depositary and the Existing Senior Unsecured Notes Trustee has confirmed that it will not exercise any voting rights to which it may be entitled as a Senior Unsecured Scheme Creditor at the Senior Unsecured Scheme Meeting.

2	Overview of position for Existing Senior Unsecured Noteholders

The Existing Senior Unsecured Noteholders are entitled to take, or direct the taking of, certain actions in respect of the Senior Unsecured Scheme.

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Existing Senior Unsecured Noteholders are those persons with a beneficial interest as principal in the Existing Senior Unsecured Notes held through and shown on, and transferred only through, records maintained in book entry form by the Clearing Systems at the Record Date (being 20 March 2015).

The Bank of New York Mellon, London Branch as nominee for the Clearing Systems in its capacity as Existing Senior Unsecured Notes Common Depositary has confirmed that, on the basis that Existing Senior Unsecured Noteholders have been invited to participate directly at the Senior Unsecured Scheme Meeting, it will not vote in respect of the Existing Senior Unsecured Notes at the Senior Unsecured Scheme Meeting. The Bank of New York Mellon, London Branch (in its capacity as Existing Senior Unsecured Notes Trustee), has confirmed it will not vote in respect of the Existing Senior Unsecured Notes at the Senior Unsecured Scheme Meeting. Such confirmations are in accordance with normal practice whereby those with the economic interest in the Existing Senior Unsecured Notes are the Senior Unsecured Scheme Creditors and the Existing Senior Unsecured Notes Trustee and the Existing Senior Secured Notes Common Depositary do not typically vote on scheme proposals.

The following persons have interests in the Existing Senior Unsecured Notes:

(i)	Account Holders: You are an Account Holder if you are recorded directly in the records of a Clearing System as holding an interest in Existing Senior Unsecured Notes in an account with the relevant Clearing System.

(ii)	Intermediaries: You are an Intermediary if you hold an interest in Existing Senior Unsecured Notes on behalf of another person or other persons, and you do not hold that interest as an Account Holder.

(iii)	Existing Senior Unsecured Noteholder: You are an Existing Senior Unsecured Noteholder if you have a beneficial interest as principal in the Existing Senior Unsecured Notes held through and shown on, and transferred only through, records maintained in book entry form by a Clearing System at the Record Date (being 20 March 2015). For the avoidance of doubt, a person who is an Account Holder or Intermediary may also be an Existing Senior Unsecured Noteholder where they hold the interest beneficially as principal.

(iv)	Certain other persons, including the Existing Senior Unsecured Notes Trustee, the Existing Senior Unsecured Notes Common Depositary and any other depositary for them.

The number of Existing Senior Unsecured Noteholders voting and the votes cast by them will be taken into account for both value and numerosity purposes in relation to the Senior Unsecured Scheme. The Principal Value will be used to determine the A Shares Entitlements and SUN New Equity Entitlements.

The following diagram illustrates the relationship between certain persons with interests in the Existing Senior Unsecured Notes held in global form through the Clearing Systems:

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Clearing Systems (Euroclear and Clearstream, Luxembourg)

Each depositary has a number of Account Holders who have accounts with Euroclear and Clearstream, Luxembourg

Account Holder (typically a bank or brokerage house)

Each Account Holder holds Existing Senior Unsecured Notes either for its own account or for its client (who may be the Existing Senior Unsecured Noteholder or an Intermediary)

Intermediary(ies)
(typically a bank or brokerage house which does not have an account with Euroclear or Clearstream, Luxembourg, and which holds Existing Senior Unsecured Notes either for its own account or for its client)

There may be one or more Intermediaries between an Account Holder and an Existing Senior Unsecured Noteholder

Existing Senior Unsecured Noteholder

Voting
Each Existing Senior Unsecured Noteholder will be entitled to appoint a proxy (either the Chairman of the meeting or any other person) or to attend in person and vote at the Senior Unsecured Scheme Meeting

3	Assessment of Scheme Claims for voting purposes

The amount of the Scheme Claims of each Senior Unsecured Scheme Creditor which submits a valid Account Holder Deed in respect of the Existing Senior Unsecured Notes will be calculated as at the Record Date based on information confidentially provided to the Company by the Information Agent in conjunction with the Clearing Systems. This information will be used by the Chairman to determine whether the Senior Unsecured Scheme is approved at the Senior Unsecured Scheme Meeting. Accordingly, Senior Unsecured Scheme Creditors do not need to take any action in respect of confirming the amount of their Scheme Claims other than providing the details requested in the Account Holder Deed.

Only those Existing Senior Unsecured Noteholders which are Senior Unsecured Scheme Creditors as at the Record Date, being 20 March 2015, are entitled to attend and vote, either in person, by a duly authorised representative if a corporation, or by proxy at the Senior Unsecured Scheme Meeting, subject to such Senior Unsecured Scheme Creditor

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producing a validly completed and executed Account Holder Deed to the Information Agent before the Voting Instruction Deadline.

The assessment of Scheme Claims for voting purposes shall be carried out by the Chairman. The Chairman may, for voting purposes only, reject a Scheme Claim in whole or in part if he/she considers that it does not constitute a fair and reasonable assessment of the relevant sums owed to the relevant Senior Unsecured Scheme Creditor by the Company or if the relevant Senior Unsecured Scheme Creditor has not complied with the voting procedures described in this Explanatory Statement. If a Scheme Claim is unascertained, contingent or disputed (in part) but the Chairman is able to place a minimum value on that Scheme Claim, he/she may admit the Scheme Claim for voting purposes at that value. If a Scheme Claim is disputed in its entirety, or the Chairman is otherwise unable to place a minimum value on it, that Scheme Claim may be valued at £1 for voting purposes.

The Chairman will report to the Court, at the Senior Unsecured Scheme Sanction Hearing (which it is anticipated will take place on 27 March 2015), his/her decision to reject Scheme Claims (if any), with details of those Scheme Claims and the reasons for rejection.

The admission and valuation of any Scheme Claim for voting purposes does not (in itself) constitute an admission of the existence or value of the Scheme Claim and will not bind the Company or the Senior Unsecured Scheme Creditors concerned.

4	Transfers/Assignments after the Record Date

Under the Senior Unsecured Scheme, the Company will not recognise any assignment or transfer of any Scheme Claim on or after the Record Date for the purposes of calculating and distributing the Transaction Securities pursuant to the Senior Unsecured Scheme.

SECTION 2: SENIOR UNSECURED SCHEME CREDITORS

1	General

Each Senior Unsecured Scheme Creditor that is an Existing Senior Unsecured Noteholder should immediately contact its Account Holder (through any Intermediaries, if appropriate) to ensure that a valid Account Holder Deed in respect of its Scheme Claim is delivered to and received by the Information Agent.

It will be the responsibility of Account Holders to obtain from the Existing Senior Unsecured Noteholders (through any Intermediaries, if applicable) on whose behalf they are acting in accordance with the procedures established between them, whatever information or instructions they may require to identify in an Account Holder Deed the relevant Senior Unsecured Scheme Creditor and to provide the information, instructions, confirmations and representations required to be given by the Account Holder Deed for and on behalf of the relevant Senior Unsecured Scheme Creditor. To assist this process, each Senior Unsecured Scheme Creditor is strongly encouraged to contact its Account Holder (through any Intermediaries, if appropriate) to enable that Account Holder to complete an Account Holder Deed and deliver such Account Holder Deed to the Information Agent before the Voting Instruction Deadline.

Before the Custody Instructions Deadline, being 12:00 noon (London time) on 19 March 2015, each Senior Unsecured Scheme Creditor that wishes to vote at the Senior Unsecured Scheme Meeting and in respect of which an Account Holder Deed is completed

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will be required to ensure that its Account Holder has instructed the relevant Clearing System in which the Existing Senior Unsecured Notes which are the subject of the Account Holder Deed are held to irrevocably block those interests in the Existing Senior Unsecured Notes by giving Custody Instructions to that effect to the relevant Clearing System. The procedure for doing this is described further below.

If a person is in any doubt as to whether or not it is an Senior Unsecured Scheme Creditor, such person should contact the Information Agent using the contact details in the Account Holder Deed set out in Appendix 3 (Form of Account Holder Deed).

Senior Unsecured Scheme Creditors may also wish to refer to the diagram set out in paragraph 2 of Section 1 of this Appendix 2 above to see the relationship between Existing Senior Unsecured Noteholders, Intermediaries and Account Holders.

The Information Agent has been appointed to facilitate communications with Existing Senior Unsecured Noteholders. The Information Agent’s remuneration and expenses, and all costs incurred by it on behalf of the Company, shall be met by the Company.

2	Voting at the Senior Unsecured Scheme Meeting

In order to vote at the Senior Unsecured Scheme Meeting, each Senior Unsecured Scheme Creditor (through any Intermediaries, if applicable) should instruct its Account Holder to complete and sign an Account Holder Deed as described below and deliver the completed and signed Account Holder Deed to the Information Agent on behalf of the Company before the Voting Instruction Deadline. Each Senior Unsecured Scheme Creditor will also be required to execute the Account Holder Deed as a deed.

3	Procedure for blocking notes held in a Clearing System

Each Account Holder should ensure that Euroclear and/or Clearstream, Luxembourg (as the case may be) has/have received irrevocable instructions, as per the standard procedures of the relevant Clearing System, (with which it has/they have complied) to block the Existing Senior Unsecured Notes which are the subject of an Account Holder Deed. Each Senior Unsecured Scheme Creditor procuring the submission of an Account Holder Deed by its Account Holder should instruct its Account Holder to confirm that (and the Account Holder should ensure that) the Account Holder Deed cross references the relevant Custody Instruction Reference Number. Failure to include a valid Custody Instruction Reference Number in an Account Holder Deed delivered on behalf of a Senior Unsecured Scheme Creditor to the Information Agent will invalidate that Account Holder Deed and the voting instructions contained in that Account Holder Deed will be disregarded for the purposes of voting at the Senior Unsecured Scheme Meeting and the relevant Senior Unsecured Scheme Creditor will not be entitled to vote at the Senior Unsecured Scheme Meeting.

Notes held in Euroclear and Clearstream, Luxembourg should be blocked in accordance with the procedures of the relevant Clearing System and the deadlines required by that Clearing System. It is the responsibility of Account Holders to ensure that they comply with any particular deadlines imposed by the Information Agent and the relevant Clearing System for blocking the Existing Senior Unsecured Notes.

Custody Instructions in respect of any Existing Senior Unsecured Notes held in Euroclear which are the subject of an Account Holder Deed should be given to Euroclear in accordance with the deadlines specified by Euroclear and its standard practices. Euroclear

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will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Deed relating to the Existing Senior Unsecured Notes in respect of which the Custody Instruction Reference Number has been obtained. An Account Holder Deed will not be valid if it does not contain the relevant Custody Instruction Reference Number(s). This will enable the Information Agent to verify the blocking of the Existing Senior Unsecured Notes in accordance with the procedure described below.

Custody Instructions in respect of any Existing Senior Unsecured Notes held in Clearstream, Luxembourg which are the subject of an Account Holder Deed should be given to Clearstream, Luxembourg in accordance with the deadlines specified by Clearstream, Luxembourg and its standard practices. Clearstream, Luxembourg will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Deed relating to the Existing Senior Unsecured Notes in respect of which the Custody Instruction Reference Number has been obtained. An Account Holder Deed will not be valid if it does not contain the relevant Custody Instruction Reference Number(s). This will enable the Information Agent to verify the blocking of the Existing Senior Unsecured Notes in accordance with the procedure described below.

The Information Agent will request the Clearing Systems to confirm to its satisfaction that the relevant Existing Senior Unsecured Notes have been blocked with effect from or before the date of receipt by the Information Agent of an Account Holder Deed. In the event that a Clearing System fails to do so, the Information Agent may reject that Account Holder Deed. In order to give the requested confirmation for the purpose of voting, the Clearing Systems will need to have received the Custody Instructions no later than 12:00 noon (London time) on 19 March 2015, being the day before the Voting Instruction Deadline.

The Information Agent will use all reasonable endeavours to assist Senior Unsecured Scheme Creditors to complete their Account Holder Deeds validly, should it receive any Account Holder Deeds which are not valid. However, failure to deliver a valid Account Holder Deed on behalf of a Senior Unsecured Scheme Creditors to the Information Agent in the manner and within the deadlines referred to above will mean that the voting instructions contained in such Account Holder Deed will be disregarded for the purposes of voting at the Senior Unsecured Scheme Meeting and the relevant Senior Unsecured Scheme Creditor will not be entitled to vote at the Senior Unsecured Scheme Meeting.

None of the Company, the Information Agent or any other person will be responsible for any loss or Liability incurred by a Senior Unsecured Scheme Creditor as a result of any determination by the Information Agent that an Account Holder Deed contains an error or is incomplete, even if this is subsequently shown not to have been the case.

4	Completing the Account Holder Deed

4.1	Voting

Each Senior Unsecured Scheme Creditor will need to give its Account Holder information and instructions as to voting and certain other matters.

In summary each Senior Unsecured Scheme Creditor may elect:

(i)	to attend and vote at the Senior Unsecured Scheme Meeting in person or by a duly authorised representative if a corporation; or

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(ii)	to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Senior Unsecured Scheme Creditor; or

(iii)	to appoint someone else as its proxy to attend and vote at the Senior Unsecured Scheme Meeting in person on its behalf,

in each case, by ensuring that such election is recorded in the Account Holder Deed delivered on its behalf and that the voting intention section of the Account Holder Deed is completed.

Each Senior Unsecured Scheme Creditor is recommended to appoint a proxy (either the Chairman or someone else of its choice who would be willing to attend the Senior Unsecured Scheme Meeting) in any event, even if that Senior Unsecured Scheme Creditor intends to attend and vote in person or by a duly authorised representative, if a corporation, in case such Senior Unsecured Scheme Creditor is unable to do so for some reason. If an Senior Unsecured Scheme Creditor appoints a proxy and then decides to attend and vote at the Senior Unsecured Scheme Meeting in person or by a duly authorised representative, if a corporation, that Senior Unsecured Scheme Creditor will be entitled to do so.

Each Senior Unsecured Scheme Creditor which submits, delivers or procures the delivery of an Account Holder Deed will be required to make (or authorise its Account Holder to make on its behalf) the representations, warranties and undertakings to the Company, SunCo and TopCo set out in the Account Holder Deed.

Any Senior Unsecured Scheme Creditor that is unable to give any of the representations, warranties and undertakings referred to above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Senior Unsecured Scheme Creditor’s participation in the Senior Unsecured Scheme.

Each Senior Unsecured Scheme Creditor should also ensure that it has executed the Account Holder Deed and the following is included in the Account Holder Deed delivered on its behalf:

(i)	its identity;

(ii)	details of the Existing Senior Unsecured Notes which are the subject of the Account Holder Deed, including the ISIN number(s), the principal amount of the Existing Senior Unsecured Notes held at the relevant Clearing System(s), the identity of the relevant Clearing System(s), the account number of the Account Holder in the relevant Clearing System(s) and the Custody Instruction Reference Number(s);

(iii)	the appropriate confirmations to be given by the Account Holder; and

(iv)	its voting instructions.

4.2	Subscription for SUN New Equity

In order for a Senior Unsecured Scheme Creditor to subscribe for the SUN New Equity, that Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) should follow the procedure for blocking the notes, as per the standard procedures of the relevant Clearing Systems, and complete the relevant section of and execute the Account Holder Deed as a deed, including a validly completed Securities Confirmation Form, and return it to the Information Agent prior to 10:00 a.m. (London time) on 20 March 2015.

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If a Senior Unsecured Scheme Creditor fails to follow the above steps and complete the relevant section of and execute an Account Holder Deed, including a validly completed Securities Confirmation Form, and submit it to the Information Agent prior to 10:00 a.m. (London time) on 20 March 2015, it will not be entitled to subscribe for the SUN New Equity.

An Senior Unsecured Scheme Creditor that wishes to subscribe for, or elect for its Nominated Participant(s) to subscribe for, SUN New Equity on the Composite Restructuring Effective Date (a “SUN New Equity Subscriber”) must specify in its Account Holder Deed (i) the amount of SUN New Equity for which it irrevocably agrees to subscribe (up to its SUN New Equity Entitlement) (its “SUN New Equity Subscription Commitment”), and (ii) whether it elects to procure that its Nominated Participant(s) subscribe for any SUN New Equity (to which it is entitled to subscribe under its SUN New Equity Entitlement) and, if so, the SUN New Equity Subscription Commitment for which it elects for the Nominated Participant(s) to irrevocably agree to subscribe. The aggregate SUN New Equity Subscription Commitment specified by a Senior Unsecured Scheme Creditor for itself and/or for any Nominated Participant(s) may not be more than the SUN New Equity Entitlement of that Senior Unsecured Scheme Creditor and to the extent the amount specified is greater than its SUN New Equity Entitlement, that amount shall be reduced (for the purposes of any relevant calculation hereunder) to the SUN New Equity Entitlement (and the specified allocation between the Senior Unsecured Scheme Creditor and its Nominated Participant(s) shall be reduced pro rata).

Each Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) which elects to subscribe for SUN New Equity will be required to make the representations, warranties and undertakings to the Company, SunCo and TopCo set out in Part 3 (Securities Confirmation Form) of the Account Holder Deed.

Any Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) that is unable to give any of the representations, warranties and undertakings referred to above may not subscribe for the SUN New Equity.

If the Senior Unsecured Scheme becomes effective, any Senior Unsecured Scheme Creditor (or its Nominated Participant(s)) which has validly elected to subscribe for the SUN New Equity must make their subscriptions available in cash in as provided for in the Senior Unsecured Scheme.

4.3	Appointment of Nominated Recipient(s) for A Shares Entitlements

Each Senior Unsecured Scheme Creditor may elect for a Nominated Recipient to receive the A Shares Entitlement to which that Senior Unsecured Scheme Creditor is entitled in accordance with the terms of the Senior Unsecured Scheme, by ensuring that such election is recorded in the Account Holder Deed delivered on its behalf and that the details of its Nominated Recipient, if applicable, are included in the Account Holder Deed.

4.4	Appointment of Nominated Participant(s) for SUN New Equity Entitlements

Each Senior Unsecured Scheme Creditor may elect for a Nominated Participant to subscribe for the SUN New Equity, in each case to which that Senior Unsecured Scheme Creditor is entitled to participate in accordance with the terms of the Senior Unsecured Scheme, by ensuring:

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4.4.1	that such election is recorded in the Account Holder Deed delivered on its behalf and that the details of its Nominated Participant(s), if applicable, are included in the Account Holder Deed; and

4.4.2	its Nominated Participant(s) provides the representations, warranties and undertakings to the Company, SunCo and TopCo set out in Part 3 (Securities Confirmation Form) of the Account Holder Deed.

5	Delivery of the Account Holder Deed

A duly completed Account Holder Deed should be sent as soon as possible, marked for the attention of Damian Watkin and Katerina Papamichael, by email, fax or post to D.F. King at 85 Gresham Street, London, EC2V 7NQ, United Kingdom or by fax to +61 292 85 1490 or by email in pdf form to towergate@dfkingltd.com, as soon as possible and in any event so as to be received no later than 10:00 a.m. (London time) on 20 March 2015.

If an Account Holder is sending a completed Account Holder Deed by post on a date approaching 20 March 2015, it is advised to use a courier or similar delivery service rather than the ordinary post. If an Account Holder is submitting an Account Holder Deed by first-class post sent from within the UK, it is recommended to allow at least three Business Days for delivery.

Each Senior Unsecured Scheme Creditor should note that, unless a valid Account Holder Deed is delivered on its behalf to the Information Agent before the Voting Instruction Deadline, the voting instructions contained in that Account Holder Deed will be disregarded for the purposes of voting at the Senior Unsecured Scheme Meeting and the Senior Unsecured Scheme Creditor will not be entitled to vote at the Senior Unsecured Scheme Meeting.

By delivering an Account Holder Deed to the Information Agent, the Account Holder:

(i)	confirms to the Company and the Information Agent that Custody Instructions in respect of the Existing Senior Unsecured Notes which are the subject of that Account Holder Deed have been issued to the relevant Clearing System with effect from or before the date of submission of the Account Holder Deed in accordance with the normal procedures of such Clearing System and after taking into account the deadlines imposed by such Clearing System (or, in respect of an Account Holder Deed delivered on behalf of an Unadmitted Senior Unsecured Scheme Creditor during the Holding Period, the Existing Senior Unsecured Notes which are the subject of that Account Holder Deed were held by that Existing Senior Unsecured Scheme Creditor as at the Record Date and continued to be so held until the transfer and cancellation of those Existing Senior Unsecured Notes in accordance with the terms of the Senior Unsecured Scheme on the Composite Restructuring Effective Date);

(ii)	instructs the relevant Clearing System to transmit to the Information Agent (for onward transmission to the Company) the information contained within the Custody Instructions; and

(iii)	gives the other confirmations required by the Account Holder Deed in favour of the Company and the Information Agent.

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6	Attending the Senior Unsecured Scheme Meeting

The Senior Unsecured Scheme Meeting will take place at 1:30 p.m. (London time) on 24 March 2015 at the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ.

If a Senior Unsecured Scheme Creditor wishes to attend the Senior Unsecured Scheme Meeting, it should produce a duplicate copy of the Account Holder Deed delivered on its behalf, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and a passport as proof of personal identity (and the passport number must match that on the Senior Unsecured Scheme Creditor’s Account Holder Deed) at the registration desk no later than 30 minutes before the scheduled time of the Senior Unsecured Scheme Meeting.

Any proxy attending the Senior Unsecured Scheme Meeting on behalf of an Senior Unsecured Scheme Creditor should produce a duplicate copy of the Account Holder Deed in which he/she is named as proxy. Where this copy can be matched against one of the copies provided by the relevant Account Holder to the Information Agent on behalf of the Company, that Senior Unsecured Scheme Creditor’s proxy will be admitted to the Senior Unsecured Scheme Meeting upon providing a passport as proof of personal identity (and the passport number must match that on the Senior Unsecured Scheme Creditor’s Account Holder Deed under which the Senior Unsecured Scheme Creditor appoints such person as its proxy). Where the Account Holder Deed cannot be produced by the person purporting to have been appointed by a Senior Unsecured Scheme Creditor as its proxy, that person will need to provide a passport as proof of personal identity and, provided that the evidenced identity conforms with the details in the relevant copy of the Account Holder Deed provided by the relevant Account Holder to the Information Agent on behalf of the Company, that person will be admitted to the Senior Unsecured Scheme Meeting.

If a Senior Unsecured Scheme Creditor appoints the Chairman as its proxy, there is no need for the Chairman to take the Account Holder Deed to the Senior Unsecured Scheme Meeting.

SECTION 3: DISTRIBUTION OF A SHARES ENTITLEMENTS

1	Distribution of A Shares Entitlements to Senior Unsecured Scheme Creditors

Each Senior Unsecured Scheme Creditor (or, to the extent applicable, its Nominated Recipient) will receive the A Shares Entitlement to which it is entitled in accordance with the terms of the Senior Unsecured Scheme:

(i)	on the Composite Restructuring Effective Date if a valid Account Holder Deed in respect of that Senior Unsecured Scheme Creditor is delivered to and received by the Information Agent before the Voting Instruction Deadline; or

(ii)	on the Composite Restructuring Effective Date if a valid Account Holder Deed in respect of that Senior Unsecured Scheme Creditor is delivered to and received by the Information Agent between the Voting Instruction Deadline and the date falling two Business Days prior to the Composite Restructuring Effective Date and the Company exercises its discretion to issue the A Shares Entitlement to that Senior Unsecured Scheme Creditor.

If a valid Account Holder Deed is not received by the Information Agent two Business Days prior to the Composite Restructuring Effective Date, a Senior Unsecured Scheme Creditor

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will only be able to receive its A Shares Entitlement in accordance with the Holding Period arrangements detailed in paragraph 2 below.

A valid Account Holder Deed for the purposes of confirming eligibility to receive A Shares Entitlements means an Account Holder Deed which has been executed by an Account Holder duly authorised by a Senior Unsecured Scheme Creditor and in respect of which Part 2 (Existing Senior Unsecured Noteholder Details) has been completed, including all confirmations required to be given by the Account Holder for and on behalf of the relevant Senior Unsecured Scheme Creditor (including all relevant KYC Information).

Each Senior Unsecured Scheme Creditor acknowledges and agrees that:

(i)	its participation in the SUN New Equity is dependent on its funding of the relevant subscription amount for such entitlements into the required account(s) of the Escrow and Settlement Agent by the SUN New Equity Funding Date (or the Second SUN New Equity Funding Date, as applicable) in accordance with the Senior Unsecured Scheme unless such Senior Unsecured Scheme Creditor is a Regulated SUN New Equity Subscriber in which case its participation in the SUN New Equity is dependent on it subscribing for its SUN New Equity in cash on the Composite Restructuring Effective Date or otherwise in accordance with the Senior Unsecured Scheme;

(ii)	international rules and regulations and internal policies restrict: (i) the Escrow and Settlement Agent from accepting any monies from; and (ii) Crestbridge from recording as a holder of SUN New Equity, an entity which has not satisfied all the KYC and AML Checks; and

(iii)	if, for any reason, any relevant Senior Unsecured Scheme Creditor fails to fund the relevant subscription amount in accordance with paragraph (i) above (for any reason, including failure to satisfy all KYC and AML Checks in the form and substance required by the Escrow and Settlement Agent, acting in good faith) or fails to satisfy all the KYC and AML Checks required by Crestbridge by that time, such Senior Unsecured Scheme Creditor shall cease to be a SUN New Equity Subscriber and its SUN New Equity Subscription Commitment shall be zero, without prejudice to the terms of any undertakings as between the Senior Unsecured Scheme Creditors.

2	Holding Period arrangements

The A Shares Entitlements may be withheld from being distributed to a Senior Unsecured Scheme Creditor (or its Nominated Recipient(s)) if the Information Agent does not receive, by the Composite Restructuring Effective Date, a validly completed Account Holder Deed from that Senior Unsecured Scheme Creditor and all of the information (including all relevant KYC Information), representations, confirmations and any other documentation required to be provided therein.

Any A Shares Entitlements withheld will, on the Composite Restructuring Effective Date, be delivered to the Senior Unsecured Holding Period Trustee who will hold such A Shares Entitlements (the “Trust Entitlements”) on behalf of the relevant Senior Unsecured Scheme Creditors (the “Unadmitted Senior Unsecured Scheme Creditors” and each an “Unadmitted Senior Unsecured Scheme Creditor”) for the Holding Period. A Senior Unsecured Scheme Creditor whose A Shares Entitlements have been issued to the Senior Unsecured Holding Period Trustee may request the Senior Unsecured Holding Period

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Trustee in writing to transfer the relevant Trust Entitlements to it (or its Nominated Recipient(s)) provided that it provides a validly completed and executed Account Holder Deed, together with any such information, confirmation, representations or undertakings that the Senior Unsecured Holding Period Trustee may request.

At the end of the Holding Period, the Senior Unsecured Holding Period Trustee will, by the appointment of a Selling Agent or otherwise, sell or otherwise dispose of the remaining Trust Entitlements for such consideration as it is able to obtain (after any taxes, withholding, deductions, fees, costs or any other expenses in connection therewith) (such consideration being the “Trust Entitlements Consideration”).

The Senior Unsecured Holding Period Trustee shall, for a period of five years (the “Trust Entitlements Consideration Holding Period”), hold the Trust Entitlements Consideration on trust for each Unadmitted Senior Unsecured Scheme Creditor pro rata to the Trust Entitlements Consideration raised from the sale of the relevant Unadmitted Senior Unsecured Scheme Creditor’s Trust Entitlements. A Senior Unsecured Scheme Creditor whose Trust Entitlements have been sold or otherwise disposed of by the Senior Unsecured Holding Period Trustee may request the Senior Unsecured Holding Period Trustee in writing to transfer the relevant Trust Entitlements Consideration (or its Nominated Recipient) (after any taxes, withholding, deductions, fees, costs, or any other expenses in connection with such Trust Entitlements or Trust Entitlements Consideration) provided that it provides a executed Account Holder Deed, completed as appropriate, together with any relevant information, confirmation, representations or undertakings that the Senior Unsecured Holding Period Trustee may request).

At the end of the Trust Entitlements Consideration Holding Period, the Senior Unsecured Holding Period Trustee will pay or deliver any remaining Trust Entitlements or Trust Entitlements Consideration to FinCo or any person nominated by FinCo.

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APPENDIX 3
FORM OF ACCOUNT HOLDER DEED

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APPENDIX 4
NOTICE OF SENIOR UNSECURED SCHEME MEETING

IN THE HIGH COURT OF JUSTICE	No. 1239 of 2015

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF TOWERGATE FINANCE PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

and

£304,593,000 10.5 per cent. senior notes due 2019 (the “Existing Senior Unsecured Notes”)

NOTICE IS HEREBY GIVEN that, by an order dated 6 March 2015 made in the above matter, the High Court of England and Wales (the “Court”) has directed that a meeting (the “Senior Unsecured Scheme Meeting”) be convened of the Senior Unsecured Scheme Creditors (as such term is defined in the scheme of arrangement hereinafter referred to) of Towergate Finance plc (the “Company”) for the purposes of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court and/or agreed by the Company) a scheme of arrangement proposed to be made between the Company and the Senior Unsecured Scheme Creditors (the “Senior Unsecured Scheme”).

The Senior Unsecured Scheme Meeting will be held at the offices of Linklaters LLP at One Silk Street, London, EC2Y 8HQ on 24 March 2015 commencing at 1:30 p.m. (London time). All Senior Unsecured Scheme Creditors are requested to attend at such place and time either in person, by a duly authorised representative if a corporation, or by proxy.

A copy of the Senior Unsecured Scheme and a copy of the statement required to be furnished pursuant to section 897 of the Companies Act 2006 (the “Explanatory Statement”) are incorporated in the document of which this notice forms part.

Senior Unsecured Scheme Creditors may vote in person or by a duly authorised representative if a corporation, at the Senior Unsecured Scheme Meeting or they may appoint another person, whether a Senior Unsecured Scheme Creditor or not, as their proxy to attend and vote in their place. Senior Unsecured Scheme Creditors may appoint proxies to vote at the Senior Unsecured Scheme Meeting by filling out Part 1 (Senior Secured Scheme Voting Instructions) of the Account Holder Deed. If a Senior Unsecured Scheme Creditor is a corporation, it must appoint an authorised representative or proxy to vote on its behalf at the Senior Unsecured Scheme Meeting by filling out Part 1 (Senior Secured Scheme Voting Instructions) of the Account Holder Deed in order to be entitled to vote at the Senior Unsecured Scheme Meeting.

To avoid double counting, each of the Existing Senior Unsecured Notes Trustee and the Existing Senior Unsecured Notes Common Depositary for the Existing Senior Unsecured Notes has confirmed in writing that it will not exercise any voting rights to which it may be entitled as a Senior Unsecured Scheme Creditor.

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Each Senior Unsecured Scheme Creditor or its proxy will be required to register its attendance at the Senior Unsecured Scheme Meeting prior to the commencement of the Senior Unsecured Scheme Meeting. Registration will commence at 12:30 p.m. (London time) on the date of the Senior Unsecured Scheme Meeting and each Senior Unsecured Scheme Creditor and proxy must be registered no later than 30 minutes prior to the commencement of the meeting. Each Senior Unsecured Scheme Creditor that is not a proxy must bring to the Senior Unsecured Scheme Meeting a copy of the Account Holder Deed, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and a passport as proof of personal identity (and the passport number must match that on the Senior Unsecured Scheme Creditor’s Account Holder Deed). Each proxy must bring to the Senior Unsecured Scheme Meeting a copy of the Account Holder Deed authorising him or her to act as proxy on behalf of the Senior Unsecured Scheme Creditor and a passport as proof of personal identity (and the passport number must match that on the Senior Unsecured Scheme Creditor’s Account Holder Deed).

In order to vote on the Senior Unsecured Scheme and attend the Senior Unsecured Scheme Meeting (in person, by a duly authorised representative if a corporation, or by proxy), Senior Unsecured Scheme Creditors must ensure that an Account Holder Deed is completed, delivered to and received by the Information Agent (as defined in the Explanatory Statement) by email, fax or post (marked for the attention of Damian Watkin and Katerina Papamichael) in accordance with the instructions set out in the Account Holder Deed before 10:00 a.m. (London time) on 20 March 2015. A copy of the form of Account Holder Deed may be downloaded from http://www.towergate.com/investors.aspx (the “Scheme Website”).

The Senior Unsecured Scheme, the Explanatory Statement and the Account Holder Deed are available to download from the Scheme Website. If a hard copy is required, please send your request to the Information Agent (marked for the attention of Damian Watkin and Katerina Papamichael). By the order referred to above, the Court has appointed Alastair Lyons or, failing him, Scott Egan or, failing him, Bruce Bell, Richard Holden or another partner of Linklaters LLP to act as Chairman of the Senior Unsecured Scheme Meeting and has directed the Chairman to report the result of the Senior Unsecured Scheme Meeting to the Court.

The Senior Unsecured Scheme will be subject to the subsequent approval of the Court.

For further information in this regard, please contact the Information Agent using the following contact details:

D.F. King
85 Gresham Street
London
EC2V 7NQ
United Kingdom

Attention: Damian Watkin and Katerina Papamichael

Telephone: +44 20 7920 9700

Facsimile: +61 292 85 1490

Email: towergate@dfkingltd.com

Dated 6 March 2015

Towergate Finance plc

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APPENDIX 5
SUNCO ARTICLES

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APPENDIX 6
SUNCO SHAREHOLDERS’ DEED

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APPENDIX 7
TOPCO ARTICLES

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APPENDIX 8
TOPCO SHAREHOLDERS’ DEED

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APPENDIX 9
GROUP STRUCTURE PRE-RESTRUCTURING AND POST-COMPOSITE
RESTRUCTURING

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Part I: Group Structure Chart Pre-Restructuring

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Part II: Group Structure Chart Post-Composite Restructuring

Existing Senior Unsecured Noteholders
B Preference Shares (£200m)
Management
SunCo
Existing Senior Secured Creditors
Growth shares
25.09%
55.56%
19.35%
TopCo
MidCo
New Senior Secured Notes (£425m)
New SSSNs (£75m)
FinCo
Towergate Insurance Limited
Other subsidiaries

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